As filed with the Securities and Exchange Commission on March 25, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solazyme, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-1077078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Solazyme, Inc.

225 Gateway Boulevard

South San Francisco, CA 94080

(650) 780-4777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul T. Quinlan

General Counsel

Solazyme, Inc.

225 Gateway Boulevard

South San Francisco, CA 94080

(650) 780-4777

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Alan F. Denenberg

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

(650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(3)
Convertible Senior Subordinated Notes due 2019	(2)	(2)	(2)	(2)
Common Stock, par value $0.001 per share	(2)	(2)	(2)	(2)
Total	(2)	(2)	$200,000,000	$25,760

(1)	An indeterminate amount of securities of each identified class is being registered as may from time to time be offered pursuant to this registration statement at indeterminate prices, along with an indeterminate number of shares that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act, such indeterminate number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar capital adjustments. These securities may also be sold separately or together with the other securities registered hereunder. The securities registered hereunder will have an aggregate offering price that does not exceed $200,000,000 or the equivalent in any other currency. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee.
(2)	Not required to be included in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(3)	Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 25, 2014

Preliminary Prospectus

$100,000,000

    % Convertible Senior Subordinated Notes due 2019

We are offering $100,000,000 aggregate principal amount of our     % Convertible Senior Subordinated Notes due 2019 (the “Notes”). We will pay interest on the Notes semi-annually, in arrears, on April 1 and October 1 of each year, beginning October 1, 2014, to holders of record at the close of business on the preceding March 15 and September 15, respectively. The Notes will mature October 1, 2019, unless earlier converted or repurchased.

Holders may convert their Notes into shares of our common stock, par value $0.001 per share (the “Common Stock”) at their option on any day to and including the scheduled trading day prior to the maturity date. The Notes will initially be convertible at a conversion rate of            shares of Common Stock per $1,000 principal amount of the Notes (which is equivalent to a conversion price of approximately $        per share), subject to adjustment upon the occurrence of certain events. With respect to any conversion prior to January 1, 2018 (other than conversions in connection with certain fundamental changes described herein), in addition to the shares deliverable upon conversion, holders will be entitled to receive a cash payment equal to $83.33 per $1,000 principal amount of Notes surrendered for conversion (the “Early Conversion Payment”). We may elect to settle the Early Conversion Payment by delivering shares of Common Stock based on the volume weighted average prices of our Common Stock over the 5 trading day period beginning on the second trading day immediately following the applicable conversion date.

Upon the occurrence of a fundamental change, holders may require us to repurchase some or all of their Notes for cash at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. In addition, if certain fundamental changes occur, we may be required in certain circumstances to increase the conversion rate for any Notes converted in connection with such fundamental changes by a specified number of shares of the Common Stock.

We may not redeem the Notes prior to maturity, and no “sinking fund” is provided for the Notes.

The Notes are our general unsecured obligations and will be subordinated in right of payment to senior debt. The Notes will be equal or senior in right of payment to any of our indebtedness other than senior debt. The Notes will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and be structurally junior to all indebtedness and other liabilities of our subsidiaries, including trade payables.

We do not intend to apply for listing of the Notes on any securities exchange. The Common Stock is listed on the NASDAQ Global Select Market under the symbol “SZYM.” On March 24, 2014, the closing sale price for the Common Stock was $13.21 per share.

Concurrently with this offering of the Notes, we are offering 5,000,000 shares of our Common Stock in a separate underwritten public offering. Neither offering is contingent on the completion of the other offering.

See “Risk Factors” beginning on page 10 for a discussion of certain risks that you should consider in connection with an investment in the Notes.

	Per Note	Total
Public offering price(1)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1)	Plus accrued interest, if any, from , 2014

We have granted the underwriter the right to purchase, exercisable within a 30-day period, up to an additional $15,000,000 principal amount of Notes, solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the Notes will be made to investors in book-entry form through The Depository Trust Company on or about                , 2014.

Goldman, Sachs & Co.

                , 2014

We have not and the underwriter has not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find Additional Information”.

References in this prospectus to “Solazyme,” the “Company,” “we,” “our,” and “us” refer to Solazyme, Inc. and its consolidated subsidiaries, except in the sections entitled “The Offering” and “Description of Notes” or where the context otherwise requires or as otherwise indicated.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2013.

Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict. The following are important factors, among others, that could cause actual results, performance or achievements to differ materially from the results or achievements reflected in our forward-looking statements:

•	Our ability to achieve and sustain profitability;

•	Our ability to successfully commercialize our products;

•	Our ability to obtain feedstock in sufficient quantities and in a timely and cost-effective manner;

•	Our ability to enter into arrangements with feedstock producers to co-locate oil production at their existing mills, in a timely manner and on terms favorable to us;

•	Our ability to efficiently and cost-effectively produce microalgae-based products;

•	The extent to which our products are produced and processed by us or our partners at a satisfactory quality, in a timely manner, in sufficient quantities and at an acceptable cost;

•	Our ability to bring commercial manufacturing capacity online on the timelines and for the costs anticipated;

•	Our ability to maintain and successfully manage our existing, or enter into new, strategic collaborations, including our strategic collaboration with Archer-Daniels-Midland Company;

•	Our ability to obtain financing to fund our capital requirements, including in connection with our joint venture funding requirements;

•	Our ability to successfully maintain our strategic partnerships, including our partnership with Bunge Global Innovation, LLC;

•	Our ability to recruit and retain key personnel;

•	Our ability to effectively obtain and enforce patents related to our products, manufacturing components and manufacturing processes; and

•	Our ability to consummate our concurrent offering of the Common Stock.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. Because this section is only a summary, it does not contain all of the information that may be important to you or that you should consider before making an investment decision. We encourage you to read this entire prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before making an investment decision.

Overview

Our Company

We make renewable oils and other bioproducts. Our proprietary technology uses highly optimized microalgae in an industrial fermentation process to transform a growing range of abundant plant-based sugars into high-value triglyceride oils and other bioproducts. Globally, triglyceride oils touch our lives in numerous ways, from food and industrial oils to fuels and personal care products.

Our renewable products can replace or enhance products derived from the world’s three existing sources of oils: petroleum, plants, and animal fats. We tailor the composition of our oils and other bioproducts to address specific customer requirements, offering superior performance characteristics and value. Our renewable products can replace or improve intermediates and ingredients in major markets served by conventional oils as well as myriad specialty markets where characteristics such as lubricity and thermal and oxidative stress are key performance factors. In addition, our first powdered products can replace oil/fat and protein based ingredients such as butter, eggs and whey for many foods where customers are seeking improved nutrition, hypoallergenic and organoleptic properties.

Our tailored oils offer additional value as compared to conventional oils. For example, our tailored, renewable oils can enable our customers to improve product performance, reduce processing costs and/or improve their products’ sustainability profile. Many of our products are drop-in replacements and can be used in the existing production, refining, finishing and distribution infrastructure in our target markets. We expect our products to generate attractive margins in our target markets.

Our Strategy

We intend to be a global market leader in the design and production of renewable oils and related bioproducts. Our products supplement, replace or enhance conventional products derived from petroleum, plant or animal sources. The principal elements of our strategy are:

•

Execute on Our Customer-Driven Approach to Technology and Product Development.    We focus our innovation efforts on creating a broad suite of tailored products that meet defined market needs. We intend to continue to work closely with our partners and customers to understand their requirements and design products to specifically address their needs.

•

Execute on Our Capital-Efficient Strategy to Access Feedstock and Manufacturing Capacity.    We expect to further scale up production in a capital-efficient manner by signing agreements under which our partners will invest capital and operational resources in building manufacturing capacity, while providing us access to feedstock. By working with us, we expect that partners can improve the return they realize on their feedstock and diversify their business beyond their current product portfolios, enabling potentially higher margins and reducing price volatility. In addition to our work with existing partners, we are actively evaluating a range of possible new partners and feedstock sources.

•

Prioritize Market Entry Based on Unit Economics and Capital Requirements.    We have been working for years to bring large-scale manufacturing of our products online. In advance of this, we initiated our commercialization efforts several years ago by launching low-volume, high-margin branded skin and personal care products and nutritional supplement ingredients that could be produced on an economically attractive basis via tolled manufacturing. Our large-scale Clinton/Galva Facilities are now online, and the commissioning of the facility at Moema is underway. As such, we are now expanding into large-scale, high-volume commercial production of certain products and sales of intermediate and ingredient products across food, industrial, fuel and personal care markets. While the margins on these products are somewhat lower than those launched initially, the volumes are dramatically larger and present excellent market opportunities.

•

Enter into Sales Agreements and Additional Partnership Agreements to Advance Commercialization Efforts.    We are currently engaged in development activities with multiple partners. In addition to funding development work and performing application testing, we expect that our partners will enter into long-term purchase agreements with us.

Our Products

Our primary products are the targeted outputs from our processes and include tailored oils, powdered oils, and other bioproducts. We are commercializing our primary products as either intermediates/ingredients, or, in some cases as branded consumer products, within a division called Solazyme Consumer Products.

Intermediates / Ingredients.    Our main intermediates/ingredients business includes tailored oils, powdered oils, and closely related products like powdered protein formulations targeted at customers in the chemicals, fuels and food markets. Our technology allows us to devise tailored solutions for our customers ranging from drop-in equivalents for replacement of conventionally-sourced products to novel offerings providing a broad array of value-add benefits.

Industrial Fluids.    Triglyceride oils feature prominently in multiple industrial markets. We have many oils in various stages of development that can address one or more end markets. For example, our oleic oils (including high oleic and high stability high oleic) provide sustainable solutions within the food, lubricant, functional fluid and oleochemical markets, offering advantages such as better nutrition, higher lubricity, longer life, and lower levels of volatile organic compounds. Similarly, we are commercializing our renewable, sustainable lauric oils within the home and personal care markets for surfactant and oleochemical use.

We believe our renewable oils will become the basis for a next generation of high performance bio-based industrial functional fluids. Our tailored oils platform enables replacement and enhancement of petroleum-, plant-, or animal-derived oils that are used as raw materials for the chemicals industry. In many cases, we expect to create novel oils and high-performing end products that do not exist in nature or are prohibitively expensive to synthesize.

Fuels.    Within the fuels market, our renewable oils can be sold as replacements for materials that are traditionally derived from petroleum or other conventional oils, or refined and sold as drop-in replacements for marine, motor vehicle and jet fuels. We can either manufacture the end product by contracting with refiners to produce fuels of targeted specifications, or sell our unrefined oils to refiners. Near term, our focus in fuels is providing oils that will be used as high-value fuel additives and blendstocks, an area which allows us to target attractive selling prices while offering enhanced performance and sustainability to customers.

Oil and Gas Drilling.    We have recently introduced our first high-performance lubricant to oil field service customers within the oil and gas drilling market. Encapso™ is a microalgae cell filled with biodegradable oil and natural emulsifiers that is designed to act as a targeted friction inhibitor when used in drilling fluid. The product can be proactively added as a dry dispersible powder into drilling fluid mud systems to help enable faster, easier and cleaner drilling.

Foods.    We believe that some of the largest opportunities and most valuable uses for our tailored oils and powdered ingredients are in food. We have developed microalgae-based food ingredients including tailored oils and whole algal powders that enhance the nutritional profile and functionality of food products for consumer packaged goods (“CPG”) companies. The products provide a wide range of health benefits while also offering a variety of functional benefits such as enhanced taste and texture, structuring, stability, and shelf life along with robust formulation and process flexibility.

In addition to optimizing the composition of oils, we have also developed novel methods of preparing powdered forms of triglyceride oils. Our powdered ingredients are composed of whole algal cells, including the cell wall and the oils and other cellular products held within the whole algal cell. The first examples of our powdered ingredients can be seen in our whole algal flour and whole algal protein food ingredient products. The whole algal flour and whole algal protein products have been formulated to enhance the nutritional profile and functionality of food products.

Solazyme Consumer Products.    We have also developed branded consumer products. This is driven by our view that, in certain instances, this will drive the highest returns from our unique, high performance intermediates/ingredients. Specifically, there are certain markets in which ingredient adoption timelines and value accrual to brands rather than performance ingredients create a strong incentive to sell branded products.

Skin and Personal Care.    We have developed a portfolio of innovative and branded microalgae-based products. During our algal strain screening process, we discovered and isolated key compounds that microalgae synthesize to protect themselves against environmental hazards, such as UV exposure, changes in extremes of temperature, and dehydration. Our first major ingredient is Alguronic Acid®, which we have formulated into a full range of skin care products with significant anti-aging benefits.

Within Solazyme Consumer Products, we are currently selling our Algenist® and EverDeep® lines into the skin and personal care market and we are developing additional products. Since March 2011, we have commercialized our brand Algenist®, which is an anti-aging skin care line available at Sephora S.A. and its affiliates (“Sephora”), QVC, Inc. and SpaceNK Limited. We have seen success in expanding our international distribution of Algenist® and are currently selling in 17 countries including member countries of the EU, Mexico, Canada and China.

Summary Consolidated Financial Information

The following table sets forth summary consolidated statement of operations for the three years ended December 31, 2013, 2012 and 2011 and summary consolidated balance sheet data as of December 31, 2013 and 2012. The summary consolidated financial data presented below was derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus.

	Year ended December 31,
	2013	2012	2011
	(in thousands, except share and per share data)
Statements of operations data:
Total revenues	$39,750	$44,108	$38,966
Cost of product revenue	6,385	5,311	2,420
Research and development	66,572	66,384	45,613
Sales, general and administrative	62,933	57,516	41,426
Total costs and operating expenses(1)	135,890	129,211	89,459
Loss from operations	(96,140)	(85,103)	(50,493)
Total other income (expense)	(20,249)	1,971	(3,408)
Net loss	(116,389)	(83,132)	(53,901)
Accretion of redeemable convertible preferred stock	—	—	(60)
Net loss attributable to Solazyme, Inc. common stockholders	$(116,389)	$(83,132)	$(53,961)
Basic and diluted net loss per share attributable to Solazyme, Inc. common stockholders(2)	$(1.81)	$(1.37)	$(1.35)
Shares used in computation of basic and diluted net loss per share(2)	64,211,958	60,509,048	39,934,013

(1)	Includes stock-based compensation expense of $18.7 million, $15.4 million and $10.9 million for the years ended December 31, 2013, 2012 and 2011, respectively.
(2)	See notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for an explanation of the method used to calculate basic and diluted net loss per share of Common Stock and the weighted-average number of shares used in computation of the per share amounts.

	As of December 31,
	2013	2012
	(in thousands)
Balance sheet data:
Cash and cash equivalents	$54,977	$30,818
Marketable securities	112,544	118,187
Working capital	166,523	140,341
Total assets	258,705	217,024
Indebtedness	93,522	14,968
Total stockholders’ equity	$138,948	183,311

The Offering

The following is a brief summary of certain terms of this offering and is not a complete description of the offering or the Notes. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Notes, see the section entitled “Description of Notes.” Unless otherwise specified, the following discussion assumes no exercise of the underwriter’s over-allotment option. With respect to the discussion of the terms of the Notes on the cover page, in this section and in the section entitled “Description of Notes,” references to “Solazyme,” “we,” “our,” and “us” refer solely to Solazyme, Inc. and not its subsidiaries.

Issuer	Solazyme, Inc.

Notes Offered	$100,000,000 aggregate principal amount of % Convertible Senior Subordinated Notes due 2019. We have granted the underwriter an option to purchase up to an additional $15,000,000 aggregate principal amount of Notes within 30 days after the date of the original issuance of the Notes solely to cover over-allotments, if any.

Maturity Date	October 1, 2019, unless earlier converted or repurchased.

Interest	% per year, payable semi-annually in arrears in cash on April 1 and October 1 of each year, beginning October 1, 2014, to holders of record at the close of business on the preceding March 15 and September 15, respectively.

Ranking

The Notes are our general unsecured obligations and will be subordinated in right of payment to senior debt. The Notes will be equal or senior in right of payment to any of our indebtedness other than senior debt. The Notes will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and be structurally junior to all indebtedness and other liabilities of our subsidiaries, including trade payables. See “Description of Notes—Ranking” and “Description of Notes—Subordination.”

As of December 31, 2013, our total consolidated indebtedness was $93.5 million, $10.4 million of which would have been contractually senior to the Notes as senior debt. Of our $93.5 million of indebtedness, $70,000 is currently secured, and $10.4 million would be secured if we breach certain financial covenants. In addition, our subsidiaries had $1.3 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated. After giving effect to the issuance of the Notes (assuming no exercise of the underwriter’s over-allotment option), our total consolidated indebtedness would, as of December 31, 2013, have been $193.5 million. Approximately $15.0 million of our $35.0 million revolving and term loan credit facility (the “HSBC facility”) with HSBC Bank, USA, National Association (“HSBC”) supports a bank guarantee of the loan (the “BNDES loan”) that our joint venture (the “Solazyme Bunge JV”) with Bunge Global Innovation, LLC and certain of its affiliates entered into with the Brazilian Development Bank as of December 31, 2013, and would be considered contractually senior to the Notes as senior debt if the guarantee was called upon. In the event the Solazyme Bunge JV draws funds under the BNDES loan in excess of the amount supported by bank guarantees, we may be required to provide a corporate guarantee with respect to such excess amount. Such a corporate guarantee would be designated as senior debt under the Notes and, therefore, would rank senior to the Notes.

Conversion Rights

Holders may surrender their Notes, in multiples of $1,000 principal amount, for conversion into shares of Common Stock at the then-applicable conversion rate until the close of business on the scheduled trading day immediately preceding the maturity date. With respect to any conversion prior to January 1, 2018, in addition to the shares deliverable upon conversion, holders will be entitled to receive a cash payment equal to $83.33 per $1,000 principal amount of Notes surrendered for conversion (the “Early Conversion Payment”). We may elect to settle the Early Conversion Payment by delivering shares of Common Stock based on the volume weighted average prices (determined as described in this prospectus) of our Common Stock over the 5 trading day period beginning on the second trading day immediately following the applicable conversion date. See “Description of Notes—Settlement of Conversions with Early Conversion Payment.”

Notwithstanding the foregoing, if a holder elects to convert Notes in connection with certain fundamental changes, such Holder will not be entitled to receive the Early Conversion Payment but instead shall receive additional shares, if any, as described under “Description of Notes—Make Whole upon Certain Transactions.”

Settlement upon Conversion

Upon conversion of the Notes, we will deliver on the third scheduled trading day following the relevant conversion date, a number of shares of Common Stock equal to (i) the aggregate principal amount of Notes to be converted multiplied by (ii) the then-applicable conversion rate for each $1,000 principal amount of Notes; provided, however, that for any conversion that occurs on or after the record date for the payment of interest on the Notes at maturity, we will deliver such shares on the maturity date.

In addition, we will settle certain conversions where an Early Conversion Payment is due or in connection with certain fundamental changes as described in “Description of Notes—Conversion Rights—Settlement of Conversions with Early Conversion Payment” and “—Settlement of Conversions upon a Make Whole Adjustment Event.”

Notwithstanding the foregoing, we will deliver cash in lieu of fractional shares based on the closing sale price of the Common Stock on the applicable conversion date.

The initial conversion rate for the Notes is shares of Common Stock per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $ per share of Common Stock. The conversion rate is subject to adjustment as described under “Description of Notes—Conversion Rate Adjustments.”

In addition, upon the occurrence of certain fundamental changes, a holder that converts its Notes in connection with such a fundamental change may be entitled to receive a make-whole premium in the form of an increase in the conversion rate. See “Description of Notes— Make Whole upon Certain Transactions.”

No Redemption at Our Option	We may not redeem the Notes prior to maturity.

Fundamental Change Repurchase Right of Holders	If a fundamental change occurs at any time, you will have the right, at your option, to require us to repurchase all or a portion of your Notes. The fundamental change repurchase price for such a repurchase will be 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. Any Notes repurchased by us will be paid for in cash. In addition, upon the occurrence of certain fundamental changes, we may be required to increase the conversion rate. See “Description of Notes—Fundamental Change” and “Description of Notes—Make Whole upon Certain Transactions.”

Book-Entry Form	The Notes will be issued in book-entry form and are represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

No Prior Market	The Notes will be a new issue of securities for which there is currently no market. Although the underwriter has informed us that it intends to make a market in the Notes, it is not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Listing	We do not intend to apply for listing of the Notes on any securities exchange. The Common Stock is quoted on the NASDAQ Global Select Market (“NASDAQ-GS”) under the symbol “SZYM.” On March 24, 2014, the closing sale price for the Common Stock on the NASDAQ-GS was $13.21 per share.

Concurrent Common Stock Offering	Concurrently with this offering of the Notes, we are offering 5,000,000 shares of our Common Stock (or 5,750,000 if the underwriters of that offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus in an underwritten public offering (the “Concurrent Common Stock Offering”) at a public offering price of $ per share. We expect to receive net proceeds from the Concurrent Common Stock Offering of approximately $ million (or $ million if the underwriters of that offering exercise their option in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. This offering is not contingent upon the Concurrent Common Stock Offering and the Concurrent Common Stock Offering is not contingent upon this offering of the Notes. See “Concurrent Common Stock Offering.”

Use of Proceeds	We anticipate that the net proceeds of this offering will be $ million (or $ million if the underwriter exercises its over-allotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund capital expenditures, working capital and for general corporate purposes.

Trustee, Registrar, Paying Agent and Conversion Agent	Wells Fargo Bank, National Association.

Material United States Federal Income Tax Considerations

For a discussion of certain U.S. federal income tax consequences relating to the ownership, conversion and disposition of the Notes, and the ownership and disposition of the shares of Common Stock received upon conversion of the Notes, see the discussion under the heading “Material U.S. Federal Income Tax Considerations.”

You should consult your tax adviser with respect to the U.S. federal income tax consequences of owning, converting and disposing of the Notes and of owning and disposing of the Common Stock into which the Notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	Investment in the Notes involves risk. See “Risk Factors” and all other information included in this prospectus and the documents incorporated by reference for a discussion of factors that should be considered before investing in the Notes.

RISK FACTORS

Investing in the Notes and the underlying Common Stock involves a high degree of risk. In addition, our business, operations and financial condition are subject to various risks. You should carefully consider the risks described below with all of the other information included or incorporated by reference in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the trading price of the Notes and the Common Stock you receive upon conversion of your Notes could decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have a limited operating history and have incurred significant losses to date, anticipate continuing to incur losses and may never achieve or sustain profitability.

We are an early stage company with a limited operating history. We only recently began commercializing our products. To date, a substantial portion of our revenues has consisted of funding from third party collaborative research agreements and government grants. We have generated only limited revenues from commercial sales, which have been principally derived from sales of our nutrition and skin and personal care products. Although we expect a significant portion of our future revenues to come from commercial sales in the food ingredients, chemicals and fuels markets, only a small portion of our revenues to date has been generated from market development activities in those markets.

We have incurred substantial net losses since our inception, including a net loss of $116.4 million during the year ended December 31, 2013. We expect these losses may continue as we expand our manufacturing capacity and build out our product pipeline. As of December 31, 2013, we had an accumulated deficit of $306.3 million. We expect to incur additional costs and expenses related to the continued development and expansion of our business, including research and development, the build-out and operation of our Peoria Facility, the construction and operation of the Solazyme Bunge JV production facility (described below), the retrofitting and operation of the Clinton/Galva Facilities (as described below) and other commercial facilities. As a result, our annual and quarterly operating losses may continue in the short term.

We, along with our development and commercialization partners, will need to develop products successfully, cost effectively produce them in large quantities, and market and sell them profitably. If we fail to become profitable, or if we are unable to fund our continuing losses, we may be unable to continue our business operations. There can be no assurance that we will ever achieve or sustain profitability.

We have generated limited revenues from the sale of our products, and our business may fail if we are not able to successfully commercialize these products.

We have had only limited product sales to date. If we are not successful in further advancing our existing commercial arrangements with strategic partners, developing new arrangements, or otherwise increasing our manufacturing capacity and securing reliable access to sufficient volumes of low-cost feedstock, we will be unable to generate meaningful revenues from our products. We are subject to the substantial risk of failure facing businesses seeking to develop products based on a new technology.

Certain factors that could, alone or in combination, prevent us from successfully commercializing our products include:

•	our ability to secure reliable access to sufficient volumes of low-cost feedstock;

•	our ability to achieve commercial-scale production of our products on a cost effective basis and in a timely manner;

•	technical challenges with our production processes or with development of new products that we are not able to overcome;

•	our ability to consistently manufacture our products within specifications;

•	our ability to establish and maintain successful relationships with development, feedstock, manufacturing and commercialization partners;

•	our ability to gain market acceptance of our products with customers and maintain customer relationships;

•	our ability to manage our growth;

•	our ability to secure and maintain necessary regulatory approvals for the production, distribution and sale of our products and to comply with applicable laws and regulations;

•	actions of direct and indirect competitors that may seek to enter the markets in which we expect to compete or that may seek to impose barriers to one or more markets that we intend to target; and

•	public concerns about the ethical, legal, environmental and social ramifications of the use of targeted recombinant technology, land use and the potential diversion of resources from food production.

The production of our microalgae-based products requires fermentable feedstock. The inability to obtain feedstock in sufficient quantities or in a timely and cost-effective manner may limit our ability to produce our products.

A critical component of the production of our microalgae-based products is access to feedstock in sufficient quantities and at an acceptable price to enable commercial production and sale. Other than as described below, we currently purchase feedstock, such as sugarcane-based sucrose and corn-based dextrose, for the production of our products at prevailing market prices. We are currently in discussions with additional potential feedstock partners.

We do not have any long-term supply agreements or other guaranteed access to feedstock other than (i) for the supply of feedstock to Solazyme Bunge Produtos Renováveis Ltda. (“Solazyme Bunge Renewable Oils” or the “Solazyme Bunge JV”) by our partner, Bunge Global Innovation, LLC and certain of its affiliates (“Bunge”), pursuant to our joint venture arrangement that includes a feedstock supply agreement, and (ii) pursuant to our strategic collaboration with Archer-Daniels-Midland Company (“ADM”) (“Solazyme/ADM Collaboration”) at the ADM facility in Clinton, Iowa (“Clinton Facility”). As we scale our production, we anticipate that the production of our microalgae-based products will require large volumes of feedstock, and we may not be able to contract with feedstock producers to secure sufficient quantities of feedstock at reasonable costs or at all. For example, corn-based dextrose feedstock for the Clinton Facility is being provided from ADM’s adjacent wet mill and sugarcane-based sucrose for the Solazyme Bunge JV facility in Moema, Brazil will be provided by Bunge. Corn and sugar are traded as commodities and are subject to price volatility. While we may seek to manage our exposure to fluctuations in the price of sugar and corn-based dextrose by entering into hedging transactions directly or through our joint venture or collaboration arrangements, we may not be successful in doing so. If we cannot access feedstock in the quantities we need at acceptable prices, we may not be able to successfully commercialize our food ingredients, chemicals, fuels and other products, and our business will suffer. We are currently in discussions with additional potential feedstock partners, but we cannot be sure that we will successfully execute additional long-term feedstock contracts on terms favorable to us, or at all. If we do not succeed in entering into long-term supply contracts or successfully hedge against our exposure to fluctuations in the price of feedstock, our costs and profit margins may fluctuate from period to period as we will remain subject to prevailing market prices.

Although our plan is to enter into partnerships, such as the Solazyme Bunge JV and the Solazyme/ADM Collaboration, with feedstock providers to supply the feedstock necessary to produce our products, we cannot predict the future availability or price of such feedstock or be sure that our feedstock partners will be able to supply such feedstock in sufficient quantities or in a timely manner. The prices of feedstock depend on numerous factors outside of our or our partners’ control, including weather conditions, government programs and regulations, changes in global demand, rising or falling commodities and equities markets, and availability of credit to producers. Crop yields and sugar content depend on weather conditions such as rainfall and temperature. Variable weather conditions have historically caused volatility in feedstock crop prices due to crop failures or reduced harvests. For example, excessive rainfall can adversely affect the supply of feedstock available for the production of our products by reducing the sucrose content of feedstock and limiting growers’ ability to harvest. Crop disease and pestilence can also occur from time to time and can adversely affect feedstock crop growth, potentially rendering useless or unusable all or a substantial portion of affected harvests. The limited amount of time during which feedstock crops keep their sugar content after harvest poses a risk of spoilage. Also, the fact that many feedstock crops are not themselves traded commodities limits our ability to substitute supply in the event of such an occurrence. If our ability to obtain feedstock crops is adversely affected by these or other conditions, our ability to produce our products will be impaired, and our business will be adversely affected. In the near term we believe Brazilian sugarcane-based sucrose will be an important feedstock for us. Along with the risks described above, Brazilian sugarcane prices may also increase due to, among other things, changes in the criteria set by the Conselho dos Produtores de Cana, Açúcar e Álcool (Council of Sugarcane, Sugar and Ethanol Producers), known as Consecana. Consecana is an industry association of producers of sugarcane, sugar and ethanol that sets market terms and prices for general supply, lease and partnership agreements and may change such prices and terms from time to time. Moreover, Brazil has a developed industry for producing ethanol from sugarcane, and if we have manufacturing operations in Brazil that do not have a partner providing the sugarcane feedstock, such as Bunge as part of the Solazyme Bunge JV, we will need to compete for sugarcane feedstock with ethanol producers. Such changes and competition could result in higher sugarcane prices and/or a significant decrease in the volume of sugarcane available for the production of our products, which could adversely affect our business and results of operations.

We have entered into, and plan to enter into other, arrangements with feedstock producers to co-locate production at their existing mills, and if we are not able to complete and execute on these arrangements in a timely manner and on terms favorable to us, our business will be adversely affected.

In April 2012, we entered into a Joint Venture Agreement with Bunge, forming the Solazyme Bunge JV, which is doing business as Solazyme Bunge Renewable Oils. The Joint Venture Agreement was amended in October 2013 to expand the field and product portfolio. The Solazyme Bunge JV will produce microalgae-based products in Brazil using our proprietary technology and sugarcane feedstock provided by Bunge. The Solazyme Bunge JV’s production facility is located adjacent to a sugarcane processing mill in Brazil that is owned by Bunge. The acquisition of the facility site by the Solazyme Bunge JV from the landowners is in process, is complex, is subject to multiple approvals from governmental authorities and will take time to complete. The construction of the Solazyme Bunge

JV’s production facility began in June 2012, and commissioning is underway. We are targeting the production of commercially saleable product by the end of the first quarter of 2014, though such production could move into the second quarter of 2014. In addition, in May 2011, we entered a joint development agreement with Bunge that, among other things, advances our work on Brazilian sugarcane feedstocks and extends through September 2014. In May 2011, we entered into a Warrant Agreement, amended in August 2011, with Bunge Limited that vests upon the successful completion of milestones that target the completion of construction of the Solazyme Bunge JV facility with a nameplate capacity of 100,000 metric tons (“MT”) of output oil. We intend to continue to expand our manufacturing capacity by entering into additional agreements with feedstock producers that require them to invest some or all of the capital needed to build new production facilities to produce our products. In return, we expect to share in profits anticipated to be realized from the sale of these products. We are currently in discussions with additional potential feedstock and manufacturing partners.

In November 2012, we and ADM entered into a Strategic Collaboration Agreement (“Collaboration Agreement”), establishing the Solazyme/ADM Collaboration for the production of microalgae-based products at the Clinton Facility. The Clinton Facility will utilize our proprietary microbe-based catalysis technology. Feedstock for the facility will be provided from ADM’s adjacent wet mill. Under the terms of the Collaboration Agreement, we agreed to pay ADM annual fees for use and operation of a portion of the Clinton Facility, a portion of which may be paid in Common Stock. In addition, we have granted to ADM a warrant covering 500,000 shares of Common Stock, which vests in equal monthly installments over five years, commencing in November 2013. The initial target nameplate capacity of the facility is expected to be 20,000 MT per year of tailored triglyceride oil, which we are targeting to attain 12-18 months after commencement of commercial production, which occurred in January 2014. We have an option to expand the capacity to 40,000 MT per year, with the potential to further expand production to 100,000 MT per year. Since the third quarter of 2013, downstream processing of products manufactured at the Clinton Facility has been performed at a finishing facility in Galva, Iowa (“Galva Facility”), which is operated by our long-term partner, a wholly owned subsidiary of American Natural Processors, Inc. (“Clinton/Galva Facilities”). There can be no assurance that we will be able to meet our capacity target of 20,000 MT per year as the Clinton Facility is ramped up or that the capacity of the facility will be expanded. We and ADM are also working together to develop markets for the products produced at the Clinton Facility.

There can be no assurance that a sufficient number of other sugar or other feedstock mill owners will accept the opportunity to partner with us for the production of our microalgae-based products. Reluctance on the part of mill owners may be caused, for example, by their failure to understand our technology or product opportunities or their belief that greater economic benefits can be achieved from partnering with others. Mill owners may also be reluctant or unable to obtain needed capital; alternatively, if mill owners are able to obtain debt financing, we may be required to provide a guarantee. Limitations in the credit markets, such as those experienced in the recent economic downturn or historically in developing nations as a result of government monetary policies designed in response to very high rates of inflation, would impede or prevent this kind of financing and could adversely affect our ability to develop the production capacity needed to allow us to grow our business. Mill owners may also be limited by existing contractual obligations with other third parties, liability, health and safety concerns and additional maintenance, training, operating and other ongoing expenses.

Even if additional feedstock partners are willing to co-locate our production at their mills, they may do so only on economic terms that place more of the cost, or confer less of the economic return, on us than we currently anticipate. If we are not successful in negotiations with mill owners, our cost of securing additional manufacturing capacity may be higher than anticipated in terms of up-front costs, capital expenditure or lost future returns, and we may not gain the manufacturing capacity that we need to grow our business.

Our pursuit of new product opportunities may not be technologically feasible or cost effective, which would limit our ability to expand our product line and sources of revenues.

We have committed, and intend to continue to commit, substantial resources, alone or with collaboration partners, to the development and analysis of new tailored oils and other microalgae-based products by applying recombinant technology to our microalgae strains. There is no guarantee that we will be successful in creating new tailored oil profiles, or other microalgae-based products, that we, our partners or their customers desire. There are significant technological hurdles in successfully applying recombinant technology to microalgae, and if we are unsuccessful at engineering microalgae strains that produce desirable tailored oils and other microalgae-based products, the number and size of the markets we will be able to address will be limited, our expected profit margins could be reduced and the potential profitability of our business could be compromised.

The successful development of our business depends on our ability to efficiently and cost-effectively produce microalgae-based products at large commercial scale.

Two of the significant drivers of our production costs are the level of productivity and conversion yield of our microalgae strains. For example, with respect to oil, productivity is principally a function of the amount of oil that can be obtained from a given volume over a particular time period. Conversion yield refers to the amount of the desired oil that can be produced from a fixed amount of feedstock. We may not be able to meet our currently expected production cost profile as we bring large commercial manufacturing capacity online. If we cannot do so, our business could be materially and adversely affected.

Production of both current and future oils and other microalgae-based products will require that our technology and processes be scalable from laboratory, pilot and demonstration projects to large commercial-scale production. We do not have experience constructing, ramping up or managing large, commercial-scale manufacturing facilities. We may not have identified all of the factors that could affect our manufacturing processes. Our technology may not perform as expected when applied at large commercial scale, or we may encounter operational challenges for which we are unable to identify a workable solution. For example, contamination in the production process, equipment failure or accidents, problems with plant utilities, human error, issues arising from process modifications to reduce costs and adjust product specifications, and other similar challenges could decrease process efficiency, create delays and increase our costs. To date we have employed our technology using fermenters with a capacity of up to approximately 500,000 liters. However, we still need to demonstrate that we can reach our target cost structure, including the achievement of target yields and productivities at approximately 500,000 liter scale in Iowa and approximately 625,000 liter scale in Brazil. We may not be able to scale up our production in a timely manner, on commercially reasonable terms, or at all. If we are unable to manufacture products at a large commercial scale, our ability to commercialize our technology will be adversely affected, and, with respect to any products that we do bring to market, we may not be able to achieve and maintain an acceptable production cost profile, which would adversely affect our ability to reach, maintain and increase the profitability of our business.

We rely in part on third parties for the production and processing of our products. If these parties do not produce and process our products at a satisfactory quality, in a timely manner, in sufficient quantities and at an acceptable cost, our development and commercialization efforts could be delayed or otherwise negatively impacted.

Other than our Peoria Facility, we do not own facilities that can produce and process our products other than at small scale. As such, we rely, and we expect to continue to rely, at least partially, on third parties (including partners and contract manufacturers) for the production and processing of our products. Currently, we have two manufacturing arrangements for industrial fermentation: an agreement for the manufacture of certain products by the Solazyme Bunge JV pursuant to a joint venture arrangement and the manufacture of products at the Clinton Facility. We also have manufacturing agreements relating to other aspects of our production process. Our current and anticipated future dependence upon our partners and contract manufacturers for the production and processing of our products may adversely affect our ability to develop products on a timely and competitive basis. The failure of any of our counterparties to provide acceptable products could delay the development and commercialization of our products. We or our partners will need to enter into additional agreements for the commercial development, manufacturing and sale of our products. There can be no assurance that we or our partners can do so on favorable terms, if at all. Even if we reach agreements with manufacturing partners to produce and process our products, initially the partners will be unfamiliar with our technology and production processes. We cannot be sure that the partners will have or develop the operational expertise needed to run the equipment and processes required to manufacture our products. Further, we may have limited control over the amount or timing of resources that any partner is able or willing to devote to production and processing of our products.

To date, our products have been produced and processed in quantities sufficient for our development work and initial commercial sales. For example, we delivered more than 400,000 liters (373 MT) of microalgae-derived military marine diesel and jet fuel to the U.S. Navy in 2011. Even if there is demand for our products at a commercial scale, we or our partners may not be able to successfully increase the production capacity for any of our products in a timely or economic manner or at all. In addition, to the extent we are relying on contract manufacturers to produce and process our products, we cannot be sure that such contract manufacturers will have capacity available when we need their services, that they will be willing to dedicate a portion of their production and/or processing capacity to our products or that we will be able to reach acceptable price and other terms with them for the provision of their production and/or processing services. If we, our partners or our contract manufacturers are unable to increase the production capacity for a product when and as needed, the commercial launch of that product may be delayed, or there may be a shortage of supply, which could limit sales, cause us to lose customers and sales opportunities and impair the growth of our business.

In addition, if a facility or the equipment in a facility that produces and/or processes our products is significantly damaged, destroyed or otherwise becomes unavailable, we or our partners may be unable to replace the manufacturing capacity quickly or cost effectively. The inability to enter into manufacturing agreements, the damage or destruction of a facility upon which we or our partners rely for manufacturing or any other delays in obtaining supply would delay or prevent us and/or our partners from further developing and commercializing our products.

We may experience significant delays and/or cost overruns in financing, designing, constructing and ramping up large commercial manufacturing facilities, which could result in harm to our business and prospects.

Our business plan contemplates bringing significant commercial manufacturing capacity online over the next several years. In order to meet our capital requirements for those facilities, we may have to raise additional funds and may be unable to do so in a timely manner, in sufficient amounts and on terms that are favorable to us, if at all. If we fail to raise sufficient funds, our ability to finance and construct additional manufacturing facilities could be significantly limited. If this happens, we may be forced to delay the commercialization of our products and we will not be able to successfully execute our business plan, which would harm our business.

The Solazyme Bunge JV is currently constructing a production facility adjacent to Bunge’s Moema sugarcane mill in Brazil, and commissioning is underway. We are targeting the production of commercially saleable product by the end of the first quarter of 2014, though such production could move into the second quarter of 2014. The production facility is expected to have a name plate capacity of 100,000 MT of oil per year. In February 2013, the Solazyme Bunge JV entered into a loan agreement with the Brazilian Development Bank (“BNDES”) for project financing. Funds borrowed under the loan agreement have supported the production facility in Brazil, including a portion of the construction costs of the facility. We have used a portion of our $35.0 million revolving and term loan credit facility (the “HSBC facility”) with HSBC Bank, USA, National Association (“HSBC”) to support a bank guarantee of the BNDES loan. As a condition of the Solazyme Bunge JV drawing funds under the loan in excess of amounts supported by bank guarantees, we may be required to provide a corporate guarantee of a portion of the loan (in an amount that, when added to the amount supported by our bank guarantee, does not exceed our ownership percentage in the Solazyme Bunge JV). Any corporate guarantee would be designated as “Senior Debt” and would be contractually senior to the Notes. See “Description of Notes—Subordination.”

Negotiating the terms of the corporate guarantee documentation may take longer than anticipated and may contain terms that are not favorable to us. If we are unable to negotiate our corporate guarantee documentation on acceptable terms, the Solazyme Bunge JV may be unable to draw down the maximum amount available under the BNDES loan, it may have to seek additional financing and may not be able to raise sufficient additional funds on favorable terms, if at all. If the Solazyme Bunge JV is unable to secure additional financing, we will be required to fund our portion of the Solazyme Bunge JV’s capital requirements either from existing sources or seek additional financing. The acquisition of the facility site from the landowners is in process, is complex, is subject to multiple approvals of governmental authorities and will take time to complete. If the Solazyme Bunge JV is unable to acquire the facility site on reasonable terms, or at all, it may not be able to operate the production facility and may lose all or part of its investment in such facility.

We will need to construct, or otherwise secure access to, and fund, additional capacity significantly greater than what we are in the process of building as we continue to commercialize our products. Some of our customers may ultimately require that we acquire access to multiple production facilities in order to diversify our manufacturing base. We are targeting the production of commercially saleable product at the Solazyme Bunge JV facility by the end of the first quarter of 2014, though such production could move into the second quarter. We also expect to bring online additional facilities in the future. Although we intend to enter into arrangements with third parties to meet our capacity targets, it is possible that we will need to construct our own facility or facilities to meet a portion or all of these targets. We have limited experience in the construction of commercial production facilities and, if we decide to construct our own facility, we will need to secure necessary funding, complete design and other plans needed for the construction of such facility and secure the requisite permits, licenses and other governmental approvals, and we may not be successful in doing so. The construction of any such facility would have to be completed on a timely basis and within an acceptable budget. In addition, there may be delays related to the acquisition of facility sites, which could delay the development and commercialization of our products, as well as delays in deliveries of materials for the construction of such manufacturing facilities in more remote locations. Any facility, whether owned by a third party or by us, must perform as designed once it is operational. If we encounter significant delays, cost overruns, engineering problems, equipment damage, accidents, equipment supply constraints or other serious challenges in bringing any of these facilities online, we may be unable to meet our production goals in the time frame we have planned. In addition, we have limited experience in the management of manufacturing operations at large scale. We may not be successful in producing the amount and quality of oil or other microalgae-based products we anticipate in the facilities and our results of operations may suffer as a result. We have limited experience producing our products at commercial scale, and we will not succeed if we cannot maintain or decrease our production costs and effectively scale our technology and manufacturing processes.

If we fail to maintain and successfully manage our existing, or enter into new, strategic collaborations, we may not be able to develop and commercialize many of our products and achieve or sustain profitability.

Our ability to enter into, maintain and manage collaborations in our target markets is fundamental to the success of our business. We currently have joint venture, collaboration, research and development, supply and/or distribution agreements with various strategic partners. We currently rely on our partners, in part, for manufacturing and sales or marketing services and intend to continue to do so for the foreseeable future, and we intend to enter into other strategic collaborations to produce, market and sell other products we develop. However, we may not be successful in entering into collaborative arrangements with third parties for the production and sale and marketing of other products. Any failure to enter into collaborative arrangements on favorable terms could delay or hinder our ability to develop and commercialize our products and could increase our costs of development and commercialization.

In the chemicals and fuels markets, we have entered into a joint venture arrangement with Bunge that will focus on the manufacture of products in Brazil and development agreements with various other partners. In addition, we have entered into a strategic collaboration with ADM for the manufacture of products to be sold primarily to the industrial and nutritionals markets in North America, and have entered into a commercial supply agreement with Unilever. In the skin and personal care market, we have entered into arrangements with Sephora S.A. and its affiliates (“Sephora”), QVC, Inc. and others. There can be no guarantee that we can successfully manage these strategic collaborations. Under our agreement with Sephora, we bear a significant portion of the costs and risk of marketing the products, but do not exercise sole control of marketing strategy. In some cases, we will need to meet certain milestones to continue our activities with these partners. Moreover, the exclusivity provisions of certain strategic arrangements limit our ability to otherwise commercialize our products.

Pursuant to the agreements listed above and similar arrangements that we may enter into in the future, we may have limited or no control over the amount or timing of resources that any partner is able or willing to devote to our products or collaborative efforts. Any of our partners may fail to perform their obligations as expected. These partners may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our partners may not develop products arising out of our arrangements or devote sufficient resources to the development, manufacture, marketing, or sale of our products. Dependence on collaborative arrangements will also subject us to other risks, including:

•	we may be required to relinquish important rights, including intellectual property, marketing and distribution rights;

•	we may disagree with our partners as to rights to intellectual property we develop, or their research programs or commercialization activities;

•	we may have lower revenues than if we were to market and distribute such products ourselves;

•	a partner could separately develop and market a competing product either independently or in collaboration with others, including our competitors;

•

a partner could divest assets that are critical to our or our joint venture’s operations to a third party that is less willing to cooperate with us or is less incentivized or able to manage such assets in a way that helps us achieve our operational and financial goals;

•

our partners could become unable or less willing to expend their resources on research and development or commercialization efforts due to general market conditions, their financial condition or other circumstances beyond our control;

•	we may be unable to manage multiple simultaneous partnerships or collaborations; and

•	our partners may operate in countries where their operations could be adversely affected by changes in the local regulatory environment or by political unrest.

Moreover, disagreements with a partner or former partner could develop, and any conflict with a partner or former partner could reduce our ability to enter into future collaboration agreements and negatively impact our relationships with one or more existing partners. In addition, disagreements with a partner or former partner could result in disputes or litigation and could require substantial time and money to resolve. If any of these events occurs, or if we fail to maintain our agreements with our partners, we may not be able to commercialize our existing and potential products, grow our business or generate sufficient revenues to support our operations.

Additionally, our business could be negatively impacted if any of our partners undergoes a change of control or were to otherwise assign the rights or obligations under any of our agreements to a competitor of ours or to a third party who is not willing to work with us on the same terms or commit the same resources as the current partner.

Our relationship with our strategic partner ADM may not prove successful.

We have entered into the Solazyme/ADM Collaboration, which is focused on producing products at the Clinton Facility using our proprietary technology. Feedstock for the facility is being provided from ADM’s adjacent wet mill. Under the terms of the Collaboration Agreement, we will pay ADM annual fees for use and operation of a portion of the Clinton Facility, a portion of which may be paid in Common Stock.

Our ability to generate value from the Solazyme/ADM Collaboration will depend, among other things, on our ability to work cooperatively with ADM for the production of our products at the Clinton Facility. We may not be able to do so. For example, under the Solazyme/ADM Collaboration, ADM has agreed to provide feedstock and utility services to the Clinton Facility as well as operating services. ADM does not have previous experience working with our technology, and we cannot be sure that ADM will be successful in producing our products in the amounts we may require, at a satisfactory quality and/or in a cost-effective manner. Subject to limited exceptions and adjustments, we are responsible for annual fees regardless of ADM’s success in producing our products in acceptable quantities, at satisfactory quality and at acceptable costs. If production capacity is expanded at the Clinton Facility, there may be delays or cost overruns related to the retrofitting and permitting of the Clinton Facility, which would delay the increased production and commercialization of our products and could increase our costs. Furthermore, the agreements governing our Solazyme/ADM Collaboration are complex and cover a range of future activities, and disputes may arise between us and ADM that could delay the production and commercialization of our products or cause the termination of the Solazyme/ADM Collaboration. Additionally, downstream processing of products produced at the Clinton Facility is being performed at the facilities of third-party manufacturing partners. Any business or operations interruption at the facilities of such third parties could delay the production and commercialization of our products and could increase our costs.

Our relationship with our strategic partner Bunge may not prove successful.

We have entered into a joint venture with Bunge that will focus on the production of certain microalgae-based products in Brazil. In connection with the establishment of the Solazyme Bunge JV, we entered into a development agreement and other agreements with Bunge and the Solazyme Bunge JV.

Our ability to generate value from the Solazyme Bunge JV will depend, among other things, on our ability to work cooperatively with Bunge and the Solazyme Bunge JV for the commercialization of the Solazyme Bunge JV’s products. We may not be able to do so. For example, under the joint venture, Bunge has agreed to provide feedstock as well as utility services to the production facility. We and Bunge have both agreed to provide various administrative services to the Solazyme Bunge JV, and Bunge will also provide working capital to the Solazyme Bunge JV through a revolving loan facility, with a portion of the repayment for start-up expenses to be guaranteed by us. Bunge does not have previous experience working with our technology, and we cannot be sure that the Solazyme Bunge JV will be successful in commercializing its products. In addition, there may be delays related to the acquisition of the facility site from the landowners and delays or cost overruns in connection with the construction of the Solazyme Bunge JV production facility. There may also be delays in our negotiation of the corporate loan guarantee to be entered into as a condition of the Solazyme Bunge JV drawing down amounts in excess of amounts supported by bank guarantees under the loan agreement with BNDES. In addition, we will be required to maintain the required license, granted by the Sao Paulo State Environmental Department, to operate the production facility. Any negative event with respect to these issues would delay the development and commercialization of the Solazyme Bunge JV products. Furthermore, the agreements governing our partnership are complex and cover a range of future activities, and disputes may arise between us and Bunge that could delay completion of the Solazyme Bunge JV facility and/or the expansion of the Solazyme Bunge JV’s capacity and the development and commercialization of the Solazyme Bunge JV’s products or cause the dissolution of the Solazyme Bunge JV.

Our joint venture with Roquette has been dissolved. We are currently in arbitration with Roquette as to several issues related to the dissolution of the joint venture. We may have other disputes with Roquette related to the joint venture and its business.

In 2010, we entered into a 50/50 joint venture with Roquette Frères, S.A. (“Roquette”). As part of this relationship, we and Roquette formed Solazyme Roquette Nutritionals, LLC (“SRN”) through which both we and Roquette agreed to pursue certain opportunities in microalgae-based products for the food, nutraceuticals and animal feed markets. On June 21, 2013, we and Roquette agreed to dissolve SRN. On July 18, 2013, SRN was dissolved. As a result of the dissolution, the joint venture and operating agreement between us and Roquette, and the license agreement, whereby we licensed to SRN certain of our intellectual property, automatically terminated.

SRN, we and Roquette are in the process of winding down the affairs of SRN. We and Roquette are currently engaged in an arbitration proceeding concerning several issues associated with the dissolution of SRN and the wind-down of its affairs. We cannot be sure that other disputes will not arise between us and Roquette related to the joint venture and its business. Such disagreements and disputes are costly, time-consuming to resolve and distracting to our management.

Disputes regarding our intellectual property rights, and the rights of others (including Roquette) to manufacture and sell the products included in the SRN joint venture could delay or negatively impact our commercialization of products in the markets SRN was targeting. Any such disputes could be costly, time-consuming to resolve and distracting to our management. In addition, if our commercialization in these markets is delayed or unsuccessful, our financial results could be negatively impacted.

We cannot be sure that our products will meet necessary standards or be approved or accepted by customers in our target markets.

If we are unable to convince our potential customers or end users of our products that we are a reliable supplier, that our products are comparable or superior to the products that they currently use, or that the use of our products is otherwise beneficial to them, we will not be successful in entering our target markets and our business will be adversely affected.

In the chemicals market, the potential customers for our or the Solazyme Bunge JV’s products are generally companies that have well-developed manufacturing processes and arrangements with suppliers for the chemical components of their products and may resist changing these processes and components. These potential customers frequently impose lengthy and complex product qualification procedures on their suppliers, influenced by consumer preference, manufacturing considerations, supplier operating history, regulatory issues, product liability and other factors, many of which are unknown to, or not well understood by, us. Satisfying these processes may take many months or years.

Although we produce products for the fuels market that comply with industry specifications, potential fuels customers may be reluctant to adopt new products. In addition, our fuels may need to satisfy product certification requirements of equipment manufacturers. For example, diesel engine manufacturers may need to certify that the use of diesel fuels produced from our oils in their equipment will not invalidate product warranties.

In the nutrition market, our food ingredients will compete with oils and other food ingredients currently in use. Potential customers may not perceive a benefit to microalgae-based ingredients as compared to existing ingredients or may be otherwise unwilling to adopt their use. If consumer packaged goods (“CPG”) companies do not accept our food ingredients as ingredients for their widely distributed finished products, or if end customers are unwilling to purchase finished products made using our products, we will not be successful in competing in the nutrition market and our business will be adversely affected.

In the skin and personal care market, our branded products are marketed directly to potential consumers, but we cannot be sure that consumers will continue to be attracted to our brands, be attracted to our new brands or products, or purchase our products on an ongoing basis. As a result, our branded products may not be successful, distribution partners may decide to discontinue marketing our products and our business will be adversely affected.

We have entered into a limited number of binding, definitive commercial supply agreements that contain minimum volume commitments. We have also entered contingent offtake agreements and non-binding letters of intent with third parties regarding purchase of our products, but these agreements do not unconditionally obligate the other party to purchase any quantities of any products at this time. There can be no assurance that our contingent offtake agreements and non-binding letters of intent will lead to unconditional definitive agreements to purchase our products.

We have limited experience in structuring arrangements with customers for the purchase of our microalgae-based products, and we may not be successful in this essential aspect of our business.

We expect that our customers will include large companies that sell skin and personal care products, food products and chemical products, as well as large users of oils for fuels. Because we began commercializing our skin and personal care products in the last few years, have only recently begun to commercialize food ingredient products on our own, and are still in the process of developing our products for the food ingredients, oils, chemicals, fuels and other markets, we have limited experience operating in our customers’ industries and interacting with the customers that we intend to target. Developing the necessary expertise may take longer than we expect and will require that we expand and improve our sales and marketing capability, which could be costly. These activities could delay our ability to capitalize on the opportunities that we believe our technology and products present, and may prevent us from successfully commercializing our products. Further, we ultimately aim to sell large amounts of our products, and this will require that we effectively negotiate and manage contracts for these purchase and sale relationships. The companies with which we aim to have arrangements are generally much larger than we are and have substantially longer operating histories and more experience in their industries than we have. As a result, we may not succeed in establishing relationships with these companies and, if we do, we may not be effective in negotiating or managing the terms of such relationships, which could adversely affect our future results of operations.

We may be subject to product liability claims and other claims of our customers and partners.

The design, development, production and sale of our products involve an inherent risk of product liability claims and the associated adverse publicity. Because some of our ultimate products in each of our target markets are used by consumers, and because use of those ultimate products may cause injury to those consumers and damage to property, we are subject to a risk of claims for such injuries and damages. In addition, we may be named directly in product liability suits relating to our products or third-party products integrating our products, even for defects resulting from errors of our partners, contract manufacturers or other third parties working with our products. These claims could be brought by various parties, including customers who are purchasing products directly from us or other users who purchase products from our customers or partners. We could also be named as co-parties in product liability suits that are brought against manufacturing partners that produce our products.

In addition, our customers and partners may bring suits against us alleging damages for the failure of our products to meet stated claims, specifications or other requirements. Any such suits, even if not successful, could be costly, disrupt the attention of our management and damage our negotiations with other partners and/or customers. Although we often seek to limit our product liability in our contracts, such limits may not be enforceable or may be subject to exceptions. Our current product liability and umbrella insurance for our business may be inadequate to cover all potential liability claims. Insurance coverage is expensive and may be difficult to obtain. Also, insurance coverage may not be available in the future on acceptable terms and may not be sufficient to cover potential claims. We cannot be sure that our contract manufacturers or manufacturing partners who produce our ultimate products will have adequate insurance coverage to cover against potential claims. If we experience a large insured loss, it may exceed our coverage limits, or our insurance carrier may decline to further cover us or may raise our insurance rates to unacceptable levels, any of which could impair our financial position and potentially cause us to go out of business.

We will face risks associated with our international business in developing countries and elsewhere.

For the foreseeable future, our business plan will likely subject us to risks associated with essential manufacturing, sales and operations in developing countries. We have limited experience to date manufacturing and selling internationally and such expansion will require us to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. The economies of many of the countries in which we or our joint ventures operate or will operate have been characterized by frequent and occasionally extensive government intervention and unstable economic cycles.

In addition, in Brazil, where the Solazyme Bunge JV is located, there are restrictions on the foreign ownership of land. As a result, the process for the acquisition by the Solazyme Bunge JV of the facility site from the landowners may be long, complicated and is subject to government approvals.

International business operations are subject to local legal, political, regulatory and social requirements and economic conditions and our business, financial performance and prospects may be adversely affected by, among others, the following factors:

•	political, economic, diplomatic or social instability;

•	land reform movements;

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tariffs, export or import restrictions, restrictions on remittances abroad or repatriation of profits, duties or taxes that limit our ability to move our products out of these countries or interfere with the import of essential materials into these countries;

•	inflation, changing interest rates and exchange controls;

•	tax burden and policies;

•	delays or failures in securing licenses, permits or other governmental approvals necessary to build and operate facilities and use our microalgae strains to produce products;

•	the imposition of limitations on products or processes and the production or sale of those products or processes;

•	uncertainties relating to foreign laws, including labor laws, regulations and restrictions, and legal proceedings;

•	foreign ownership rules and changes in regard thereto;

•	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action;

•	successful compliance with U.S. and foreign laws that regulate the conduct of business abroad, including the Foreign Corrupt Practices Act;

•	insufficient investment in developing countries in public infrastructure, including transportation infrastructure, and disruption of transportation and logistics services; and

•	difficulties and costs of staffing and managing foreign operations.

These and other factors could have a material adverse impact on our results of operations and financial condition.

Our international operations may expose us to the risk of fluctuation in currency exchange rates and rates of foreign inflation, which could adversely affect our results of operations.

We currently incur some costs and expenses in Euros and Brazilian Reals and expect in the future to incur additional expenses in these and other foreign currencies, and also derive a portion of our revenues in the local currencies of customers throughout the world. As a result, our revenues and results of operations are subject to foreign exchange fluctuations, which we may not be able to manage successfully. During the past few decades, the Brazilian currency in particular has faced frequent and substantial exchange rate fluctuations in relation to the U.S. dollar and other foreign currencies. There can be no assurance that the Real or the Euro will not significantly appreciate or depreciate against the U.S. dollar in the future. We bear the risk that the rate of inflation in the foreign countries where we incur costs and expenses or the decline in value of the U.S. dollar compared to those foreign currencies will increase our costs as expressed in U.S. dollars. Future measures by foreign governments to control inflation, including interest rate adjustments, intervention in the foreign exchange market and changes to the fixed value of their currencies, may trigger increases in inflation. We may not be able to adjust the prices of our products to offset the effects of inflation on our cost structure, which could increase our costs and reduce our net operating margins. If we do not successfully manage these risks through hedging or other mechanisms, our revenues and results of operations could be adversely affected.

We may encounter difficulties managing our growth, and we will need to properly prioritize our efforts in three distinct target markets as our business grows. If we are unable to do so, our business, financial condition and results of operations may be adversely affected.

Our business has grown rapidly. Continued growth may place a strain on our human and capital resources. Furthermore, we intend to conduct our business internationally and anticipate business operations in the United States, Europe, Latin America and elsewhere. These diversified, global operations place increased demands on our limited resources and may require us to substantially expand the capabilities of our administrative and operational resources and will require us to attract, train, manage and retain qualified management, technicians, scientists and other personnel. As our operations expand domestically and internationally, we will need to continue to manage multiple locations and additional relationships with various customers, partners, suppliers and other third parties across several product categories and markets.

Our growth is taking place across three distinct target markets: chemicals and fuels, nutrition, and skin and personal care. We will be required to prioritize our limited financial and managerial resources as we pursue particular development and commercialization efforts in each target market. Any resources we expend on one or more of these efforts could be at the expense of other potentially profitable opportunities. If we focus our efforts and resources on one or more of these markets and they do not lead to commercially viable products, our revenues, financial condition and results of operations could be adversely affected. Furthermore, as our operations continue to grow, the simultaneous management of development, production and commercialization across all three target markets will become increasingly complex and may result in less than optimal allocation of management and other administrative resources, increase our operating expenses and harm our operating results.

Our ability to effectively manage our operations, growth and various projects across our target markets will require us to make additional investments in our infrastructure to continue to improve our operational, financial and management controls and our reporting systems and procedures and to attract and retain sufficient numbers of talented employees, which we may be unable to do effectively. We may be unable to successfully manage our expenses in the future, which may negatively impact our gross margins or operating margins in any particular quarter.

In addition, we may not be able to improve our management information and control systems, including our internal control over financial reporting, to a level necessary to manage our growth and we may discover deficiencies in existing systems and controls that we may not be able to remediate in an efficient or timely manner.

Our success depends in part on recruiting and retaining key personnel and, if we fail to do so, it may be more difficult for us to execute our business strategy. We are currently a small organization and will need to hire additional personnel to execute our business strategy successfully.

Our success depends on our continued ability to attract, retain and motivate highly qualified management, business development, manufacturing and scientific personnel and directors, and on our ability to develop and maintain important relationships with leading academic institutions and scientists. We are highly dependent upon a number of key members of our senior management, including manufacturing, business development and scientific personnel, and on our directors. If any of such persons left, our business could be harmed. All of our employees and directors are at-will and may resign at anytime. The loss of the services of one or more of our key employees, or directors could delay or have an impact on the successful commercialization of our products. We do not maintain any key man insurance. Competition for qualified personnel in the biotechnology field is intense, particularly in the San Francisco Bay Area. We may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel. If we are unsuccessful in our recruitment efforts, we may be unable to execute our strategy.

We may not be able to obtain regulatory approval for the sale of our microalgae-based products and the operation of production facilities, and, even if approvals are obtained, complying on an ongoing basis with the numerous regulatory requirements applicable to our various product categories and facilities will be time-consuming and costly.

The sale and/or use of diesel and jet fuels produced from our oils are subject to regulation by various government agencies, including the Environmental Protection Agency (“EPA”) and the California Air Resources Board in the United States. To date, we have registered only our SoladieselRD® fuel in the United States. We or our refining or commercialization partners or customers may be required to register our fuel in the United States, with the European Commission and elsewhere before selling our products.

Our chemical products may be subject to government regulation in our target markets. In the United States, the EPA administers the Toxic Substances Control Act (“TSCA”), which regulates the commercial registration, distribution, and use of chemicals. TSCA will require us to comply with the Microbial Commercial Activity Notice (“MCAN”) process to manufacture and distribute products made from our recombinant microalgae strains. An MCAN is not required for non-recombinant strains. To date, we have filed MCANs for certain of our recombinant microalgae strains, some of which have been dropped from review, and expect to file additional MCANs in the future.

Before we can manufacture or distribute significant volumes of a chemical, we need to determine whether that chemical is listed in the TSCA inventory. If the substance is listed, then manufacture or distribution can commence immediately. If not, then a pre-manufacture notice (“PMN”) must be filed with the EPA for a review period of up to 90 days excluding extensions. We have filed PMNs for certain of our products and expect to file additional PMNs in the future. Some of the products we produce or plan to produce are already eligible to be placed on the TSCA inventory. Others are not yet listed. We may not be able to expediently receive approval from the EPA to list the chemicals we would like to make on the TSCA registry, resulting in delays or significant increases in testing requirements. A similar program exists in the European Union, called REACH (Registration, Evaluation, Authorization, and Restriction of Chemical Substances). We are required to register some of our products with the European Commission, and this process could cause delays or significant costs. We have determined that some of our algal oils are exempt from REACH registration requirements. To the extent that other geographies, such as Brazil, may rely on the TSCA or REACH for chemical registration in their geographies, delays with the U.S. or European authorities may subsequently delay entry into these markets as well. Furthermore, other geographies may have their own chemical inventory requirements, which may delay entry into these markets, irrespective of U.S. or European approval.

Our nutrition products are subject to regulation by various government agencies, including the U.S. Food and Drug Administration (“FDA”), state and local agencies and similar agencies outside the United States. Food ingredients are regulated either as food additives or as substances generally recognized as safe, or GRAS. A substance can be listed or affirmed as GRAS by the FDA or self-affirmed by its manufacturer upon determination that independent qualified experts would generally agree that the substance is GRAS for a particular use. A GRAS Notice of Determination for algal oil was submitted to the FDA, and notification was received from the FDA in June 2012 that it had no further questions. A GRAS Notice of Determination for whole algal flour was submitted to the FDA, and notification was received from the FDA that it had no further questions. If the FDA were to disagree with the conclusions in future GRAS Notices of Determination, they could ask that the products be voluntarily withdrawn from the market or could initiate legal action to halt their sale. Such actions by the

FDA could have an adverse effect on our business, financial condition, and results of our operations. Food ingredients that are not GRAS are regulated as food additives and require FDA approval prior to commercialization. The food additive petition process is generally expensive and time consuming, with approval, if secured, taking years.

The sale of ingredients for use in animal feed is regulated by agencies including the FDA Center for Veterinary Medicine (“CVM”). Regulatory requirements for suitability must be met by providing data from studies, which may cause delays and the incursion of additional costs.

Our skin and personal care products are subject to regulation by various government agencies both within and outside the United States. Such regulations principally relate to the ingredients, labeling, packaging and marketing of our skin and personal care products.

Changes in regulatory requirements, laws and policies, or evolving interpretations of existing regulatory requirements, laws and policies, may result in increased compliance costs, delays, capital expenditures and other financial obligations that could adversely affect our business or financial results.

We expect to encounter regulations in most if not all of the countries in which we may seek to sell our products, and we cannot be sure that we will be able to obtain necessary approvals in a timely manner or at all. If our products do not meet applicable regulatory requirements in a particular country or at all, then we may not be able to commercialize them and our business will be adversely affected. The various regulatory schemes applicable to our products will continue to apply following initial approval for sale. Monitoring regulatory changes and ensuring our ongoing compliance with applicable requirements will be time-consuming and may affect our results of operations. If we fail to comply with such requirements on an ongoing basis, we may be subject to fines or other penalties, or may be prevented from selling our products, and our business may be harmed.

The construction and operation of our, our partners’ or our joint ventures’ production facilities are likely to require government approvals. If we are not able to obtain or maintain the necessary approvals in a timely manner or at all, our business will be adversely affected. In February 2014, the Sao Paulo State Environmental Department granted a license to operate the Solazyme Bunge JV facility, which is necessary to begin commercial production.

We may incur significant costs complying with environmental, health and safety laws and regulations, and failure to comply with these laws and regulations could expose us to significant liabilities.

We use hazardous chemicals and radioactive and biological materials in our business and are subject to a variety of federal, state, local and international laws and regulations governing, among other matters, the use, generation, manufacture, transportation, storage, handling, disposal of, and human exposure to, these materials both in the U.S. and outside the U.S., including regulation by governmental regulatory agencies, such as the Occupational Safety and Health Administration and the EPA. We have incurred, and will continue to incur, capital and operating expenditures and other costs in the ordinary course of our business in complying with these laws and regulations.

Although we have implemented safety procedures for handling and disposing of these materials and waste products in an effort to comply with these laws and regulations, we cannot be sure that our safety measures will be compliant or capable of eliminating the risk of injury or contamination from the generation, manufacturing, use, storage, transportation, handling, disposal of, and human exposure to, hazardous materials. Failure to comply with environmental, health and safety laws could subject us to liability and resulting damages. There can be no assurance that violations of environmental, health and safety laws will not occur as a result of human error, accident, equipment failure or other causes. Compliance with applicable environmental laws and regulations may be expensive, and the failure to comply with past, present, or future laws could result in the imposition of fines, regulatory oversight costs, third party property damage, product liability and personal injury claims, investigation and remediation costs, the suspension of production, or a cessation of operations, and our liability may exceed our total assets. Liability under environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act in the United States, can impose liability for the full amount of damages, without regard to comparative fault for the investigation and cleanup of contamination and impacts to human health and for damages to natural resources. Contamination at properties we own and operate, and at properties to which we send hazardous materials, may result in liability for us under environmental laws and regulations.

Our business and operations will be affected by other new environmental, health and safety laws and regulations, which may affect our research and development and manufacturing programs, and environmental laws could become more stringent over time, requiring us to change our operations, or resulting in greater compliance costs and increasing risks and penalties associated with violations, which could impair our research, development or production efforts and harm our business. The costs of complying with environmental, health and safety laws and regulations, and any claims concerning noncompliance, or liability with respect to contamination in the future could have a material adverse effect on our financial condition or operating results.

Changes in government regulations, including subsidies and economic incentives, could have a material adverse effect on demand for our products, business or results of operations.

The market for renewable fuels is heavily influenced by foreign, federal, state and local government regulations and policies. Changes to existing, or adoption of new, domestic or foreign federal, state or local legislative initiatives that impact the production, distribution, sale or import and export of renewable fuels may harm our business. For example, in 2007, the Energy Independence and Security Act (“EISA”) of 2007 set targets for alternative sourced liquid transportation fuels (approximately 14 billion gallons in 2011, increasing to 36 billion gallons by 2022). Of the 2022 target amount, a minimum of 21 billion gallons must be advanced biofuels. In the U.S. and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. For example, in 2013, the U.S. Environmental Protection Agency proposed a reduction in the volume of total alternative fuel from the 2014 statutory target of 18.15 billion gallons to 15.21 billion gallons. Under this new proposed target, the advanced biofuel target would be reduced to 2.2 billion gallons from the 2014 statutory target of 3.75 billion gallons. The elimination of, or any additional reduction in, mandated requirements for fuel alternatives and additives to gasoline may cause demand for biofuels to decline and deter investment in the research, development or commercial adoption of renewable fuels.

In addition, the U.S. Congress has passed legislation that extends tax credits to blenders of certain renewable fuel products. However, there is no assurance that this or any other favorable legislation will remain in place. For example, the biodiesel tax credit expired in December 2009 and its extension was not approved until March 2010. The most recent biodiesel tax credit expired in December 2013 and its extension has thus far not been approved. Any reduction in, phasing out or elimination of existing tax credits, subsidies and other incentives in the U.S. and foreign markets for renewable fuels, or any inability of our customers to access such credits, subsidies and incentives, may adversely affect demand for our fuel products and increase the overall cost of commercialization of our renewable fuels, which would adversely affect our business.

In addition, market uncertainty regarding future policies may also affect our ability to develop new renewable products, license our technologies to third parties and sell products to end customers. Any inability to address these requirements and any regulatory or policy changes could have a material adverse effect on our business, financial condition and results of operations.

Conversely, government programs could increase investment and competition in the markets for our products. For example, various governments have announced a number of spending programs focused on the development of clean technology, including alternatives to petroleum-based fuels and the reduction of greenhouse gas (“GHG”) emissions, which could lead to increased funding for us or our competitors, or the rapid increase in the number of competitors within our markets.

Concerns associated with renewable fuels, including land usage, national security interests and food crop usage, are receiving legislative, industry and public attention. This could result in future legislation, regulation and/or administrative action that could adversely affect our business. When and how these requirements and any regulatory or policy changes are addressed could have a material adverse effect on our business, financial condition and results of operations.

Future government policies may adversely affect the supply of sugarcane, corn or cellulosic sugars, restricting our ability to use these feedstocks to produce our products, and negatively impact our revenues and results of operations.

We may face risks relating to the use of our targeted recombinant microalgae strains, and if we are not able to secure regulatory approval for the use of these strains or if we face material ethical, legal and social concerns about our use of targeted recombinant technology, our business could be adversely affected.

The use of microorganisms designed using targeted recombinant technology, such as some of our microalgae strains, is subject to laws and regulations in many states and countries, some of which are new and still evolving and interpreted by fact specific application. In the United States, the EPA regulates the commercial use of microorganisms designed using targeted recombinant technology as well as potential products derived from them.

We expect to encounter regulations of microorganisms designed using targeted recombinant technology in most if not all of the countries in which we may seek to establish manufacturing operations, and the scope and nature of these regulations will likely be different from country to country. For example, in the U.S., when used in an industrial process, our microalgae strains designed using targeted recombinant technology may be considered new chemicals under the TSCA, administered by the EPA. We will be required to comply with the EPA’s process. In Brazil, microorganisms designed using targeted recombinant technology are regulated by the National Biosafety Technical Commission, or CTNBio. In March 2013, we submitted an application for approval from CTNBio to use a specific microalgae strain designed using targeted recombinant technology in a contained environment in order to use these microalgae for research and development and commercial production purposes in any facilities we establish in Brazil. We obtained approval for this application from CTNBio in October 2013. In February 2014, CTNBio granted a CQB (Certificate of Quality in Biosafety) to the Moema plant for activities including industrial production, import and export, disposal and storage of our key production organisms. If we cannot meet the applicable requirements in Brazil and other countries in which we intend to produce microalgae-based products, or if it takes longer than anticipated to obtain such approvals, our business could be adversely affected.

The subject of organisms designed using targeted recombinant technology has received negative publicity, which has aroused public debate. Public attitudes about the safety and environmental hazards of, and ethical concerns over, genetic research and microorganisms designed using targeted recombinant technology could influence public acceptance of our technology and products. In addition, shifting public attitudes regarding, and potential changes to laws governing, ownership of genetic material could harm our intellectual property rights with respect to our genetic material and discourage collaborators from supporting, developing, or commercializing our products, processes and technologies. Governmental reaction to negative publicity concerning organisms designed using targeted recombinant technology could result in greater government regulation of or trade restrictions on imports of genetic research and derivative products. If we and/or our collaborators are not able to overcome the ethical, legal, and social concerns relating to the use of targeted recombinant technology, our products and processes may not be accepted or we could face increased expenses, delays or other impediments to their commercialization.

We expect to face competition for our products in the chemicals and fuels markets from providers of products based on petroleum, plant oils and animal fats and from other companies seeking to provide alternatives to these products, many of whom have greater resources and experience than we do. If we cannot compete effectively against these companies or products, we may not be successful in bringing our products to market or further growing our business.

In the chemical market, we will compete with the established providers of oils currently used in chemical products. Producers of these incumbent products include global oil companies, including those selling agricultural products such as palm oil, palm kernel oil, castor bean oil and sunflower oil, large international chemical companies and other companies specializing in specific products or essential oils. We may also compete in one or more of these markets with manufacturers of other products such as highly refined petrochemicals, synthetic polymers and other petroleum-based fluids and lubricants as well as new market entrants offering renewable products.

In the transportation fuels market, we expect to compete with independent and integrated oil refiners, large oil and gas companies and, in certain fuels markets, with other companies producing advanced biofuels. The refiners compete with us by selling conventional fuel products, and some are also pursuing hydrocarbon fuel production using non-renewable feedstocks, such as natural gas and coal, as well as production using renewable feedstocks, such as vegetable oil and biomass. We also expect to compete with companies that are developing the capacity to produce diesel and other transportation fuels from renewable resources in other ways. These include advanced biofuels companies using specific engineered enzymes that they have developed to convert cellulosic biomass, which is non-food plant material such as wood chips, corn stalks and sugarcane bagasse, into fermentable sugars and ultimately, renewable diesel and other fuels. Biodiesel companies convert vegetable oils and animal oils into diesel fuel and some are seeking to produce diesel and other transportation fuels using thermochemical methods to convert biomass into renewable fuels.

We believe the primary competitive factors in both the chemicals and fuels markets are product price, product performance, sustainability, availability of supply and compatibility of products with existing infrastructure.

The oil companies, large chemical companies and well-established agricultural products companies with whom we expect to compete are much larger than we are, have, in most cases, well-developed distribution systems and networks for their products, have valuable historical relationships with the potential customers we are seeking to serve and have much more extensive sales and marketing programs in place to promote their products. Some of our competitors may use their influence to impede the development and acceptance of our products. Our limited resources relative to many of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. In the nascent markets for renewable chemicals and fuels, it is difficult to predict which, if any, market entrants will be successful, and we may lose market share to competitors producing new or existing renewable products.

We expect to face competition for our nutrition and skin and personal care products from other companies in these fields, many of whom have greater resources and experience than we do. If we cannot compete effectively against these companies or their products, we may not be successful in selling our products or further growing our business.

We expect that our nutrition products will compete with providers in both the specialty and mass food ingredient markets. Many of these companies, such as Cargill, Incorporated, Monsanto Company, Syngenta AG and Roquette S.A., are larger than we are, have well-developed distribution systems and networks for their products and have valuable historical relationships with the potential customers and distributors we hope to serve. We may also compete with companies seeking to produce nutrition products based on renewable oils, including DSM Food Specialties and DuPont Nutrition & Health. Our success in the development of nutrition products will depend on our ability to effectively compete with established companies and successfully commercialize our products.

In the skin and personal care market, we expect to compete with established companies and brands with loyal customer followings. The market for skin and personal care products is characterized by strong established brands, loyal brand following and heavy brand marketing. We will compete with companies with well-known brands such as Kinerase®, Perricone MD®, and StriVectin®. These companies have greater sales and marketing resources than us. We will also compete in the mass consumer market. Some of our competitors in this market have well-known brands such as Meaningful Beauty® and Principal Secret® and have substantially greater sales and marketing resources than us. We have limited experience in the skin and personal care market. We will need to continue to devote substantial resources to the marketing of our products and there can be no assurance that we will be successful.

A decline in the price of petroleum and petroleum-based products, plant oils or other commodities may reduce demand for our products and may otherwise adversely affect our business.

We believe that some of the present and projected demand for renewable fuels results from relatively recent increases in the cost of petroleum and certain plant oils. We anticipate that most of our oils, and in particular those used to produce fuels, will be marketed as alternatives to corresponding products based on petroleum and plant oils. If the price of any of these oils falls, we may be unable to produce tailored oils or other products that are cost-effective alternatives to their petroleum or plant oil-based counterparts. Declining oil prices, or the perception of a future decline in oil prices, may adversely affect the prices we can obtain from our potential customers or prevent potential customers from entering into agreements with us to buy our products. During sustained periods of lower oil prices we may be unable to sell our products, which could materially and adversely affect our operating results.

Petroleum prices have been extremely volatile, and this volatility is expected to persist. Lower petroleum prices over extended periods of time may change the perceptions in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. If petroleum prices were to decline from present levels and remain at lower levels for extended periods of time, the demand for renewable fuels could be reduced, and our business and revenue may be harmed.

Prices of plant oils have also experienced significant volatility. If prices for oils such as palm kernel were to materially decrease in the future, there may be less demand for oil alternatives, which could reduce demand for our products and harm our business. The prices of commodities that serve as food ingredients have also been volatile. To the extent that the prices of these commodities decline and remain at lower levels for extended periods of time, the demand for our nutrition products may be reduced, and our ability to successfully compete in this market may be harmed.

Our information technology systems, processes and sites may suffer a significant breach or disruption that may adversely affect our ability to conduct our business.

Our information technology systems, some of which are dependent on services provided by third parties, provide critical data and services for internal and external users, including procurement and inventory management, transaction processing, financial, commercial and operational data, human resources management, legal and tax compliance information and other information and processes necessary to operate and manage our business. Our information technology and infrastructure may experience attacks by hackers, breaches or other failures or disruptions that could compromise our systems and the information stored there. While we have implemented security measures and disaster recovery plans designed to protect the security and continuity of our networks and critical systems, these measures may not adequately prevent adverse events such as breaches or failures from occurring or mitigate their severity if they do occur. If our information technology systems are breached, damaged or fail to function properly due to any number of causes, such as security breaches or cyber based attacks, systems implementation difficulties, catastrophic events or power outages, and our security, contingency or disaster recovery plans do not effectively mitigate these occurrences on a timely basis, we may experience a material disruption in our ability to manage our business operations. We may also be subject to legal claims or proceedings, liability under laws that protect the privacy of personal information, potential regulatory penalties and damage to our reputation. These impacts may adversely impact our business, results of operations and financial condition, as well as our competitive position.

Our facilities in California are located near an earthquake fault, and an earthquake or other natural disaster or resource shortage could disrupt our operations.

Important documents and records, such as hard copies of our laboratory books and records for our products and some of our manufacturing operations, are located in our corporate headquarters in South San Francisco, California, near active earthquake zones. In the event of a natural disaster, such as an earthquake, drought or flood, or localized extended outages of critical utilities or transportation systems, we do not have a formal business continuity or disaster recovery plan, and could therefore experience a significant business interruption. In addition, California from time to time has experienced shortages of water, electric power and natural gas. Future shortages and conservation measures could disrupt our operations and could result in additional expense. Although we maintain business interruption insurance coverage, we do not maintain earthquake or flood coverage.

Risks Related to Our Intellectual Property

Our competitive position depends on our ability to effectively obtain and enforce patents related to our products, manufacturing components and manufacturing processes. If we or our licensors fail to adequately protect this intellectual property, our ability and/or our partners’ ability to commercialize products could suffer.

Our success depends in part on our ability to obtain and maintain patent protection sufficient to prevent others from utilizing our manufacturing components, manufacturing processes or marketing our products, as well as to successfully defend and enforce our patents against infringement by others. In order to protect our products, manufacturing components and manufacturing processes from unauthorized use by third parties, we must hold patent rights that cover our products, manufacturing components and manufacturing processes.

The patent position of biotechnology and bio-industrial companies can be highly uncertain because obtaining and determining the scope of patent rights involves complex legal and factual questions. The standards applied by the U.S. Patent and Trademark Office and foreign patent offices in granting patents are not always applied uniformly or predictably. There is no uniform worldwide policy regarding patentable subject matter, the scope of claims allowable in biotechnology and bio-industrial patents, or the formal requirements to obtain such patents. Consequently, patents may not issue from our pending patent applications. Furthermore, in the process of seeking patent protection or even after a patent is granted, we could become subject to expensive and protracted proceedings, including patent interference, opposition, post-grant review and re-examination proceedings, which could invalidate or narrow the scope of our patent rights. As such, we do not know nor can we predict the scope and/or breadth of patent protection that we might obtain on our products and technology.

Changes either in patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property rights. In the U.S., depending on the decisions and actions taken by the U.S. Congress, the federal courts, and the U.S. Patent and Trademark Office, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. In foreign jurisdictions, depending on the decisions and actions taken by the foreign government, the judicial system of the jurisdiction, and its patent office, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce our existing patents or patents that we might obtain in the future.

The America Invents Act (“AIA”), which was signed into law on September 16, 2011, brought a number of changes to the U.S. patent system and affects the way patents are prosecuted, challenged and litigated. Among the changes that went into effect September 16, 2012, one of the most significant involves the implementation of a reformed post-grant review system. Other changes, which went into effect on March 16, 2013, include the transition from a “first-to-invent” to “first-to-file” system that attempts to harmonize the U.S. with most of the world. Lack of precedential interpretation of the new provisions of the AIA through specific cases or through guidelines promulgated by the U.S. Patent and Trademark Office and the lack of binding precedent from the courts increase the uncertainty of the impact of the AIA. Together, these changes may increase the costs of prosecution and enforcement of U.S. patents. While it is currently unclear what impact these changes will have on the operation of our business, they may favor companies able to dedicate more resources to patent filings and challenges.

Risks associated with enforcing our intellectual property rights in the United States.

If we were to initiate legal proceedings against a third party to enforce a patent claiming one of our technologies, the defendant could counterclaim that our patent is invalid and/or unenforceable or assert that the patent does not cover its manufacturing processes, manufacturing components or products. Proving patent infringement may be difficult, especially where it is possible to manufacture a product by multiple processes or when a patented process is performed by multiple parties. Patent litigation is also costly, time-consuming and distracting to our management. Furthermore, in patent litigation in the United States or elsewhere, defendant counterclaims alleging both invalidity and unenforceability are commonplace. Although we believe that we have conducted our patent prosecution in accordance with the duty of candor and in good faith, the outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity of our patent rights, we cannot be certain, for example, that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would not be able to exclude others from practicing the inventions claimed therein. Such a loss of patent protection could have a material adverse effect on our business. Defendant counterclaims of antitrust or other anti-competitive conduct are also commonplace.

Even if our patent rights are found to be valid and enforceable, patent claims that survive litigation may not cover commercially viable products or prevent competitors from importing or marketing products similar to our own, or using manufacturing processes or manufacturing components similar to our own.

Although we believe we have obtained valid assignments of patent rights from all inventors, if an inventor did not adequately assign their patent rights to us, a third party could obtain a license to the patent from such inventor. This could preclude us from enforcing the patent against such third party.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries where we intend to produce and use our proprietary strains in collaboration with sugar mills or other feedstock suppliers do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, including Brazil and developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology and/or bio-industrial technologies. This could make it difficult for us to stop the infringement of our patents or misappropriation of our intellectual property rights in these countries. Proceedings to enforce our patent rights in certain foreign jurisdictions are unpredictable and could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate.

Third parties may misappropriate our proprietary strains, information, or trade secrets despite a contractual obligation not to do so.

Third parties (including joint venture, collaboration, development and feedstock partners and former partners, contract manufacturers, and other contractors and shipping agents) often have custody or control of our proprietary microbe strains. If our proprietary microbe strains were stolen, misappropriated or reverse engineered, they could be used by other parties who may be able to use our strains or reverse-engineered strains for their own commercial gain. It is difficult to prevent misappropriation or subsequent reverse engineering. In the event that our proprietary microbe strains are misappropriated, it could be difficult for us to challenge the misappropriation or prevent reverse engineering, especially in countries with limited legal and intellectual property protection.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of proprietary information and trade secrets.

In addition to patents, we rely on confidentiality agreements to protect our technical know-how and other proprietary information. Confidentiality agreements are used, for example, when we talk to potential strategic partners. In addition, each of our employees signed a confidentiality agreement upon joining our company. Nevertheless, there can be no guarantee that an employee or an outside party will not make an unauthorized disclosure or use of our proprietary confidential information. This might happen intentionally or inadvertently. It is possible that a competitor will make use of such information, and that our competitive position will be compromised, in spite of any legal action we might take against persons making such unauthorized disclosures.

We also keep as trade secrets certain technical and proprietary information where we do not believe patent protection is appropriate, desirable or obtainable. However, trade secrets are difficult to protect. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators, partners, former partners and other advisors may unintentionally or willfully disclose our trade secrets to competitors or otherwise use misappropriated trade secrets to compete with us. It can be expensive and time consuming to enforce a claim that a third party illegally obtained and is using our trade secrets. Furthermore, the outcome of such claims is unpredictable. In addition, courts outside the United States may be less willing to or may not protect trade secrets. Moreover, our competitors may independently design around our intellectual property or develop equivalent knowledge, methods and know-how without misappropriating or otherwise violating our trade secret rights. Where a third party independently designs around our intellectual property or develops equivalent knowledge, methods and know-how without misappropriating or otherwise violating our trade secret rights, they may be able to seek patent protection for such equivalent knowledge, methods and know-how. This could prohibit us from practicing our trade secrets.

Claims by patent holders that our products or manufacturing processes infringe their patent rights could result in costly litigation or could require substantial time and money to resolve, whether or not we are successful, and an unfavorable outcome in these proceedings could have a material adverse effect on our business.

Our ability to commercialize our technology depends on our ability to develop, manufacture, market and sell our products without infringing the proprietary rights of patent holders or their authorized agents. An issued patent does not guarantee us the right to practice or utilize the patented inventions or commercialize the patented product. Third parties may have blocking patents that may prevent us from commercializing our patented products and utilizing our patented manufacturing components and manufacturing processes. In the event that we are made aware of blocking third party patents, we cannot be sure that licenses to the blocking third-party patents would be available or obtainable on terms favorable to us or at all.

Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, relate to (1) the production of bio-industrial products, including oils, chemicals and biofuels, and (2) the use of microalgae strains, such as microalgae strains containing genes to alter oil composition. As such, there could be existing valid patents that our manufacturing processes, manufacturing components, or products may inadvertently infringe. There could also be existing invalid or unenforceable patents that could nevertheless be asserted against us and would require expenditure of resources to defend. In addition, there are pending patent applications that are currently unpublished and therefore unknown to us that may later result in issued patents that are infringed by our products, manufacturing processes or other aspects of our business.

We may be exposed to future litigation based on claims that our products, manufacturing processes or manufacturing components infringe the intellectual property rights of others. There is inevitable uncertainty in any litigation, including patent litigation. Defending against claims of patent infringement is costly and time consuming, regardless of the outcome. Thus, even if we were to ultimately prevail, or to settle at an early stage of litigation, such litigation could burden us with substantial unanticipated costs. Some of our competitors are larger than we are and have substantially greater resources. These competitors are, therefore, likely to be able to sustain the costs of complex patent litigation longer than we could. In addition, the costs and uncertainty associated with patent litigation could have a material adverse effect on our ability to continue our internal research and development programs, in-license needed technology, or enter into strategic partnerships that would help us commercialize our technologies. In addition, litigation or threatened litigation could result in significant demands on the time and attention of our management team, distracting them from the pursuit of other company business.

If a party successfully asserts a patent or other intellectual property rights against us, we might be barred from using certain of our manufacturing processes or manufacturing components, or from developing and commercializing related products. Injunctions against using specified processes or components, or prohibitions against commercializing specified products, could be imposed by a court or by a settlement agreement between us and a third party. In addition, we may be required to pay substantial damage awards to the third party, including treble or enhanced damages if we are found to have willfully infringed the third party’s intellectual property rights. We may also be required to obtain a license from the third party in order to continue manufacturing and/or marketing the products that were found to infringe. It is possible that the necessary license will not be available to us on commercially acceptable terms, or at all. This could limit our ability to competitively commercialize some or all of our products.

During the course of any patent litigation, there could be public announcements of the results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our products, technology or intellectual property could be diminished. Accordingly, the market price of our Common Stock may decline.

We have received government funding in connection with the development of certain of our proprietary technologies, which could negatively affect our intellectual property rights in such technologies.

Some of our proprietary technology was developed with U.S. federal government funding. When new technologies are developed with U.S. government funding, the government obtains certain rights in any resulting patents, including a nonexclusive license authorizing the government to use the invention for non-commercial purposes. These rights may permit the government to disclose our confidential information to third parties and to exercise “march-in” rights to use or allow third parties to use our patented technology. The government can exercise its march-in rights if it determines that action is necessary because we fail to achieve practical application of the U.S. government-funded technology, because action is necessary to alleviate health or safety needs, to meet requirements of federal regulations, or to give preference to U.S. industry. In addition, U.S. government-funded inventions must be reported to the government and U.S. government funding must be disclosed in any resulting patent applications. In addition, our rights in such inventions are subject to government license rights and foreign manufacturing restrictions. Any exercise by the government of such rights could harm our competitive position or impact our operating results.

In addition, some of our technology was funded by a grant from the State of California. Inventions funded by this grant may be subject to forfeiture if we do not seek to patent or practically apply them. Any such forfeiture could have a materially adverse effect on our business. For proprietary technology developed with funding from the State of California, certain confidential information may be disclosed to third parties by the State of California. Our rights in such inventions are subject to State of California license and march-in rights. Any exercise by the State of California of such rights could harm our competitive position or impact our operating results.

Risks Related to Our Finances and Capital Requirements

Our financial results could vary significantly from quarter to quarter and are difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our results of operations on a period-to-period basis may not be meaningful. Factors that could cause our quarterly results of operations to fluctuate include:

•	achievement, or failure to achieve, technology or product development milestones needed to allow us to enter target markets on a cost effective basis;

•

delays or greater than anticipated expenses associated with the completion of new manufacturing facilities, and the time to complete scale up of production following completion of a new manufacturing facility;

•	our capital requirements or capital requirements of our joint ventures;

•	our ability to effectively manage larger working capital positions as we increase commercial production and distribution of our products;

•	disruptions in the production process at any facility where we produce our products, including due to equipment failure or accidents;

•	the timing, size and mix of sales to customers for our products;

•	increases in price or decreases in availability of feedstocks;

•	fluctuations in the price of, and demand for, products based on petroleum or other oils for which our products are alternatives;

•	the unavailability of contract manufacturing capacity altogether or at anticipated cost;

•	fluctuations in foreign currency exchange rates;

•	seasonal production and sale of our products;

•	the effects of competitive pricing pressures, including decreases in average selling prices of our products;

•	unanticipated expenses associated with changes in governmental regulations and environmental, health and safety requirements;

•	reductions or changes to existing fuel, chemical, nutrition or skin and personal care regulations and policies;

•	departure of key employees;

•	business interruptions, such as earthquakes and other natural disasters;

•	our ability to integrate businesses that we may acquire;

•	risks associated with the international aspects of our business; and

•	changes in general economic, industry and market conditions, both domestically and in foreign markets in which we operate.

Due to these factors and others the results of any quarterly or annual period may not meet our expectations or the expectations of our investors and may not be meaningful indications of our future performance.

We may require additional financing in the future and may not be able to obtain such financing on favorable terms, if at all, which could force us to delay, reduce or eliminate our research and development or commercialization activities.

To date, we have financed our operations primarily through our initial public offering, completed in June 2011, private placements of our equity and convertible debt securities, credit facilities, government grants and funding from strategic partners. In January 2013 we issued $125.0 million aggregate principal amount of convertible senior subordinated notes due 2018 (the “2018 Notes”). The 2018 Notes bear interest at a rate of 6.00% per year, payable in cash semi-annually. As of December 31, 2013, approximately $81.8 million aggregate principal amount of the 2018 Notes was outstanding. We entered into the HSBC facility that provides for a $35.0 million revolving facility for working capital and letters of credit. While we plan to enter into relationships with partners or collaborators for them to provide some portion or all of the capital needed to build production facilities, we may determine that it is more advantageous for us to provide some portion or all of the financing for new production facilities. Some of our previous funding has come from government grants; however, our future ability to obtain government grants is uncertain due to the competitive bid process and other factors.

In addition to the funds proposed to be raised through this offering of the Notes and the Concurrent Common Stock Offering, we may have to raise additional funds through public or private debt or equity financings to meet our capital requirements, including our portion of joint venture funding requirements. For example, although the Solazyme Bunge JV entered a loan agreement with BNDES for project financing funding to support the joint venture’s production facility in Brazil, including a portion of the construction costs of the facility, and has drawn on the funds, if we are unable to finalize the corporate guarantee documentation on acceptable terms, the Solazyme Bunge JV will be unable to draw down amounts under the loan in excess of amounts supported by bank guarantees and may have to seek additional financing. If the Solazyme Bunge JV is unable to secure additional financing, we will be required to fund our portion of the Solazyme Bunge JV’s capital requirements from existing sources or seek additional financing. In addition, our working capital requirements and the working capital requirements of the Solazyme Bunge JV are likely to increase as we and the Solazyme Bunge JV increase and begin production, respectively, due to an increase in inventory and the manufacture out-of-specification product during the ramp-up of commercial production. We may not be able to raise sufficient additional funds on terms that are favorable to us, if at all. If we fail to raise sufficient funds and continue to incur losses, our ability to fund our operations, take advantage of strategic opportunities, develop and commercialize products or technologies, or otherwise respond to competitive pressures could be significantly limited. If this happens, we may be forced to delay or terminate research and development programs or the commercialization of products resulting from our technologies, curtail or cease operations or obtain funds through collaborative and licensing arrangements that may require us to relinquish commercial rights, or grant licenses on terms that are not favorable to us. If adequate funds are not available, we will not be able to successfully execute our business plan or continue our business.

We have received government grant funding and entered contracts with government agencies, and may pursue government grant funding or contracts in the future. Our receipt of government funds through grants and contracts subjects us to additional regulatory oversight.

We have received government grants and have entered contracts with government agencies in the past. Activities funded by a government grant or pursuant to government contracts are subject to audits by government agencies. As part of an audit, these agencies may review our performance, cost structures and compliance with applicable laws, regulations and standards. Grant funds must be applied by us toward the research and development programs specified by the granting agency, rather than for all of our programs generally. If any of our grant-funded costs are found to be allocated improperly, the costs may not be reimbursed and any costs already reimbursed may have to be refunded. Accordingly, an audit could result in an adjustment to our revenues and results of operations. We are also subject to additional regulations based on our receipt of government grant funding and entry into government contracts. If we fail to comply with the requirements under our grants or contracts, we may face penalties or other negative consequences, and in such event we may not be awarded government funding or contracts in the future.

If we engage in any acquisitions, we will incur a variety of costs and may potentially face numerous risks that could adversely affect our business and operations.

If appropriate opportunities become available, we may seek to acquire additional businesses, assets, technologies or products to enhance our business. In connection with any acquisitions, we could issue additional equity or equity-linked securities such as the Notes, which would dilute our stockholders, incur substantial debt to fund the acquisitions, or assume significant liabilities.

Acquisitions involve numerous risks, including problems integrating the purchased operations, technologies or products, unanticipated costs and other liabilities, diversion of management’s attention from our core businesses, adverse effects on existing business relationships with current and/or prospective collaborators, customers and/or suppliers, risks associated with entering markets in which we have no or limited prior experience and potential loss of key employees. Acquisitions may also require us to record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges, incur amortization expenses related to certain intangible assets, and incur write offs and restructuring and other related expenses, any of which could harm our operating results and financial condition. If we fail in our integration efforts with respect to any of our acquisitions and are unable to efficiently operate as a combined organization, our business and financial condition may be adversely affected.

Raising additional funds may cause dilution to our stockholders or require us to relinquish valuable rights.

If we elect to raise additional funds through equity offerings or offerings of equity-linked securities, our stockholders would likely experience dilution. Debt financing, if available, may subject us to restrictive covenants that could limit our flexibility in conducting future business activities. For example, the HSBC facility contains financial covenants that, if breached, would require us to secure our obligations thereunder. To the extent that we raise additional funds through collaboration and licensing arrangements, it may be necessary for us to share a portion of the margin from the sale of our products. We may also be required to relinquish or license on unfavorable terms our rights to technologies or products that we otherwise would seek to develop or commercialize ourselves.

If we fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002 requires us and our independent registered public accounting firm to evaluate and report on our internal control over financial reporting, and have our chief executive officer and chief financial officer certify as to the accuracy and completeness of our financial reports. The process of implementing our internal controls and complying with Section 404 is expensive and time consuming, and requires significant attention from management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future.

Our management has concluded that there are no material weaknesses in our internal controls over financial reporting as of December 31, 2013. However, there can be no assurance that our controls over financial processes and reporting will be effective in the future or that material weaknesses or significant deficiencies in our internal controls will not be discovered in the future. Because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price.

Risks Relating to Securities Markets and Investment in Our Stock

The price of the Common Stock may be volatile. This volatility may affect the price at which you could sell the Common Stock you receive upon conversion of your Notes.

Stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the Notes and the Common Stock you receive upon conversion of your Notes. In addition, the average daily trading volume of the securities of small companies, particularly small technology companies, can be very low. Limited trading volume of our stock may contribute to its future volatility. Price declines in the Common Stock and the trading price of the Notes could result from general market and economic conditions and a variety of other factors, including any of the risk factors described in this prospectus.

These broad market and industry factors may seriously harm the market price of the Common Stock and the trading price of the Notes, regardless of our operating performance. The market price of the Common Stock could also be affected by possible sales of the Common Stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving the Common Stock. This trading activity could, in turn, affect the trading price of the Notes.

The sale or issuance by us of substantial amounts of our Common Stock following this offering could adversely impact the trading price of the Notes and the market price of the Common Stock.

As of December 31, 2013, we had 9,957,367 shares issuable upon the exercise of options outstanding under our equity incentive plans; 1,168 shares issuable upon vesting of restricted stock awards under our equity incentive plans; 1,871,907 shares issuable upon the vesting of restricted stock units under our equity incentive plans; 7,314,559 additional shares reserved for issuance under our equity incentive plans and our employee stock purchase plan; and 1,385,000 shares issuable under outstanding warrants. In addition, under our Collaboration Agreement with ADM, we have the right to deliver Common Stock for a portion of the annual amounts due under the agreement for use and operation of the Clinton Facility in lieu of cash.

In addition, our outstanding 2018 Notes are convertible at the option of the holders thereof into an aggregate of approximately 9.9 million shares of our Common Stock as of December 31, 2013 at an approximate conversion price of $8.26 per share, plus an additional cash amount equal to $83.33 per $1,000 principal amount of such notes for certain conversions occurring prior to November 1, 2016 that we may elect to settle in shares of our Common Stock. We may consider, from time to time following this offering, inducing holders to convert their 2018 Notes by issuing them additional shares of our Common Stock in connection with an early conversion, in addition to the early conversion payment described above, if applicable.

The Notes offered hereby will initially be convertible into an aggregate of          million shares of Common Stock based on the initial conversion rate of          shares per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $         per share), plus an additional cash amount equal to $83.33 per $1,000 principal amount of Notes for conversions occurring prior to January 1, 2018 that we may elect to settle in shares of our Common Stock.

We are also offering 5,000,000 shares of Common Stock (or 5,750,000 shares if the underwriters in that offering exercise their option to purchase additional shares in full) in our Concurrent Common Stock Offering pursuant to a separate prospectus.

The sale or the availability for sale of a large number of shares of Common Stock in the public market could cause the price of the Common Stock and the trading price of the Notes to decline.

Our certificate of incorporation, our bylaws and Delaware law contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of Delaware law (where we are incorporated), our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors. These provisions include:

•	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

•	requiring supermajority stockholder voting to effect certain amendments to our certificate of incorporation and bylaws;

•	eliminating the ability of stockholders to call special meetings of stockholders;

•	prohibiting stockholder action by written consent;

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and

•	dividing our board of directors into three classes so that only one third of our directors will be up for election in any given year.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, under certain circumstances, may make it more difficult for a person who would be an “interested stockholder,” as defined in Section 203, to effect various business combinations with us for a three-year period. Our certificate of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203. These provisions could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for the Common Stock, which, under certain circumstances, could reduce the market price of the Common Stock and the value of your Notes. See “Description of Capital Stock.”

Being a public company increases our expenses and administrative burden.

As a public company, we incur significant additional legal, accounting and other expenses. For example, as a public company, we have adopted internal and disclosure controls and procedures and bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under applicable securities laws.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the SEC and the NASDAQ-GS, create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. We evaluate and monitor developments with respect to new and proposed rules and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and attract and retain qualified executive officers. If these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for the Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If securities or industry analysts do not continue coverage of our company, the trading price for the Notes and the Common Stock would be negatively impacted. If one or more of the analysts who cover us downgrade the Common Stock or publish inaccurate or unfavorable research about our business, the price of the Notes and the Common Stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for the Notes and the Common Stock could decrease, which might cause the price of the Common Stock and its trading volume to decline, which in turn could adversely affect the trading price of the Notes.

We do not anticipate paying cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We do not anticipate paying cash dividends in the foreseeable future. As a result, only appreciation of the price of the Common Stock, which may never occur, would provide a return to you or the shares of Common Stock you receive upon any conversion of your Notes. Our HSBC facility restricts our ability to pay cash dividends, and we may be subject to additional dividend restrictions under the terms of future indebtedness. Investors seeking cash dividends should not invest in the Common Stock.

Risks Related to the Notes

The Notes are our unsecured senior obligations and will be subordinated in right of payment to any of our senior debt, effectively subordinated to our secured debt and structurally subordinated to all liabilities of our subsidiaries.

The Notes are our general unsecured obligations and will be subordinated in right of payment of senior debt. The Notes will effectively rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and be structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables, but excluding intercompany obligations. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt effectively ranking senior in right of payment to the Notes will be available to pay obligations on the Notes only after the secured debt has been repaid in full from these assets, and the payment of all amounts on the Notes is subordinated to prior payment in full of all obligations under the senior debt. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The Indenture (as defined in “Description of Notes”) does not prohibit us from incurring additional secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities. See “Description of Notes—Ranking” and “Description of Notes—Subordination.”

As of December 31, 2013, our total consolidated indebtedness was $93.5 million, $10.4 million of which would have been contractually senior to the Notes as senior debt. Of our $93.5 million of indebtedness, $70,000 is currently secured, and $10.4 million would be secured if we breach certain financial covenants. In addition, our subsidiaries had $1.3 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles in the United States (“GAAP”)) to which the Notes would have been structurally subordinated. After giving effect to the issuance of the Notes (assuming no exercise of the underwriter’s over-allotment option), our total consolidated indebtedness, as of December 31, 2013, would have been $193.5 million. Approximately $15.0 million of our $35.0 million HSBC facility supports a bank guarantee of the BNDES loan as of December 31, 2013, and would be considered contractually senior to the Notes as senior debt if the guarantee was called upon. In the event the Solazyme Bunge JV draws funds under the BNDES loan in excess of the amount supported by bank guarantees, we may be required to provide a corporate guarantee with respect to such excess amount. Such a corporate guarantee would be designated as Senior Debt under the Notes and, therefore, would rank senior to the Notes.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay amounts due under our indebtedness, including the Notes and the 2018 Notes.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes and the 2018 Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Notes.

We expect that many investors in, and potential purchasers of, the Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes. Investors would typically implement such a strategy by selling short the Common Stock underlying the Notes and dynamically adjusting their short position while continuing to hold the Notes. Investors may also implement this type of strategy by entering into swaps on the Common Stock in lieu of or in addition to short selling the Common Stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our Common Stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Notes to effect short sales of the Common Stock, borrow the Common Stock or enter into swaps on the Common Stock could adversely affect the trading price and the liquidity of the Notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the Indenture governing the Notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the Indenture governing the Notes that could have the effect of diminishing our ability to make payments on the Notes when due. Our existing HSBC facility restricts our ability to incur additional indebtedness, including secured indebtedness, but if the facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

We may not have the ability to raise the funds necessary to repurchase the Notes upon a fundamental change, and our current debt contains, and our future debt may contain, limitations on our ability to repurchase the Notes.

Holders of the Notes will have the right to require us to repurchase their Notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the relevant repurchase date as described under “Description of Notes—Fundamental Change.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Notes surrendered therefor. Holders of the 2018 Notes have an analogous right to require us to repurchase their notes upon the occurrence of a “fundamental change” as defined in the indenture governing the 2018 Notes (the “2018 Notes Indenture”). In addition, our ability to repurchase the Notes may be limited by law, by regulatory authority or by agreements governing our current or future indebtedness. Our existing HSBC facility restricts our repurchase of Notes or the 2018 Notes, and the occurrence of a fundamental change as defined in the Indenture or the 2018 Notes Indenture constitutes an event of default under this credit facility. Our failure to repurchase Notes or the 2018 Notes at a time when the repurchase is required by the applicable indenture would constitute a default under that indenture. A default under either indenture could also lead to a default under agreements governing our current or future indebtedness, including the HSBC facility or the 2018 Notes Indenture or the Indenture, as applicable. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes.

Holders of Notes will not be entitled to any rights with respect to the Common Stock, but will be subject to all changes made with respect to them.

Holders of Notes will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the Common Stock) prior to the conversion date with respect to any Notes they surrender for conversion, but will be subject to all changes affecting the Common Stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date with respect to any Notes surrendered for conversion, then the holder surrendering such Notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting the Common Stock.

The Notes are not protected by restrictive covenants.

The Indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness (other than indebtedness that is junior to any senior debt and senior to the Notes) or the issuance or repurchase of securities by us or any of our subsidiaries. The Indenture contains no covenants or other provisions to afford protection to holders of the Notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Fundamental Change,” “Description of Notes—Make Whole upon Certain Transactions” and “Description of Notes—Merger and Sale of Assets by Solazyme.”

The adjustment to the conversion rate for Notes converted in connection with a Make Whole Adjustment Event may not adequately compensate you for any lost value of your Notes as a result of such transaction.

If a Make Whole Adjustment Event (as defined in “Description of Notes—Make Whole upon Certain Transactions”) occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of Common Stock for Notes converted in connection with such Make Whole Adjustment Event. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of Common Stock in such transaction, as described below under “Description of Notes—Make Whole upon Certain Transactions.” The adjustment to the conversion rate for Notes converted in connection with a Make Whole Adjustment Event may not adequately compensate you for any lost value of your Notes as a result of such transaction. In addition, if the price of the Common Stock in the transaction, or the share price, is greater than $         per share or less than $        per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of Notes as a result of this adjustment exceed shares of Common Stock, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” In addition, you will not be entitled to an Early Conversion Payment for any conversion in connection with a Make Whole Adjustment Event.

Our obligation to increase the conversion rate upon the occurrence of a Make Whole Adjustment Event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Our GAAP operating results could fluctuate substantially due to the accounting for the early conversion payment features of the 2018 Notes and the Notes.

Holders who convert their Notes on or prior to January 1, 2018 will receive an Early Conversion Payment of $83.33 per $1,000 principal amount of Notes so converted. The Early Conversion Payment may be settled in cash or in shares of Common Stock, at our election, as described under “Description of Notes—Settlement of Conversions with Early Conversion Payment.” The Early Conversion Payment feature of the Notes will be accounted for under Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”) as an embedded derivative.

ASC 815 requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The fair value of the derivative is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative being charged to earnings (loss). We have determined that we must bifurcate and account for the Early Conversion Payment feature of the Notes as an embedded derivative in accordance with ASC 815. We will record this embedded derivative liability as a non-current liability on our consolidated balance sheet with a corresponding debt discount at the date of issuance that is netted against the principal amount of the Notes. The derivative liability will be remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative liability being recorded in other income and loss. We will estimate the fair value of these liabilities using a Monte Carlo simulation model.

The 2018 Notes have an analogous early conversion payment feature for conversions occurring prior to November 1, 2016 (other than conversions in connection with certain fundamental changes where we would be required to increase the conversion rate for converting holders under certain circumstances). We account for this early conversion payment feature of the 2018 Notes as an embedded derivative in accordance with ASC 815. We recorded a charge to other income (expense) of approximately $6.4 million which represents the change in fair value of the derivative liability relating to the early conversion feature of the 2018 Notes for the year ended December 31, 2013. We cannot predict the effect that the accounting for the Notes or the 2018 Notes will have on our GAAP operating results in future periods, which could be material.

The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on the Common Stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes— Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of Common Stock for cash, that may adversely affect the trading price of the Notes or the Common Stock. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your Notes. However, the fundamental change provisions will not afford protection to holders of Notes in the event of other transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.

Provisions of the Notes could discourage an acquisition of us by a third party.

Certain provisions of the Indenture and the Notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the Notes will have the right, at their option, to require us to repurchase all or a portion of their Notes. We may also be required to increase the conversion rate upon conversion or provide for conversion into the acquirer’s capital stock in the event of certain fundamental changes. In addition, the Indenture and the Notes will prohibit us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Notes and the Indenture.

We cannot assure you that an active trading market will develop for the Notes.

Prior to this offering, there has been no trading market for the Notes, and we do not intend to apply to list the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriter that it intends to make a market in the Notes after the offering is completed. However, the underwriter may cease its market-making at any time without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.

Any adverse rating of the Notes may cause their trading price to fall.

We do not intend to seek a rating on the Notes. However, if a rating service were to rate the Notes and if such rating service were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announces its intention to put the Notes on credit watch, the trading price of the Notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though you do not receive a corresponding cash distribution.

The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a Make Whole Adjustment Event occurs prior to the maturity date of the Notes, under some circumstances, we will increase the conversion rate for Notes converted in connection with the Make Whole Adjustment Event. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.” If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from subsequent payments on the Notes.

The Notes may be treated as contingent debt for U.S. federal income tax purposes.

We may be required to make additional payments on a Note in certain circumstances, including upon settlement of the Early Conversion Payment. Due to a lack of relevant authority regarding certain of these payments, the applicability to the Notes of Treasury Regulations governing contingent payment debt instruments is uncertain. In particular, the effect of the Early Conversion Payment on the tax treatment of the Notes is unclear. The Company intends to take the position that the possibility of such payments does not result in the Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. The Company’s position is not binding on the Internal Revenue Service (“IRS”). If the IRS takes a position contrary to that described above, a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) may be required to accrue interest income based upon a “comparable yield” (which would be higher than the stated interest on the Notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any gain on a sale or other taxable disposition of the Notes or upon conversion of the Notes would be treated as ordinary income rather than as capital gain. See “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         million ($         million if the underwriter exercises its over-allotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We also expect that we will receive net proceeds from the sale of 5,000,000 shares in our Concurrent Common Stock Offering (or 5,750,000 shares if the underwriters exercise their option to purchase additional shares in full) of approximately $         million, or approximately $         million if the underwriters in that offering exercise their option in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in that offering. Neither this offering nor the Concurrent Common Stock Offering are contingent on the other offering.

We intend to use the net proceeds of this offering and the Concurrent Common Stock Offering for capital expenditures, working capital and general corporate purposes.

DIVIDEND POLICY

We have not declared or paid cash dividends on the Common Stock since inception, and our board of directors presently plans to use the cash generated from operations to reinvest in the business. Accordingly, it is anticipated that no cash dividends will be paid to holders of Common Stock in the foreseeable future. Our HSBC facility restricts our ability to pay cash dividends. We may also be subject to additional dividend restrictions under the terms of future indebtedness.

PRICE RANGE OF COMMON STOCK

The Common Stock is listed on the NASDAQ-GS under the symbol “SZYM.” The following table sets forth the high and low sales prices per share for the periods presented below as reported by the NASDAQ-GS. Such quotations represent inter dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2012:
First Quarter	$16.00	$10.16
Second Quarter	16.31	9.40
Third Quarter	14.34	10.92
Fourth Quarter	11.59	6.45
Year Ended December 31, 2013:
First Quarter	$9.49	$6.81
Second Quarter	$12.89	$7.15
Third Quarter	$13.09	$10.20
Fourth Quarter	$12.10	$8.00
Year Ending December 31, 2014:
First Quarter (through March 24, 2014)	$15.00	$9.32

The closing price of the Common Stock on March 24, 2014 was $13.21. We had 93 stockholders of record of the Common Stock as of March 18, 2014.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding consolidated net loss before income taxes, loss on equity method investment and fixed charges and subtracting capitalized interest, net of amortization of debt fees and debt discount. Fixed charges were calculated by adding interest expense and the amortization of debt fees and debt discount. Our earnings are inadequate to cover fixed charges. We do not have any shares of preferred stock outstanding, so our ratio of earnings to fixed charges and preferred stock dividends (or related coverage deficiency) is equal to our ratio of earnings to fixed charges (or related coverage deficiency). The following table sets forth the dollar amount of the coverage deficiency for all periods (in thousands):

	Year Ended December 31,
	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	—	—	—	—	—
Deficiency of Earnings Available to Cover Fixed Charges	$(109,207)	$(81,581)	$(53,961)	$(16,420)	$(13,815)

CAPITALIZATION

The following table sets forth our cash, cash equivalents and marketable securities and capitalization as of December 31, 2013:

•	on an actual basis;

•

on an as adjusted basis to reflect the sale of the Notes (assuming no exercise of the underwriter’s over-allotment option), after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

•

on an as further adjusted basis to reflect the sale of 5,000,000 shares of the Common Stock in our Concurrent Common Stock Offering (assuming no exercise of the option to purchase additional shares granted to the underwriters of that offering) at a public offering price of $         per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. See “Concurrent Common Stock Offering.”

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related Notes, incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013.

	December 31, 2013
	Actual	As Adjusted	As Further Adjusted
	(in thousands, except share and per share amounts and footnotes)
Cash and cash equivalents	$54,977	$	$
Marketable securities	112,544

Total cash, cash equivalents and marketable securities	$167,521	$	$

Long-term debt and warrant liability:
% Convertible Senior Subordinated Notes due 2019(1)	$—	$	$
6.00% Convertible Senior Subordinated Notes due 2018(2)	83,083
Other long-term debt	10,374
Warrant liability	688

Total long-term debt and warrant liability	$94,145	$	$
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5,000,000 shares authorized; none issued, actual and adjusted	$—	$	$
Common Stock, par value $0.001 per share, 150,000,000 shares authorized; 68,744,534 shares issued and outstanding, actual and as adjusted; 73,744,534 shares issued and outstanding, as further adjusted(3)	69
Additional paid-in capital	448,990
Accumulated other comprehensive loss	(3,794)
Accumulated deficit	(306,317)

Total stockholders’ equity	$138,948	$	$

Total capitalization	$233,093	$	$

(1)	Excludes the derivative liability and unamortized debt discount relating to the early conversion payment feature of the Notes.

(2)	Includes derivative liability of $5.9 million and net unamortized debt discount of $4.6 million as of December 31, 2013. See Notes 2 and 11 of the consolidated financial statements from our Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	Excludes (i) 9,957,367 shares issuable upon the exercise of options outstanding as of December 31, 2013, having a weighted average exercise price of $8.72 per share, under our equity incentive plans, (ii) 1,168 shares of restricted stock subject to vesting under our equity incentive plans as of December 31, 2013, (iii) 1,871,507 shares issuable upon the vesting of restricted stock units under our equity incentive plans as of December 31, 2013, (iv) 7,314,559 additional shares reserved for issuance under our equity incentive plans and our employee stock purchase plan, (v) 1,385,000 shares issuable under outstanding warrants as of December 31, 2013 and (vi) the shares issuable upon conversion of the 2018 Notes (and any shares that we may determine to issue to induce holders of the 2018 Notes to convert their 2018 Notes) and shares issuable upon conversion of the Notes offered hereby.

DESCRIPTION OF NOTES

We will issue the Notes under an indenture (the “Indenture”) between us and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and registrar, paying agent and conversion agent (the “Paying Agent”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This description summarizes some, but not all, of the provisions of the Notes and the Indenture. We urge you to read the Indenture and the form of the note contained therein in their entirety, because they, and not this description, define your rights as a holder of the Notes.

You may request a copy of these documents at our address shown under “Where You Can Find Additional Information.”

In this section, references to “Solazyme,” “we,” “our” or “us” refer solely to Solazyme, Inc., and not its subsidiaries.

General

The Notes will initially be limited to an aggregate principal amount of $100,000,000 ($115,000,000 aggregate principal amount if the underwriter exercises in full its over-allotment option). The Notes will mature on October 1, 2019, unless earlier converted or repurchased.

The Notes will be issued only in denominations of $1,000 principal amount and multiples of $1,000 principal amount. The Notes will be payable at the designated corporate trust office of the Paying Agent. The Notes will be represented by one or more global securities registered in the name of a nominee of the depositary. See “—Book-Entry System.” We may directly or indirectly (regardless of whether such Notes are surrendered to us), to the extent permitted by law, repurchase Notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

The Notes will bear cash interest at the rate of    % per annum from April     , 2014, the anticipated date of original issuance of the Notes. We will pay interest on the Notes semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2014, to holders of record at the close of business on the March 15 or September 15 (as the case may be) immediately preceding such interest payment date.

We may not redeem the Notes prior to maturity, and no “sinking fund” is provided for the Notes.

Each payment of interest on the Notes will include interest accrued for the period commencing on the original issuance date or the most recent date on which interest has been paid or duly provided for through the day before the applicable interest payment date (or repurchase date or maturity date, as applicable). Any payment required to be made on any day that is not a Business Day will be made on the following Business Day and no interest or other amount will accrue or be paid as a result of any such postponement. Interest will be calculated using a 360-day year composed of twelve 30-day months or, for partial months, the number of days actually elapsed in a 30-day month. A “Business Day” is any weekday that is not a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated to close. Interest will cease to accrue on a Note upon its maturity, conversion or repurchase by us.

Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

You will have the option, subject to the conditions set forth below, to convert your Notes into shares of our Common Stock at an initial Conversion Rate of            shares of Common Stock per $1,000 principal amount of Notes (the “Conversion Rate”). This is equivalent to an initial conversion price of approximately $         per share. The Conversion Rate is subject to adjustment if certain events occur, as described below under “—Conversion Rate Adjustments.” With respect to any conversion prior to January 1, 2018, in addition to the shares deliverable upon conversion, you will be entitled to receive a cash payment equal to $83.33 per $1,000 principal amount of Notes surrendered for conversion (the “Early Conversion Payment”). We may elect to settle the Early Conversion Payment by delivering shares of Common Stock based on the volume weighted average prices of our Common Stock over the 5 Trading Day (as defined below) period beginning on the second Trading Day immediately following the applicable conversion date. Notwithstanding the foregoing, if a Holder elects to convert Notes in connection with a Make Whole Adjustment Event (as defined below), such Holder will not be entitled to receive the Early Conversion Payment but instead shall receive Additional Shares, if any, as described under “—Make Whole upon Certain Transactions.”

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Ranking

The Notes are general unsecured obligations of Solazyme. The Notes will be unsecured and subordinated in right of payment to all of our Senior Debt (as defined below under “—Subordination”). See “—Subordination.” The Notes will be equal or senior in right of payment to any of our indebtedness other than Senior Debt. The Notes will be structurally junior to all existing and future liabilities, including trade payables, of our subsidiaries and will be effectively subordinated to all of our existing and future secured indebtedness, including borrowings under the HSBC facility, to the extent of the value of the assets securing that indebtedness. The Indenture will not permit us to incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is contractually subordinate or junior in right of payment to any of our Senior Debt and senior in right of payment to the Notes (no such indebtedness being considered senior solely by virtue of being secured on a first or junior priority basis).

As of December 31, 2013, our total consolidated indebtedness was $93.5 million, $10.4 million of which would have been contractually senior to the Notes as Senior Debt. Of our $93.5 million of indebtedness, $70,000 is currently secured, and $10.4 million would be secured if we breach certain financial covenants. In addition, our subsidiaries had $1.3 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the Notes would have been structurally subordinated. After giving effect to the issuance of the Notes (assuming no exercise of the underwriter’s over-allotment option), our total consolidated indebtedness would have been, as of December 31, 2013, $193.5 million. We and our subsidiaries expect from time to time to incur additional indebtedness and liabilities. Approximately $15.0 million of our $35.0 million HSBC facility supports a bank guarantee of the BNDES loan as of December 31, 2013, and would be considered contractually senior to the Notes as senior debt if the guarantee was called upon. In the event the Solazyme Bunge JV draws funds under the BNDES loan in excess of the amount supported by bank guarantees, we may be required to provide a corporate guarantee with respect to such excess amount. Such a corporate guarantee would be designated as Senior Debt under the Notes and, therefore, would rank senior to the Notes.

Other than restrictions described under “—Fundamental Change” and “—Merger and Sales of Assets by Solazyme” below, and except for the provisions set forth under “Make Whole upon Certain Transactions,” the Indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the Indenture for the Notes and issue additional Notes under the Indenture with the same terms as the Notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Conversion Rights

You may convert your Notes at an initial Conversion Rate of             shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $         per share) until the close of business on the Scheduled Trading Day (as defined below) immediately preceding the maturity date. The Conversion Rate and the equivalent conversion price in effect at any given time will be subject to adjustment as described below under “—Conversion Rate Adjustments.” A holder may convert fewer than all of such holder’s Notes so long as the Notes converted are a multiple of $1,000 principal amount.

Upon any conversion of Notes for which the Conversion Date (as defined below) is prior to January 1, 2018, in addition to the shares deliverable upon conversion, a Holder shall be entitled to receive a cash payment equal to the Early Conversion Payment. We may elect to settle the Early Conversion Payment by delivering shares of Common Stock based on the volume weighted average prices of our Common Stock over the 5 Trading Day period immediately following the applicable Conversion Date. Notwithstanding the foregoing, if a Holder elects to convert Notes in connection with a Make Whole Adjustment Event (as defined below), such Holder will not be entitled to receive the Early Conversion Payment but instead shall receive Additional Shares, if any, as described under “—Make Whole upon Certain Transactions.”

“Scheduled Trading Day” means any day that is scheduled by the applicable exchange to be a Trading Day.

“Trading Day” means a day on which (i) there is no Market Disruption Event (as defined below) and (ii) trading in our securities generally occurs on the NASDAQ-GS or if our Common Stock is not listed on the NASDAQ-GS, then as reported by the New York Stock Exchange (“NYSE”), or if our Common Stock is not listed on the NYSE, then as reported by the NASDAQ Stock Market or the principal other national or regional securities exchange on which the shares of our Common Stock are then traded or, if our Common Stock is not listed or approved for trading on the NASDAQ Stock Market or another national or regional securities exchange, on the principal market on which shares of our Common Stock are then traded. If our Common Stock is not so listed or traded, “Trading Day” shall have the same meaning as Business Day.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for our Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

Upon conversion of a Note, a holder will not receive any cash payment of interest unless such conversion occurs between a regular record date and the interest payment date to which such record date relates (in which case interest will be paid as described in the following paragraph), and we will not adjust the Conversion Rate to account for accrued and unpaid interest. Except in such case, our settlement of conversions as described below under “—Settlement upon Conversion” will be deemed to satisfy our obligation with respect to such Notes. Accordingly, any accrued but unpaid interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

Holders of Notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such Notes at any time after the close of business on such regular record date.

If a holder submits its Notes for conversion between a record date and the opening of business on the next interest payment date, such holder must pay funds equal to the interest payable on the converted principal amount on such interest payment date; provided, however, that no such payment need be made (1) if we have specified a purchase date following a Fundamental Change that is after a regular record date and on or prior to the Business Day immediately succeeding the next interest payment date, (2) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes, or (3) if the Notes are surrendered for conversion after 5:00 p.m., New York City time (the “close of business”), on the record date for the payment of interest on the Notes at maturity. We will not be required to convert any Notes that are surrendered for conversion without payment of interest as required by this paragraph.

If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our Common Stock upon the conversion, unless the tax is due because the holder requests the shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together with (if the Notes are in certificated form) the certificated security, to the Paying Agent who will, on your behalf, convert the Notes into shares of our Common Stock and pay or deliver the Early Conversion Payment, if applicable. You may obtain copies of the required form of the conversion notice from the Paying Agent. If you hold a beneficial interest in a global Note, you must comply with DTC’s procedures for converting a beneficial interest in a global note. The “Conversion Date” with respect to a Note will be the date on which the holder of the Note has complied with all requirements under the Indenture to convert a Note.

Settlement upon Conversion

If you surrender your Note for conversion, you will receive, on the third Scheduled Trading Day following the Conversion Date a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Notes to be converted, divided by (B) $1,000, multiplied by (ii) the applicable Conversion Rate in effect on the Conversion Date; provided, however, that for any conversion that occurs on or after the record date for the payment of interest on the Notes at maturity, we will deliver such shares on the maturity date. In addition, (i) for any conversion in connection with certain “Make Whole Adjustment Events” (as defined below in “—Make Whole upon Certain Transactions”), we will settle conversions as described under “—Settlement of Conversions upon a Make Whole Adjustment

Event” and (ii) for any conversion prior to January 1, 2018 where an Early Conversion Payment is due in connection with such conversion, we will settle conversions as described under “—Settlement of Conversions with Early Conversion Payment.” Notwithstanding the foregoing, we will not deliver any fractional shares upon conversion (including fractional shares deliverable as an Early Conversion Payment); instead, we will deliver cash in lieu of fractional shares based on the Closing Sale Price of our Common Stock on the Conversion Date.

The “Closing Sale Price” of our Common Stock on any date means the closing per-share sale price (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported on the NASDAQ-GS or if our Common Stock is not listed on the NASDAQ-GS, then as reported on the NYSE or, if our Common Stock is not listed on the NYSE, then as reported by the NASDAQ Stock Market or the principal other national or regional securities exchange on which the shares of our Common Stock are then traded or quoted or, if our Common Stock is not listed or approved for trading on the NASDAQ Stock Market or another national or regional securities exchange, on the principal market on which shares of our Common Stock are then traded. If our Common Stock is not so traded or quoted, the “Closing Sale Price” of our Common Stock will be the average of the midpoint of the last bid and ask prices for shares of our Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include the underwriter.

You will be deemed to be the record holder of the shares of our Common Stock deliverable on conversion as of the close of business on the Conversion Date.

Settlement of Conversions with Early Conversion Payment

If you surrender your Notes for conversion on or prior to January 1, 2018 (other than conversions in connection with a Make Whole Adjustment Event), you will receive, on the third Scheduled Trading Day following the last Trading Day of the “Averaging Period” (as defined below), in addition to the number of shares deliverable upon conversion as described under “—Settlement upon Conversion” (including cash in lieu of any fractional share), (i) cash equal to the Early Conversion Payment ($83.33 per $1,000 principal amount of Notes so surrendered for conversion), if we elect to make such payment in cash, or (ii) shares of Common Stock equal to the Early Conversion Payment otherwise payable in cash to such converting Holder divided by the “Reference Price.” We will inform holders so converting through the trustee of the settlement method we have elected no later than the close of business on the Trading Day immediately following the related Conversion Date. If we do not timely elect a settlement method, we will be deemed to have elected to settle the Early Conversion Payment by delivering shares of Common Stock. Notwithstanding the foregoing, we will not deliver any fractional shares deliverable upon settlement of the Early Conversion Payment; instead, we will deliver cash in lieu of fractional shares based on the Closing Sale Price of our Common Stock on the Conversion Date.

The “volume weighted average price” means, for each of the 5 consecutive Trading Days during the applicable Averaging Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SZYM <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “volume weighted average price” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

The “Averaging Period,” for purposes of determining any Early Conversion Payment to be settled in Common Stock, means the 5 consecutive Trading Day period beginning on the second Trading Day immediately following the applicable Conversion Date.

The “Reference Price” equals the average of the volume weighted average prices of the Common Stock over the applicable Averaging Period.

Conversion Rate Adjustments

The Conversion Rate will be adjusted as described below, except that we will not make any adjustments to the Conversion Rate if holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of Common Stock equal to (i) the applicable Conversion Rate multiplied by (ii) the principal amount of Notes held by such holder divided by $1,000.

(1)	If we issue solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if we effect a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR´ = CR0	x	OS´ OS0

where,

CR0 =

the Conversion Rate in effect immediately prior to the close of business on the record date (as defined below) for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR´ =	the Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 =

the number of shares of the Common Stock outstanding immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS´ =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution or such share split or share combination, as the case may be.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared that results in an adjustment under this clause (1) but is not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or to effect such split or combination, to the Conversion Rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared or announced.

(2)	If we distribute to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days from the declaration date of such distribution to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate will be increased based on the following formula:

CR´ = CR0	x	OS0 + X OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR´ =	the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the close of business on the record date for such distribution;

X =	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the record date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the applicable Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such record date for such distribution had not been fixed.

For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of the Common Stock, excluding:

•	dividends or distributions (including share splits) referred to in clause (1) or (2) above;

•	spin-offs to which the provisions set forth below in this clause (3) shall apply; and

•	dividends or distributions paid in cash and covered by clause (4) below,

then the Conversion Rate will be increased based on the following formula:

CR´ = CR0	x	SP0 SP0 – FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR´ =	the Conversion Rate in effect immediately after the close of business on the record date for such distribution;

SP0 =

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock on the record date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note shall receive, upon conversion, in respect of each $1,000 principal amount thereof, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, which capital stock or similar equity interest will be quoted or listed for trading on a U.S. national securities exchange after its distribution (a “spin-off”), the Conversion Rate will be increased based on the following formula:

CR´ = CR0	x	FMV + MP0 MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the end of the valuation period (as defined below);

CR´ =	the Conversion Rate in effect immediately after the end of the valuation period;

FMV =	the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Closing Sale Price set forth under “—Settlement upon Conversion” as if references therein to the Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period immediately following, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the Closing Sale Prices of the Common Stock over the valuation period.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the close of business on the last Trading Day of the valuation period; provided that in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the Conversion Rate.

(4)	If we pay any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate will be increased based on the following formula:

CR´ = CR0	x	SP0 SP0 -C

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR´ =	the Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 =

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per share we distribute to all or substantially all holders of the Common Stock.

Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a Note shall receive, upon conversion, in respect of each $1,000 principal amount thereof, the amount of cash that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such cash dividend or distribution.

(5)	If we make or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day Period immediately following, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the Conversion Rate will be increased based on the following formula:

CR´ = CR0	x	FMV + (SP´ x OS´) OS0 x SP´

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

CR´ =	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

FMV =	the aggregate value, on the expiration date, of all cash and the fair market value (as determined by our board of directors or a committee thereof) of any other consideration paid or payable for shares validly tendered or exchanged as of the expiration date;

OS´ =	the number of shares of Common Stock outstanding immediately after the time (the “expiration time”) that the tender or exchange offer expires (after giving effect to such tender offer or exchange offer);

OS =	the number of shares of Common Stock outstanding immediately prior to the expiration time (prior to giving effect to such tender offer or exchange offer); and

SP´ =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date and the conversion date in determining the Conversion Rate.

Except as stated herein, we will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination). In no event will we adjust the Conversion Rate (or take any action that would result in an adjustment to the Conversion Rate) to the extent that the adjustment would reduce the conversion price below the par value per share of the Common Stock.

As used in this section, “ex-dividend date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, “effective date” means the first date on which the shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant transaction and “open of business” means 9:00 a.m., New York City time.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its Notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of the Common Stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted Conversion Rate for such ex-dividend date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such ex-dividend date will not be made for such converting Holder. Instead, such holder will be treated as if such holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

If we adopt a stockholders rights plan providing that each share of Common Stock issued upon conversion of the Notes, at any time prior to the distribution of separate certificates representing the rights, will be entitled to receive the right, then there will not be any adjustment to the Conversion Rate as a result of the issuance of rights, the distribution of separate certificates representing rights, the exercise or redemption of rights in accordance with any rights agreement, or the termination or invalidation of rights. In such a case, however, holders will receive the rights under the rights plan upon conversion unless, prior to any conversion, the rights have separated from the Common Stock. If the rights have separated, the Conversion Rate will be adjusted at the time of separation as provided in clause (3) above and further adjusted in the event of certain events affecting such rights following any separation from the Common Stock (subject to readjustment in the event of the expiration, termination or redemption of such rights).

The applicable Conversion Rate will not be adjusted upon certain events, including but not limited to:

•

upon the issuance of any shares of our Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Solazyme and the investment of additional optional amounts in shares of our Common Stock under any plan;

•

upon the issuance of any shares of our Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of Solazyme;

•	ordinary course of business stock repurchases including structured or derivative transactions,

•	pursuant to a stock repurchase program approved by our board of directors (but, for the avoidance of doubt, excluding transactions described in clause (5) above);

•	any accrued and unpaid interest or additional interest; or

•	upon the issuance of any shares of our Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued.

Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the applicable Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable Conversion Rate. If the adjustment is not made because the adjustment does not change the applicable Conversion Rate by more than 1% (after giving effect to all adjustments not previously made but carried forward pursuant to this sentence), then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, all such carried forward adjustments shall be made with respect to the affected Notes on any Conversion Date with respect to the Notes, unless such adjustment has already been made.

We may also (but are not required to) increase the Conversion Rate as permitted by law for at least 20 Business Days, if our board of directors determines that such increase would be in our best interest, so long as the increase is irrevocable during the period. We may also (but are not required to)

increase the Conversion Rate to avoid or diminish income tax to holders of our Common Stock, or rights to purchase shares of our Common Stock, in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of shares of the Common Stock, be deemed to have received a dividend or dividend equivalent subject to U.S. federal income or withholding tax as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the Conversion Rate, see “Material U.S. Federal Income Tax Considerations.”

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of:

•	any reclassification of our Common Stock;

•	a consolidation, merger, combination or binding share exchange involving us; or

•	a sale or conveyance to another person of all or substantially all of our property and assets,

in each case, in which holders of our outstanding Common Stock are entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) for their shares of our Common Stock (“Reference Property”), we, or the successor, purchaser, or transferee person, as the case may be, will execute and deliver to the trustee a supplemental indenture to provide that you will be entitled thereafter to convert your Notes into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction; provided that, at and after the effective time of any such transaction, the number of shares of Common Stock otherwise deliverable upon conversion of the Notes as set forth under “—Settlement upon Conversion” above will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction. If the Notes become convertible into Reference Property, we will notify the holders and the Trustee.

For purposes of the foregoing, the type and amount of consideration that holders of our Common Stock are entitled to in the case of any reclassification, consolidation, merger, combination, binding share exchange, sale or transfer of assets or other transaction that causes our Common Stock to be converted into the right to receive more than a single type of consideration, because the holders of our Common Stock have the right to elect the type of consideration they receive, will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our Common Stock that affirmatively make such an election. We will notify holders and the Trustee of the weighted average as soon as practicable after such determination is made.

Except as specifically described in this section and under “—Conversion Rights” above, the applicable Conversion Rate will not be subject to adjustment in the case of the issuance of shares of our Common Stock or any securities convertible into or exchangeable for shares of our Common Stock or the right, option or warrant to purchase shares of our Common Stock or such convertible or exchangeable securities.

Adjustments of Prices

Whenever any provision of the Indenture requires us to calculate the Closing Sale Prices, the “Share Price” for purposes of a Make Whole Adjustment Event or the “Reference Price” for purposes of determining shares deliverable to settle an Early Conversion Payment over a span of multiple days, our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the record date of the event occurs, at any time during the period when such Closing Sale Prices or Share Prices are, or the Reference Price is, to be calculated.

Make Whole upon Certain Transactions

If a Fundamental Change pursuant to clauses (1), (2), (3) or (4) of the definition thereof (which, with respect to any event described in clause (2) of the definition of Fundamental Change, shall be determined without regard to the exception provided by the second bullet point of clause (2) of such definition) (any such event, a “Make Whole Adjustment Event”), occurs prior to the maturity date, and if a holder of Notes elects to convert its Notes in connection with any such Make Whole Adjustment Event (any conversion during the period beginning with, and including, the Effective Date to, and including, the Scheduled Trading Day immediately preceding the related Fundamental Change repurchase date or, if the Make Whole Adjustment Event does not also constitute a Fundamental Change, the 30th Scheduled Trading Day immediately following the Effective Date, as the case may be, will be deemed to be “in connection with” such Make Whole Adjustment Event), the Conversion Rate for any such Notes tendered for conversion will be increased by a number of additional shares of the Common Stock (the “Additional Shares”). We will notify holders and the Trustee not later than the Effective Date of such Make Whole Adjustment Event, describing the Make Whole Adjustment Event and such holders’ rights to Additional Shares hereunder.

The number of Additional Shares will be determined by reference to the table below, based on the date on which such Make Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and the price paid per share for our Common Stock in such Make Whole Adjustment Event (the “Share Price”). If holders of our Common Stock receive only cash in such Make Whole Adjustment Event described in clause (2) under the definition of Fundamental Change, the Share Price will be the cash amount paid per share of our Common Stock. Otherwise, the Share Price will be the average of the Closing Sale Prices of our Common Stock over the ten Trading Day period ending on the Trading Day immediately preceding the Effective Date.

The Share Prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the Share Price paid per share of our Common Stock in the Make Whole Adjustment Event and the number of Additional Shares per $1,000 principal amount of Notes by which the Conversion Rate will be increased:

Share Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
April , 2014
October 1, 2015
October 1, 2016
October 1, 2017
October 1, 2018
October 1, 2019

The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

•

If the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the two Effective Dates, as applicable, based on a 365-day year.

•	If the Share Price is greater than $ per share, subject to adjustment, the Conversion Rate will not be adjusted.

•	If the Share Price is less than $ per share (the closing price of the Common Stock on the date hereof), subject to adjustment, the Conversion Rate will not be adjusted.

Notwithstanding the foregoing, in no event will the total number of shares of our Common Stock issuable upon conversion exceed             shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate as set forth above under “—Conversion Rate Adjustments.”

Our obligation to satisfy the Additional Shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

In the event of a conversion of Notes in connection with a Make Whole Adjustment Event that results in an adjustment of the Conversion Rate, a holder may be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.”

Settlement of Conversions upon a Make Whole Adjustment Event

We will settle conversion of Notes converted in connection with a Make Whole Adjustment Event as described above under “—Settlement upon Conversion.”

Fundamental Change

If a Fundamental Change occurs, each holder of Notes will have the right, at its option, to require us to repurchase for cash all of its Notes, or any portion of the principal amount thereof, that is equal to $1,000 or a multiple of $1,000. The price we are required to pay in cash is equal to 100% of the principal amount of Notes to be repurchased plus accrued and unpaid interest, if any, thereon to (but excluding) the repurchase date.

Within 10 calendar days after the occurrence of a Fundamental Change, we will give to the holders of the Notes notice of the transaction or transactions that constitute the Fundamental Change and of the repurchase right arising as a result of the Fundamental Change. We must also deliver a copy of this notice to the Trustee. Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the repurchase right, you must deliver on or before the close of business on the Scheduled Trading Day immediately preceding the Fundamental Change repurchase date, written notice to the Trustee of your exercise of your repurchase right, together with the Notes with respect to which the right is being exercised. We are required to repurchase the Notes on the date that is no fewer than 20 calendar days and no more than 45 calendar days after the date of our notice.

A “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(1) any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person has acquired beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors;

(2) we merge or consolidate with or into any other person (other than a subsidiary), any merger of another person into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person, other than any transaction:

•	involving a merger or consolidation that does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Stock; or

•

pursuant to which the holders of our Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, with such holders’ proportional voting power immediately after the transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other with respect to the Common Stock that they held immediately before such transaction; or

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which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our Common Stock solely into shares of Common Stock of the surviving entity;

(3) our stockholders approve any plan or proposal for our liquidation or dissolution; or

(4) a termination of trading.

However, a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Fundamental Change under clause (1) and/or clause (2) above consists of shares of common stock traded on the NASDAQ-GS, the NASDAQ Global Market or the NYSE (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and as a result of the merger or consolidation the Notes become convertible into such consideration.

For purposes of these provisions:

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“termination of trading” will be deemed to have occurred if our Common Stock (or other common stock into which the Notes are then convertible) is neither listed nor approved for trading on the NASDAQ-GS, the NASDAQ Global Market or the NYSE (or any of their respective successors);

•	whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act; and

•	“person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

A holder’s notice electing to require us to repurchase such holder’s Notes in connection with a Fundamental Change must state:

•	the portion of the principal amount of Notes to be repurchased, in multiples of $1,000;

•	that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the Indenture; and

•	if certificated Notes have been issued, the certificate numbers of the Notes to be delivered for repurchase.

You may withdraw any repurchase notice by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day immediately preceding the repurchase date. If a holder of Notes delivers a repurchase notice, it may not thereafter surrender such Notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must state:

•	the principal amount of the withdrawn Notes, in multiples of $1,000;

•	if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.

If the Notes are held in book entry form the above notices must also comply with the appropriate procedures of DTC.

If a Fundamental Change were to occur, we may not have enough funds to pay the Fundamental Change purchase price. In addition, we have, and may in the future incur, other indebtedness with similar change of control provisions permitting our debt holders to accelerate upon the occurrence of similar events and that may contain negative covenants limiting our ability to purchase the Notes upon the occurrence of a Fundamental Change. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the Notes upon a fundamental change, and our current debt contains, and our future debt may contain, limitations on our ability to repurchase of the Notes.” Our current HSBC facility restricts the repurchase of Notes upon a fundamental change, and the occurrence of a fundamental change would constitute an event of default under that facility. If we fail to purchase the Notes when required following a Fundamental Change, we will be in default under the Indenture, the HSBC facility and the 2018 Notes Indenture, as applicable.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Fundamental Change. In addition, Rule 13e-4 under the Exchange Act requires the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to the holders of Notes. We will comply with these rules to the extent they apply at that time.

The definition of Fundamental Change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our and our subsidiaries’ assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of Solazyme’s and its subsidiaries’ assets may be uncertain.

The foregoing provisions would not necessarily provide the holders of Notes with protection if we are involved in a highly leveraged or other transaction that may adversely affect the holders.

If a Fundamental Change were to occur, we may not have sufficient funds to pay the Fundamental Change repurchase price. See “Risk Factors—Risks Related to the Notes—We may not

have the ability to raise the funds necessary to repurchase the Notes upon a fundamental change, and our current debt contains, and our future debt may contain, limitations on our ability to repurchase of the Notes.” In particular, we have, and may in the future incur, other indebtedness with similar Fundamental Change provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specified dates. If we fail to repurchase the Notes when required following a Fundamental Change, we will be in default under the Indenture.

No Optional Redemption

We may not redeem the Notes prior to maturity. No sinking fund is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

Merger and Sales of Assets by Solazyme

We may not (1) consolidate with or merge into any other person or sell, convey, lease or transfer all or substantially all of our assets to any other person in any one transaction or series of related transactions, or (2) permit any person to consolidate with or merge into us, unless

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if we are not the surviving person, then the surviving person formed by such consolidation or into which we are merged or the person to which our assets are so transferred shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the surviving person shall execute and deliver to the Trustee a supplemental indenture expressly assuming the payment when due of the principal of and interest on the Notes and the performance of each of our other covenants under the Indenture; and

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing.

Upon any such consolidation, merger, sale, conveyance or transfer, the surviving person (if not us) shall succeed to, and may exercise every right and power of, us under the Indenture.

Although these types of transactions are permitted under the Indenture, certain of the foregoing transactions could constitute a Fundamental Change permitting each holder to require us to repurchase the Notes of such holder as described above.

Events of Default

The following are events of default with respect to the Notes:

•	default for 30 days in payment of any interest due and payable on the Notes;

•	default in payment of principal of the Notes at maturity or upon repurchase following a Fundamental Change, when the same becomes due and payable;

•	we fail to provide notice of the occurrence of a Fundamental Change or a Make Whole Adjustment Event as required by the Indenture;

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default in our obligation to deliver shares of Common Stock required to be delivered upon conversion of the Notes, together with cash in lieu thereof in respect of any fractional shares and any cash payment required to be paid in settlement of any applicable Early Conversion

Payment, upon conversion of any Notes and such default continues for a period of five Business Days after the scheduled settlement date for such conversion;

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default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Solazyme or any of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act), whether such indebtedness now exists, or is created after the date of the Indenture, if that default:

(1)	is caused by a failure to pay at stated maturity the principal of such indebtedness prior to the expiration of any grace period provided in such indebtedness as of the date of such default (a payment default); or

(2)	results in the acceleration of such indebtedness prior to its express maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more unless such payment default is cured or waived or such acceleration is rescinded, stayed or annulled within 30 days after the date of such payment default or acceleration;

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default in our performance of any other covenants or agreements in respect of the Notes contained in the Indenture or the Notes for 60 days after written notice of such default to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

•	certain events of bankruptcy, insolvency and reorganization of us or any of our Significant Subsidiaries.

Notwithstanding the foregoing, the Indenture will provide that, to the extent elected by us, the sole remedy for an event of default described in the 6th bullet above relating to the failure to file any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended or as otherwise required to be filed pursuant to the Indenture, will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to (x) 0.25% of the principal amount of the Notes for the first 90 days after which the event of default occurs and is continuing and (y) 0.50% of the principal amount of the Notes for the next 90 days beginning on the 91st day after which the event of default occurs and is continuing. Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the Notes. Additional interest will accrue on all outstanding Notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the Indenture first occurs to but not including the 180th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 181st day after the occurrence of such event of default (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 181st day), such additional interest will cease to accrue and, if the event of default relating to reporting obligations has not been cured or waived prior to such 181st day, the Notes will be subject to acceleration as provided herein. The provisions of the Indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event that we do not elect to pay additional interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided herein. To make such election, we must give notice to the Trustee for holders prior to beginning of such 180-day period. Notwithstanding the foregoing, any additional interest that we elect to pay pursuant to this paragraph will not exceed 0.50% per annum, regardless of the number of events that give rise to the obligation or election to pay any such additional interest.

The Indenture requires that we file annually with the Trustee a certificate describing any default by us in the performance of any conditions or covenants that has occurred under the Indenture and its status. We must give the Trustee written notice within 30 days of any default under the Indenture and any event that with the giving of notice or the lapse of time would become an event of default under the Indenture.

The Indenture provides that if an event of default occurs and is continuing with respect to the Notes, either the Trustee or the registered holders of at least 25% in aggregate principal amount of the Notes may declare the principal amount plus accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If certain events of bankruptcy, insolvency or reorganization of us occur, the principal amount plus accrued and unpaid interest, if any, on the Notes will become immediately due and payable without any action on the part of the Trustee or any holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to the Notes have been cured (other than the nonpayment of principal of the Notes which has become due solely by reason of the declaration of acceleration), then the registered holders of a majority in aggregate principal amount of Notes may rescind the declaration of acceleration.

A holder of Notes may pursue any remedy under the Indenture only if:

•	the holder gives the Trustee written notice of a continuing event of default for the Notes;

•	the holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

•	the holder offers to the Trustee indemnity reasonably satisfactory to the Trustee against loss, liability and expenses;

•	the Trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of Notes to sue for enforcement of payment of the principal of or interest on the holder’s Notes on or after the respective due dates expressed in its Notes or the holder’s right to convert its Notes in accordance with the Indenture.

The Trustee is entitled under the Indenture, subject to the duty of the Trustee during a default to act with the required standard of care, to reasonable indemnification before proceeding to exercise any right or power under the Indenture at the direction of the registered holders of the Notes or which requires the Trustee to incur any financial liability. The Indenture also provides that the registered holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any such direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other registered holders of the Notes, or would involve the Trustee in personal liability.

The Indenture provides that, while the Trustee generally must mail notice of a default or event of default to the registered holders of the Notes within 90 days of occurrence, the Trustee may withhold notice of any default or event of default (except in payment of principal or interest on the Notes) if the Trustee in good faith determines that the withholding of such notice is in the interest of the registered holders of the Notes.

Modification and Waiver

We may amend or supplement the Indenture if the holders of a majority in principal amount of the Notes consent to it. Without the consent of the holder of each Note affected thereby, however, no modification may:

•	reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver;

•	reduce any rate of interest or change the time for payment of interest on the Notes;

•	reduce the principal amount of the Notes or change their final stated maturity;

•	reduce the repurchase price of the Notes or change the time at which the Notes may or must be repurchased;

•	make payments on the Notes payable in currency other than as originally stated in the Notes;

•	impair the holder’s right to institute suit for the enforcement of any payment on the Notes;

•	make any change in the percentage of principal amount of Notes necessary to waive compliance with some provisions of the Indenture or to make any change in this provision for modification;

•	waive a continuing default or event of default regarding any payment on the Notes;

•	adversely affect the conversion or repurchase provisions of the Notes; or

•	modify the subordination provisions in a manner adverse to holders of Notes.

We may amend or supplement the Indenture or waive any provision of it without the consent of any holders of Notes in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency provided such amendment or modification does not adversely affect any outstanding Notes in any material respect;

•	to provide for the assumption of our obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•	to provide any security for or guarantees of the Notes;

•	to comply with any requirement to maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

•	to add covenants for the benefit of the holders of Notes or to surrender any rights we have under the Indenture;

•	to add events of default with respect to the Notes;

•	to add circumstances under which we will pay additional interest on the Notes;

•	to make any other change that does not adversely affect any outstanding Notes; or

•	to conform the provisions thereof to this Description of Notes.

The holders of a majority in principal amount of the outstanding Notes generally may waive any existing or past default or event of default. Those holders may not, however, waive any default or event of default in any payment on any Note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, with respect to amendments that do not require the consent of holders of Notes, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Subordination

Solazyme covenants and agrees, and each holder of a Note, by accepting a Note, likewise covenants and agrees, that all payments on the Notes, including the payment of principal or interest on the Notes, will be subordinated to the prior payment in full in cash of all Senior Debt of Solazyme (except as to any portion of the Senior Debt, with respect to which such holder of that portion of the Senior Debt has received other payment satisfactory to, and agreed to by, such holder of Senior Debt in writing) and the subordination is for the benefit of and enforceable by the holders of the Senior Debt. The rights of the holders of Senior Debt to enforce the subordination obligations hereunder shall not be impaired by any act or failure to act by Solazyme, including without limitation an Insolvency Proceeding (as defined below).

The holders of Senior Debt will be entitled to receive payment in full in cash of all obligations due in respect of Senior Debt (including without limitation, interest after the commencement of any bankruptcy proceeding at the rate specified in such Senior Debt) before the holders of Notes will be entitled to receive any payment with respect to the Notes, in the event of any distribution to creditors of Solazyme (each of the following, an Insolvency Proceeding):

(1) in a liquidation, winding up or dissolution of Solazyme;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Solazyme or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of Solazyme’s assets and liabilities.

Solazyme also may not make any payment in respect of the Notes if:

(1) a payment default on any Senior Debt occurs and is continuing beyond any applicable grace period or upon the acceleration of the maturity thereof (a “Payment Default”); or

(2) any other default occurs, other than a Payment Default, and is continuing on any Senior Debt that permits holders of that Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from Solazyme or the holders of any Senior Debt (a “Non-Payment Default”).

Payments on the Notes may and will be resumed:

(1) in the case of a Payment Default, upon the date on which such default is cured or waived; and

(2) in the case of a Non-Payment Default, upon the earlier of the date on which such Non-Payment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated.

No new Payment Blockage Notice may be delivered by a holder of Senior Debt that has delivered a prior Payment Blockage Notice unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice by such holder of Senior Debt; and

(2) all scheduled payments of principal and interest, if any, on the Notes that have come due have been paid in full in cash.

No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice by a holder of Senior Debt to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice by such holder of Senior Debt.

A Payment Blockage Notice sent by one holder of Senior Debt does not affect or impair the right of another holder of Senior Debt to send a Payment Blockage Notice.

If the Trustee receives a payment in respect of the Notes when the payment is prohibited by these subordination provisions, the Trustee will hold the payment in trust for the benefit of the holders of Senior Debt and shall pay forthwith over and deliver to, the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held by them) for application to the payment of all Senior Debt remaining unpaid.

If payment of principal or interest on the Notes is accelerated due to an event of default under the Notes or the holders have the right to require Solazyme to repurchase all or a portion of their Notes upon the occurrence of a Fundamental Change, the Trustee shall promptly notify the holders of any then outstanding Senior Debt of such acceleration or Fundamental Change. If any such Fundamental Change occurs while any Senior Debt is outstanding, payments of amounts with respect to the Notes (other than cash payments in lieu of fractional shares of Common Stock or to settle an Early Conversion Payment payable upon conversion) may be delayed or blocked if a Payment Blockage Notice is then in effect as a result of the Fundamental Change or otherwise. If any such acceleration of the Notes occurs while any Senior Debt is outstanding, Solazyme may not make payments of amounts due with respect to the Notes (other than cash payments in lieu of fractional shares of Common Stock or to settle an Early Conversion Payment payable upon conversion) until all Senior Debt has been paid in full in cash (except as to any portion of the Senior Debt, with respect to which such holder of that portion of the Senior Debt has received other payment satisfactory to, and agreed to by, such holder of Senior Debt in writing) or until such acceleration of the Notes is rescinded in accordance with the terms of the Indenture (subject to any Payment Default or Payment Blockage Notice, if any, that may then be in effect).

Each holder of a Note, by accepting a Note, also acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. The holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided for in the Notes or the Indenture or the obligations of the holders of the Notes to the holders of the Senior Debt, do any one or more of the following:

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change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which any Senior Debt is outstanding or secured;

•	sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;

•	release any person liable in any manner for the collection of Senior Debt;

•	exercise or refrain from exercising any rights against the Solazyme or any other person; and

•	take any other action in the reasonable business judgment of the holders of Senior Debt.

No such action or inaction shall impair or otherwise affect the holder of such Senior Debt’s rights under the Notes or the Indenture. Each holder of a Note, by accepting a Note, and the Trustee, on behalf of the holders of the Notes, waive the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and they each agree that it shall not assert any such defenses or rights.

Nothing in these subordination provisions shall prohibit the conversion of any or all of the Notes into Common Stock, including cash payments in lieu of fractional shares of Common Stock or to settle any Early Conversion Payment payable upon any such conversion.

For purposes of these provisions:

“Senior Debt” means: (i) the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under, that certain Loan and Security Agreement dated as of March 26, 2013 between HSBC Bank, USA, National Association and Solazyme (including any pledge, lien or security interest of collateral with respect thereto), as such facility may be amended, modified or supplemented from time to time, including any deferrals, renewals, refinancings or extensions thereof; provided that the aggregate principal amount of any such indebtedness shall not exceed $35.0 million outstanding at any time and (ii) the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under (x) indebtedness of Solazyme (including, for the avoidance of doubt, guarantees of payment obligations of one or more other persons) incurred for the purchase, construction or improvement of product production facilities (including related equipment) or (y) indebtedness of Solazyme incurred for research and development expenses relating to its existing lines of business; provided that (1) such indebtedness (or guarantee) under which such obligation is created states that such indebtedness (or guarantee) shall be “Senior Debt” for purposes of the Indenture and (2) the aggregate principal amount of any such indebtedness (including the principal amount of any such guaranteed indebtedness)) identified as “Senior Debt” under this clause (ii) shall not exceed $75.0 million outstanding at any time.

Limitation on Incurring Senior Unsubordinated Indebtedness

Solazyme will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of Solazyme and senior in right of payment to the Notes. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Discharge

We may satisfy and discharge our obligations under the Indenture by delivering to the registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at the stated maturity, any Fundamental Change repurchase date or upon conversion or otherwise, cash and shares of our Common Stock (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding Notes and all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Prices of our Common Stock, any interest payable on the Notes and the Conversion Rate of the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of our calculations without independent verification. The Trustee will forward our calculations to any holder of Notes upon the written request of that holder.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

Reports

The Indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the Trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR, provided, however, that the Trustee shall have no obligation whatsoever to determine whether such filing has occurred.

Trustee

Wells Fargo Bank, National Association is the initial Trustee and Paying Agent under the Indenture.

If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any Notes only after those holders have offered the Trustee indemnity reasonably satisfactory to it against loss, liability or expenses.

If the Trustee becomes one of our creditors, it will be subject to limitations in the Indenture on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the Notes in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the Notes. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Notes will be exchangeable for other Notes, for the same principal amount and for the same terms but in different authorized denominations in accordance with the Indenture. Holders may present Notes for registration of transfer at the office of the Paying Agent or any transfer agent we designate. The Paying Agent or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. See “—Book-Entry System” below for further description of the procedures and requirements for transfer of ownership pursuant to DTC’s book-entry transfer system.

We have appointed the Paying Agent as security registrar for the Notes. We may at any time rescind that designation or approve a change in the location through which any registrar acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for the Notes.

Payment and Paying Agents

Payments in respect of the principal and interest, including additional interest, if any, on global Notes registered in the name of DTC or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the Indenture. In the case of certificated Notes, payments will be made in U.S. dollars at the office of the Paying Agent or, at our option, by check mailed to the holder’s registered address (or, if requested by a holder of more than $5.0 million of Notes, by wire transfer to the account designated by such holder). We will make any required interest payments to the person in whose name each Note is registered at the close of business on the record date for the interest payment.

The Paying Agent will be designated as our paying agent for payments on the Notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to us upon written request any money held by them for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Notices

Except as otherwise described herein, notice to registered holders of the Notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Replacement of Notes

We will replace any Notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the Trustee of the mutilated Notes or evidence of the loss, theft or destruction satisfactory to us and the Trustee. In the case of lost, stolen or destroyed Notes, indemnity satisfactory to the Trustee and us may be required at the expense of the holder of the Notes before a replacement Note will be issued.

Book-Entry System

The Notes will be represented by one or more global securities (each a “Global Security”). Each Global Security will be deposited with, or on behalf of, DTC and be registered in the name of a nominee of DTC. Except under circumstances described below, the Notes will not be issued in definitive form.

Upon the issuance of a Global Security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriter with the respective principal amounts of the Notes represented by the Global Security. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with DTC or its nominee (“Participants”) or persons that may hold interests through Participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons other than Participants). The laws of some states require that some purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by that Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the Notes represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form, and will not be considered the owners or holders thereof under the Indenture. Principal and interest payments, if any, on the Notes registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant Global Security. Neither Solazyme, the Trustee or the Paying Agent (or any successor entity acting in any of those roles) will have any responsibility or liability for any aspect of the records relating to nor payments made on account of beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest, if any, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant Global Security as shown on the records of DTC or its nominee. We also expect that payments by Participants to owners of beneficial interests in a Global Security held through these Participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.

If DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue the Notes in definitive form in exchange for the entire Global Security for the Notes. In addition, we may at any time and in our sole discretion determine not to have the Notes represented by a Global Security and, in such event, will issue the Notes in definitive form in exchange for the entire Global Security relating to the Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of the Notes represented by the Global Security equal in principal amount to the beneficial interest and to have the Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes in denominations of $1,000 and multiples thereof, unless otherwise specified by us.

CONCURRENT COMMON STOCK OFFERING

Concurrently with this offering of the Notes, we are offering 5,000,000 shares of our Common Stock (or 5,750,000 shares if the underwriters in that offering exercise their option to purchase additional shares in full) pursuant to a separate prospectus in an underwritten public offering at a public offering price of $            per share. We expect to receive net proceeds from the Concurrent Common Stock Offering of approximately $        million (or $        million if the underwriters in that offering exercise their option in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Any such sales of our Common Stock in the public market may affect the price of our Common Stock, the trading price of the Notes or the initial conversion rate of the Notes. This offering is not contingent upon the Concurrent Common Stock Offering and the Concurrent Common Stock Offering is not contingent upon this Notes offering.

This description and the other information in this prospectus regarding the Concurrent Common Stock Offering is included in this prospectus solely for informational purposes. Nothing in this prospectus should be construed as an offer to sell, or the solicitation of an offer to buy, our Common Stock in such offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that may be important to you.

Our authorized capital stock consists of 150,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, issuable in one or more series designated by our board of directors. As of March 24, 2014, there were 69,859,318 shares of Common Stock and no shares of preferred stock outstanding.

Common Stock

Each holder of the Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Certificate of Incorporation and Bylaws, our stockholders will not have cumulative voting rights unless, at the time of an election, we are subject to Section 2115(b) of the California General Corporation Law. Accordingly, the holders of a majority of the shares of the Common Stock entitled to vote in any election of directors generally can elect all of the directors standing for election, if they so choose. We do not expect to be subject to Section 2115(b) of the California General Corporation Law unless our stock is delisted from the NASDAQ-GS.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of the Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of the Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Holders of the Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions or restrictions on alienability applicable to the Common Stock, except that certain holders of the Common Stock have registration rights, as described more fully below. The rights, preferences and privileges of the holders of the Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. All of our outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Our Certificate of Incorporation provides our board of directors the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, preferences, privileges, qualifications, limitations or restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the

Common Stock; and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of the Common Stock. There are currently no shares of preferred stock outstanding.

Warrants

We granted a warrant to purchase 1,000,000 shares of the Common Stock at an exercise price of $13.50 per share to Bunge Limited in connection with the joint venture agreement we entered into with Bunge Global Innovation, LLC in April 2012. In November 2012, we and Archer-Daniels-Midland Company (“ADM”), entered into a Strategic Collaboration Agreement, establishing a collaboration for the production of microalgae-based products at the ADM fermentation facility in Clinton, Iowa (the “Clinton Facility”). In March 2013, we issued a series of warrants to ADM for payment in stock, in lieu of cash, at our election, of future annual fees for use and operation of a portion of the Clinton Facility. In addition, we granted to ADM a warrant to purchase 500,000 shares of our Common Stock at an exercise price of $7.17 per share in January 2013, which vests in equal monthly installments over five years, commencing in November 2013.

Registration Rights

Certain holders of shares of Common Stock are entitled to rights with respect to the registration of these shares under the Securities Act. All of these rights are provided under the terms of our amended and restated investor rights agreement between us and the holders of these shares, and include demand registration rights, piggyback registration rights and Form S-3 registration rights, in each case as described below.

Demand Registration

At any time from 180 days following the effective date of our initial public offering to three years thereafter, subject to certain limitations, the holders of at least 50% of the shares having registration rights have the right to demand that we file up to two registration statements. The limitations that apply to such demand registrations include (1) the aggregate proceeds of such registration must be $5,000,000 or more, (2) the shares must not be immediately registrable on Form S-3, and (3) the demand cannot be made during the period that is 60 days prior to through 90 days after the effective date of a registration of our securities.

Piggyback Registration

At any time after the closing of our initial public offering, if we file a registration statement for a public offering of any of our securities solely for cash, other than a registration statement relating solely to our stock plans or a registration statement pursuant to a demand or Form S-3 registration, the holders of registration rights will have the right to include their shares in the registration statement. The underwriter of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, to an amount not below 25% of the total number of shares included in the registration statement.

Form S-3 Registration

At any time that we are eligible to file a registration statement on Form S-3, the holders of at least 5% of the registrable securities may require us to file a Form S-3 registration statement. We are not obligated to file more than two Form S-3 registration statements in any twelve-month period or more than three Form S-3 registration statements in the aggregate. Furthermore, the aggregate offering proceeds of the requested Form S-3 registration, before deducting underwriting discounts and expenses, must be at least $1,000,000.

Other Obligations

These registration rights are subject to certain conditions and limitations, including the right of the underwriter of an offering to limit the number of shares of Common Stock to be included in the registration. We are generally required to bear the expenses of all registrations, except underwriting discounts and commissions. However, we will not be required to pay for any expenses of any demand or S-3 registration if the request is subsequently withdrawn by the holders who requested such registration unless the withdrawal is based on material adverse information about us different from that available at the time of the registration request or the holders of a majority of registrable securities forfeit their right to one requested demand registration (in which case the right is forfeited by all holders of the right). The investor rights agreement also contains our commitment to indemnify the holders of registration rights for losses attributable to statements, omissions or violation of the Securities Act or state securities laws incurred by us with registrations under the agreement.

Termination

The registration rights and our obligations terminate upon the earlier of either three years following the closing of our initial public offering, which closing occurred on June 2, 2011, or at such time after our initial public offering as to a given holder of registrable securities, when all such holder’s registrable securities constitute less than 1% of our outstanding Common Stock and may be sold pursuant to Rule 144 promulgated under the Securities Act.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder of our corporation unless:

•	prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by our board of directors and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws Provisions

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interest. Therefore, these provisions could adversely affect the market price of the Common Stock or any securities that reference the Common Stock. Among other things, our Certificate of Incorporation and Bylaws:

•

permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•

provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer, our president, our secretary or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•

provide that stockholders will be permitted to amend our bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of our then outstanding Common Stock, voting as a single class.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

NASDAQ Global Select Market Listing

The Common Stock is listed on the NASDAQ-GS under the symbol “SZYM.”

DESCRIPTION OF OTHER MATERIAL INDEBTEDNESS

Revolving and Term Loan Credit Facility

Our HSBC facility provides for a $35.0 million revolving facility for working capital, letters of credit denominated in U.S. dollars or a foreign currency and other general corporate purposes. On March 26, 2013, we drew down approximately $10.4 million under the HSBC facility to repay the outstanding term loan plus accrued interest under the Silicon Valley Bank revolving and term loan facility. The HSBC facility is unsecured unless (i) we take action that could cause or permit obligations under the HSBC facility not to constitute senior debt (as defined in the indenture related to the Notes to be dated as of the date of initial issuance of the Notes by and between us and Wells Fargo Bank, National Association, as trustee), (ii) we breach financial covenants that require us and our subsidiaries to maintain cash and unrestricted cash equivalents at all times of not less than $35.0 million plus one hundred ten percent of the aggregate dollar equivalent amount of outstanding advances and letters of credit under the HSBC facility, or (iii) there is a payment default under the HSBC facility or bankruptcy or insolvency events relating to us. The HSBC facility restricts our ability to pay cash dividends or redeem, retire or repurchase any shares of our capital stock, subject to limited exceptions. As of December 31, 2013, $10.4 million was outstanding under the HSBC facility and we were in compliance with all the financial covenants under the loan. A portion of the HSBC facility supports the bank guarantee issued to BNDES in May 2013. Therefore, $9.6 million of the HSBC facility remained available as of December 31, 2013.

The 2018 Notes

On January 24, 2013 we sold $125.0 million aggregate principal amount of the 2018 Notes, which amount includes the exercise in full of the over-allotment option granted to the initial purchaser of the 2018 Notes, in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The 2018 Notes bear interest at a fixed rate of 6.00% per year, payable semiannually in arrears on August 1 and February 1 of each year.

The 2018 Notes are convertible at the option of the holders at any time prior to the close of business on the scheduled trading day immediately preceding February 1, 2018 into shares of Common Stock at the then-applicable conversion rate. The conversion rate is initially 121.1240 shares of Common Stock per $1,000 principal amount of the 2018 Notes (equivalent to an initial conversion price of approximately $8.26 per share of Common Stock). With respect to any conversion prior to November 1, 2016 (other than conversions in connection with certain fundamental changes where we may be required to increase the conversion rate, as described in the 2018 Notes Indenture), in addition to the shares of Common Stock deliverable upon conversion, holders are entitled to receive an early conversion payment equal to $83.33 per $1,000 principal amount of 2018 Notes surrendered for conversion that may be settled, at the our election, in cash or in shares of Common Stock. We may consider, from time to time following this offering, inducing holders to convert their 2018 Notes by issuing them additional shares of our Common Stock in connection with an early conversion, in addition to the early conversion payment described above, if applicable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Davis Polk & Wardwell LLP, the following are the material U.S. federal income tax consequences of owning and disposing of the Notes and shares of the Common Stock into which the Notes are converted. This discussion applies only to Notes that you purchase in this offering at the “issue price,” which we assume will be the price indicated on the cover of this prospectus, and hold as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and differing tax consequences applicable to you if you are, for instance:

•	a financial institution;

•	a regulated investment company;

•	a dealer or trader in securities;

•	holding Notes as part of a “straddle” or integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

•	a tax-exempt entity; or

•

a Non-U.S. Holder (as defined below) that owns, or is deemed to own, more than 5% of the Common Stock, or a Non-U.S. Holder that, on the date of any acquisition of any Notes, owns Notes with a fair market value of more than 5% of the fair market value of the Common Stock.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This summary does not address the potential application of the Medicare contribution tax on net investment income or any U.S. federal tax consequences other than income tax consequences. If you are considering the purchase of Notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. Holder. You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The Notes

Payments of Interest

Stated interest paid on a Note will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes.

Certain Additional Payments

There are circumstances in which the Company might be required to make additional payments on a Note as described above under “Description of Notes—Conversion Rights—Settlement of Conversions with Early Conversion Payment” and “Description of Notes—Events of Default.” Due to a lack of relevant authority regarding certain of these payments, the applicability to the Notes of Treasury Regulations governing contingent payment debt instruments is uncertain. In particular, the effect of the Early Conversion Payment on the tax treatment of the Notes is unclear. The Company intends to take the position that the possibility of such payments does not result in the Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. The Company’s position is not binding on the Internal Revenue Service (the “IRS”). If the IRS takes a position contrary to that described above, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the Notes (which yield would be higher than the stated interest on the Notes), with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any gain realized on the sale or other taxable disposition of the Notes or upon conversion of the Notes would be treated as ordinary income rather than as capital gain. You should consult your tax adviser regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a Note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the Note. Your tax basis in a Note will generally equal the cost of your Note. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described above under “—Payments of Interest.”

Gain or loss realized on the sale or other taxable disposition of a Note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the Note has been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Conversion

The conversion of a Note solely into shares of the Common Stock and cash in lieu of a fractional share of the Common Stock will not be a taxable event, except that your receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and your tax basis in the fractional share) and, except that the fair market value of the shares of the Common Stock you receive with respect to accrued interest will be taxed as a payment of interest (as described above under “—Payments of Interest”).

Your tax basis in the shares of the Common Stock you receive upon a conversion of a Note (other than shares of the Common Stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the Note that was converted. Your tax basis in the shares of the Common Stock received with respect to accrued interest will equal the fair market value of the shares you received. Your tax basis in a fractional share will be determined by allocating your tax basis in the shares of the Common Stock between the shares you receive upon conversion and the fractional share, in accordance with their respective fair market values.

Your holding period for the shares of the Common Stock received will include your holding period for the Note converted, except that the holding period of any shares of the Common Stock received with respect to accrued interest will commence on the day after the date of receipt.

If on early conversion, you receive the Early Conversion Payment in cash, the conversion may be treated as a recapitalization for U.S. federal income tax purposes, although the tax treatment is uncertain.

Assuming such treatment, you will recognize capital gain, but not loss, equal to the excess of the sum of the fair market value of the Common Stock and cash received (other than amounts attributable to accrued interest, which will be treated as such as described under “—Payments of Interest” above) over your tax basis in the Note, but in no event will the capital gain recognized exceed the amount of cash received (excluding any cash attributable to accrued interest or received in lieu of a fractional share). In addition, the receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and your tax basis in the fractional share, determined as described below).

In such circumstances, your tax basis in the Common Stock received upon a conversion of a Note (other than Common Stock received with respect to accrued interest, which will be determined as described above, but including any tax basis allocable to a fractional share) will equal the tax basis of the Note that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share and any cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). Your tax basis in a fractional share will be determined by allocating your tax basis in the shares of the Common Stock between the shares you receive upon conversion and the fractional share, in accordance with their respective fair market values.

Any capital gain recognized by you upon conversion will be long-term capital gain if at the time of conversion you have held the Notes for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates.

An alternative characterization would treat the cash payment of the Early Conversion Payment as proceeds from a sale of a portion of the Note, and would tax the sale portion in the manner described under “—Sale or Other Taxable Disposition of the Notes” above. Under this alternative characterization, you would not recognize gain or loss with respect to the Common Stock received (other than Common Stock attributable to accrued interest), and your holding period for such Common Stock would include the period during which you held the Notes. In such case, your tax basis in the Note would be allocated pro rata between the Common Stock and cash received, in accordance with their fair market values.

You should consult your tax adviser regarding the tax treatment of the receipt of cash and Common Stock for Notes upon conversion.

Constructive Dividends

We may adjust the conversion rate of the Notes in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments that have the effect of increasing your proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to you.

If we were to make a distribution of cash or property (such as evidences of indebtedness or assets) to stockholders and the conversion rate of the Notes were increased pursuant to the anti-dilution provisions of the Indenture, such increase would be deemed to be a distribution to you. In addition, any other increase in the conversion rate of the Notes (including an adjustment to the conversion rate in connection with a Make Whole Adjustment Event) may, depending on the circumstances, be deemed to be a distribution to you.

In certain circumstances, the failure to make an adjustment of the conversion rate may result in a taxable distribution to holders of shares of the Common Stock or to holders of the Notes, if as a result of such failure the proportionate interest of our stockholders or the holders of the Notes (as the case may be) in our assets or earnings and profits is increased.

Any deemed distribution will be taxed in the same manner as an actual distribution. See “—Common Stock—Taxation of Distributions” below. However, it is unclear whether any such deemed distribution would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. You should consult your tax adviser as to the tax consequences of receiving constructive dividends.

Possible Effect of a Consolidation or Merger

In certain situations, we may consolidate with or merge into another entity (as described above under “Description of Notes—Merger and Sales of Assets by Solazyme”). Depending on the circumstances, a change in the obligor of the Notes as a result of the consolidation or merger or a sale of all or substantially all of our assets could result in a deemed taxable exchange to you and the modified Note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss.

Common Stock

Taxation of Distributions

As discussed above under “Dividend Policy” above, we do not anticipate paying cash dividends on the Common Stock in the foreseeable future. Distributions paid on our shares of the Common Stock, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in your income and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of your investment, up to your tax basis in your shares of the Common Stock. Any remaining excess will be treated as a capital gain. If you are a non-corporate U.S. Holder, dividends received by you will be eligible to be taxed at reduced rates if you meet certain holding period and other applicable requirements. If you are a corporate U.S. Holder, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements.

Sale or Other Taxable Disposition of Shares of our Common Stock

Upon the sale or other taxable disposition of shares of the Common Stock, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the shares of the Common Stock. Gain or loss realized on the sale or other taxable disposition of shares of the Common Stock will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the shares have been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information returns are required to be filed with the IRS in connection with payments on the Notes, dividends on shares of the Common Stock and proceeds received from a sale or other taxable disposition of the Notes or shares of the Common Stock unless you are an exempt recipient. You may also be subject to backup withholding on these payments unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a Note that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States, in which case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a Note or shares of the Common Stock.

Payments on the Notes

Payments of principal and interest on the Notes by us or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,

•	you do not own, actually or constructively, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	you certify on a properly executed IRS Form W-8BEN, under penalties of perjury, that you are not a United States person; and

•	the interest is not effectively connected with your conduct of a trade or business in the United States as described below under “—Effectively Connected Income.”

If you cannot satisfy one of the first three requirements described above and interest on the Notes is not effectively connected with your conduct of a trade or business in the United States as described below under “—Effectively Connected Income,” payments of interest on the Notes will be subject to withholding tax at a rate of 30%, subject to an applicable income tax treaty, which may provide for a reduced or zero rate.

Sale or Other Taxable Disposition of Notes or Shares of our Common Stock and Conversion

Subject to the discussion below under “—FATCA Legislation,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of Notes (including receipt of a cash Early Tender Payment upon conversion) or shares of the Common Stock, unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States as described below under “—Effectively Connected Income”; or

•

we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and the Common Stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. Amounts received on a sale or other taxable disposition of Notes that are attributable to accrued interest will be treated as described above under “—Payments on the Notes.”

Dividends

As discussed under “Dividend Policy” above, we do not anticipate paying cash dividends on the Common Stock in the foreseeable future. In the event that we do pay dividends, dividends (including deemed dividends described above under “—Tax Consequences to U.S. Holders—The Notes—Constructive Dividends”) paid to a Non-U.S. Holder generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty, subject to the discussions below under “—Effectively Connected Income” and “—FATCA Legislation.” In the case of deemed dividends, any such withholding tax may be withheld from subsequent payments on the Notes. In order to obtain a reduced rate of withholding, you will be required to provide a properly executed IRS Form W-8BEN certifying your entitlement to benefits under a treaty.

Effectively Connected Income

If interest, dividends or gain on a disposition of Notes or shares of the Common Stock is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above). In this case, you will be exempt from the withholding tax on interest and dividends discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of Notes and shares of the Common Stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

Information returns are required to be filed with the IRS in connection with payments on the Notes and on the shares of the Common Stock. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes or shares of the Common Stock. You may be subject to backup withholding on payments on the Notes or shares of the Common Stock or on the proceeds from a sale or other disposition of the Notes or shares of the Common Stock unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest or dividends on (beginning July 1, 2014), and sales or redemption proceeds from dispositions of (beginning in 2017), U.S. notes or common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. These withholding rules generally will not apply to payments with respect to the Notes (unless there is a material modification of the Notes on or after July 1, 2014) but generally will apply to payments with respect to Common Stock issued upon conversion of the Notes. If any withholding is imposed and you are not a foreign financial institution, you generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return, which may entail significant administrative burden. U.S. and Non-U.S. Holders should consult their tax advisers regarding the implications of FATCA on their investment in the Notes and any shares of Common Stock they receive upon conversion of the Notes.

UNDERWRITING

We and Goldman, Sachs & Co. intend to enter into an underwriting agreement with respect to the Notes. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, $100,000,000 aggregate principal amount of Notes.

The underwriting agreement will provide that the underwriter is committed to take and pay for all of the Notes being offered, if any are taken, other than the Notes covered by the option described below unless and until this option is exercised. The initial public offering price is set forth on the cover page of this prospectus. Any Notes sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price set forth on the cover of this prospectus. Any such securities dealers may resell any Notes purchased from the underwriter to certain other brokers or dealers at a discount from the initial public offering price set forth on the cover of this prospectus. If all the Notes are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

Paid By Us

	No exercise	Full exercise
Per note	$	$
Total	$	$

We estimate that the expenses for this offering payable by us (other than discounts and commissions set forth in the table above) will be approximately $            .

Over-Allotment Option

The underwriter has an option to buy up to an additional $15,000,000 aggregate principal amount of Notes solely to cover over-allotments, if any. The underwriter may exercise that option for 30 days from the date of this prospectus.

No Sale of Similar Securities

We and our directors and executive officers have agreed that, during the period beginning on the date hereof and continuing until the date 90 days after the date of this prospectus (the “restricted period”), and subject to limited exceptions, we will not (x) offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, any securities substantially similar to the Notes or the Common Stock or any securities convertible, exchangeable or exercisable for Common Stock or substantially similar securities or (y) in our case, file any registration statement with the SEC under the Securities Act or, in the case of our directors and executive officers, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock under the Securities Act, in each case, without the prior written consent of the underwriter.

The restrictions described in the immediately preceding paragraph do not apply, with respect to our directors and executive officers, to, among other things:

•	transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of this offering and the Concurrent Common Stock Offering,

provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

•

transfers of shares of Common Stock or any securities convertible into or exchangeable for Common Stock to an immediate family member or to a trust formed for estate planning purposes for an immediate family member, to a trust where the transferor is a beneficiary, as a bona fide gift, or to an affiliate, provided no filing under the Exchange Act is required or voluntarily made and the transferee, donee or distributee agree to similar restrictions as the transferor;

•

sales of shares of Common Stock or any securities convertible into Common Stock to cover tax withholding obligations in connection with the vesting of our restricted stock units awarded prior to the restricted period;

•

transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to us, pursuant to agreements under which we have the option to repurchase such shares, provided that such shares of Common Stock otherwise remain subject to these restrictions during the restricted period;

•

transfers of shares of Common Stock by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that such shares of Common Stock remain subject to the restricted period;

•

transfers of shares of Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction involving a change of control, provided that if the transaction is not completed, the Common Stock shall remain subject to the restricted period;

•

transfers of shares of Common Stock pursuant to a written trading plan meeting the requirements of the Exchange Act, provided that such written trading plan was adopted prior to the restricted period; and

•

the establishment of a written trading plan meeting the requirements of the Exchange Act, provided that such written trading plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such written trading plan is required or voluntarily made.

Under these restrictions, we may also issue (w) the Notes or shares of Common Stock upon conversion thereof, (x) shares of Common Stock pursuant to the Concurrent Common Stock Offering, (y) securities pursuant to our existing equity incentive plans existing on, or upon the conversion, exercise or exchange of convertible or exchangeable securities, options or warrants outstanding as of the date of, this prospectus, or file registration statements on Form S-8 or (z) additional shares of Common Stock in excess of what would otherwise be deliverable upon conversion of the 2018 Notes to induce conversion by holders of such notes, provided that any such transaction is approved in advance by Goldman, Sachs & Co. and the representative of the underwriters in the Concurrent Common Stock Offering if consummated. We may also issue or agree to issue shares (or any security convertible into or exercisable or exchangeable for shares) constituting up to 10% of the outstanding Common Stock as of December 31, 2013 in connection with joint ventures, commercial relationships or other strategic partnerships or collaborations, or mergers or acquisitions (irrespective of whether in the form of an acquisition of securities, businesses, properties, technologies or assets) or pursuant to an employee benefit plan assumed by us in connection with such merger or acquisition, provided that each such recipient of such shares agrees to be bound by restrictions on the sale of such shares in a written agreement substantially in the form approved by the underwriter. In addition, the restrictions shall not apply to the filing of any registration statement by us in connection with this offering of the Notes or the Concurrent Common Stock Offering (including any amendments or supplements thereto).

Concurrent Common Stock Offering

Concurrently with this offering of Notes, we are offering 5,000,000 shares of our Common Stock in a separate underwritten public offering (or 5,750,000 shares if the underwriters of that offering exercise their option to purchase additional shares in full). Any such sales of our Common Stock in the public market may affect the price of our Common Stock, the trading price of the Notes or the initial conversion rate of the Notes. The consummation of this offering of the Notes and the Concurrent Common Stock Offering are not contingent on each other.

Price Stabilization and Short Positions

In connection with the offering, the underwriter may purchase and sell Notes and Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of Notes than is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

These activities by the underwriter, as well as other purchases by the underwriter for its own account, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes and the Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.

New Issue of Securities

The Notes are a new issue of securities with no established trading market. We have been advised by the underwriter that it intends to make a market in the Notes but it is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Foreign Jurisdictions

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(a)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The Notes and the Common Stock issuable upon conversion of the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Other Relationships

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

Davis Polk & Wardwell LLP, Menlo Park, California will pass upon the validity of the Notes for us. The underwriter has been represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated by reference in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Solazyme, Inc. and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings.

As permitted by SEC rules, this prospectus does not contain all the information that you can find in the registration statement of which this prospectus forms a part or the exhibits to that registration statement. The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Notes pursuant to this prospectus; provided, however, that nothing contained herein shall be deemed to incorporate information deemed furnished to, but not filed with, the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 14, 2014;

•	Current Report on Form 8-K filed with the SEC on January 9, 2014; and

•

The description of the Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 24, 2011, as updated by our Amended and Restated Certificate of Incorporation, filed with our Form 10-K/A filed with the SEC on April 27, 2012.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or telephoning:

Solazyme, Inc.

Attention: Investor Relations

225 Gateway Blvd.

South San Francisco, CA 94080

(650) 780-4777

$100,000,000

        % Convertible Senior Subordinated Notes due 2019

Prospectus

Goldman, Sachs & Co.

            , 2014

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 25, 2014

Preliminary Prospectus

5,000,000 Shares

Common Stock

We are offering 5,000,000 shares of our common stock, par value $0.001 per share (the “Common Stock”).

The Common Stock is listed on the NASDAQ Global Select Market under the symbol “SZYM.” On March 24, 2014, the closing sale price for the Common Stock was $13.21 per share.

Concurrently with this offering of the Common Stock, we are offering our     % Convertible Senior Subordinated Notes due 2019 (the “Notes”) in a separate underwritten public offering, in an aggregate principal amount of $100,000,000 (or $115,000,000 if the underwriter in that offering exercises its over-allotment option in full). Neither offering is contingent on the completion of the other offering.

See “Risk Factors” beginning on page 7 for a discussion of certain risks that you should consider in connection with an investment in the Common Stock.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional 750,000 shares of Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Common Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the Common Stock will be made to investors in book-entry form through The Depository Trust Company on or about                 , 2014.

Goldman, Sachs & Co.	Morgan Stanley

                    , 2014

We have not and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find Additional Information”.

References in this prospectus to “Solazyme,” the “Company,” “we,” “our,” and “us” refer to Solazyme, Inc. and its consolidated subsidiaries, except in the section entitled “The Offering” or where the context otherwise requires or as otherwise indicated.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2013.

Many of the factors that will determine future results, performance or achievements are beyond our ability to control or predict. The following are important factors, among others, that could cause actual results, performance or achievements to differ materially from the results or achievements reflected in our forward-looking statements:

•	Our ability to achieve and sustain profitability;

•	Our ability to successfully commercialize our products;

•	Our ability to obtain feedstock in sufficient quantities and in a timely and cost-effective manner;

•	Our ability to enter into arrangements with feedstock producers to co-locate oil production at their existing mills, in a timely manner and on terms favorable to us;

•	Our ability to efficiently and cost-effectively produce microalgae-based products;

•	The extent to which our products are produced and processed by us or our partners at a satisfactory quality, in a timely manner, in sufficient quantities and at an acceptable cost;

•	Our ability to bring commercial manufacturing capacity online on the timelines and for the costs anticipated;

•	Our ability to maintain and successfully manage our existing, or enter into new, strategic collaborations, including our strategic collaboration with Archer-Daniels-Midland Company;

•	Our ability to obtain financing to fund our capital requirements, including in connection with our joint venture funding requirements;

•	Our ability to successfully maintain our strategic partnerships, including our partnership with Bunge Global Innovation, LLC;

•	Our ability to recruit and retain key personnel;

•	Our ability to effectively obtain and enforce patents related to our products, manufacturing components and manufacturing processes; and

•	Our ability to consummate our concurrent offering of the Notes.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. Because this section is only a summary, it does not contain all of the information that may be important to you or that you should consider before making an investment decision. We encourage you to read this entire prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before making an investment decision.

Overview

Our Company

We make renewable oils and other bioproducts. Our proprietary technology uses highly optimized microalgae in an industrial fermentation process to transform a growing range of abundant plant-based sugars into high-value triglyceride oils and other bioproducts. Globally, triglyceride oils touch our lives in numerous ways, from food and industrial oils to fuels and personal care products.

Our renewable products can replace or enhance products derived from the world’s three existing sources of oils: petroleum, plants, and animal fats. We tailor the composition of our oils and other bioproducts to address specific customer requirements, offering superior performance characteristics and value. Our renewable products can replace or improve intermediates and ingredients in major markets served by conventional oils as well as myriad specialty markets where characteristics such as lubricity and thermal and oxidative stress are key performance factors. In addition, our first powdered products can replace oil/fat and protein based ingredients such as butter, eggs and whey for many foods where customers are seeking improved nutrition, hypoallergenic and organoleptic properties.

Our tailored oils offer additional value as compared to conventional oils. For example, our tailored, renewable oils can enable our customers to improve product performance, reduce processing costs and/or improve their products’ sustainability profile. Many of our products are drop-in replacements and can be used in the existing production, refining, finishing and distribution infrastructure in our target markets. We expect our products to generate attractive margins in our target markets.

Our Strategy

We intend to be a global market leader in the design and production of renewable oils and related bioproducts. Our products supplement, replace or enhance conventional products derived from petroleum, plant or animal sources. The principal elements of our strategy are:

•	Execute on Our Customer-Driven Approach to Technology and Product Development. We focus our innovation efforts on creating a broad suite of tailored products that meet defined market needs. We intend to continue to work closely with our partners and customers to understand their requirements and design products to specifically address their needs.

•	Execute on Our Capital-Efficient Strategy to Access Feedstock and Manufacturing Capacity. We expect to further scale up production in a capital-efficient manner by signing agreements under which our partners will invest capital and operational resources in building manufacturing capacity, while providing us access to feedstock. By working with us, we expect that partners can improve the return they realize on their feedstock and diversify their business beyond their current product portfolios, enabling potentially higher margins and reducing price volatility. In addition to our work with existing partners, we are actively evaluating a range of possible new partners and feedstock sources.

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•	Prioritize Market Entry Based on Unit Economics and Capital Requirements. We have been working for years to bring large-scale manufacturing of our products online. In advance of this, we initiated our commercialization efforts several years ago by launching low-volume, high-margin branded skin and personal care products and nutritional supplement ingredients that could be produced on an economically attractive basis via tolled manufacturing. Our large-scale Clinton/Galva Facilities are now online, and the commissioning of the facility at Moema is underway. As such, we are now expanding into large-scale, high-volume commercial production of certain products and sales of intermediate and ingredient products across food, industrial, fuel and personal care markets. While the margins on these products are somewhat lower than those launched initially, the volumes are dramatically larger and present excellent market opportunities.

•	Enter into Sales Agreements and Additional Partnership Agreements to Advance Commercialization Efforts. We are currently engaged in development activities with multiple partners. In addition to funding development work and performing application testing, we expect that our partners will enter into long-term purchase agreements with us.

Our Products

Our primary products are the targeted outputs from our processes and include tailored oils, powdered oils, and other bioproducts. We are commercializing our primary products as either intermediates/ingredients, or, in some cases as branded consumer products, within a division called Solazyme Consumer Products.

Intermediates / Ingredients.    Our main intermediates/ingredients business includes tailored oils, powdered oils, and closely related products like powdered protein formulations targeted at customers in the chemicals, fuels and food markets. Our technology allows us to devise tailored solutions for our customers ranging from drop-in equivalents for replacement of conventionally-sourced products to novel offerings providing a broad array of value-add benefits.

Industrial Fluids.    Triglyceride oils feature prominently in multiple industrial markets. We have many oils in various stages of development that can address one or more end markets. For example, our oleic oils (including high oleic and high stability high oleic) provide sustainable solutions within the food, lubricant, functional fluid and oleochemical markets, offering advantages such as better nutrition, higher lubricity, longer life, and lower levels of volatile organic compounds. Similarly, we are commercializing our renewable, sustainable lauric oils within the home and personal care markets for surfactant and oleochemical use.

We believe our renewable oils will become the basis for a next generation of high performance bio-based industrial functional fluids. Our tailored oils platform enables replacement and enhancement of petroleum-, plant-, or animal-derived oils that are used as raw materials for the chemicals industry. In many cases, we expect to create novel oils and high-performing end products that do not exist in nature or are prohibitively expensive to synthesize.

Fuels.    Within the fuels market, our renewable oils can be sold as replacements for materials that are traditionally derived from petroleum or other conventional oils, or refined and sold as drop-in replacements for marine, motor vehicle and jet fuels. We can either manufacture the end product by contracting with refiners to produce fuels of targeted specifications, or sell our unrefined oils to refiners. Near term, our focus in fuels is providing oils that will be used as high-value fuel additives and blendstocks, an area which allows us to target attractive selling prices while offering enhanced performance and sustainability to customers.

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Oil and Gas Drilling.    We have recently introduced our first high-performance lubricant to oil field service customers within the oil and gas drilling market. Encapso™ is a microalgae cell filled with biodegradable oil and natural emulsifiers that is designed to act as a targeted friction inhibitor when used in drilling fluid. The product can be proactively added as a dry dispersible powder into drilling fluid mud systems to help enable faster, easier and cleaner drilling.

Foods.    We believe that some of the largest opportunities and most valuable uses for our tailored oils and powdered ingredients are in food. We have developed microalgae-based food ingredients including tailored oils and whole algal powders that enhance the nutritional profile and functionality of food products for consumer packaged goods (“CPG”) companies. The products provide a wide range of health benefits while also offering a variety of functional benefits such as enhanced taste and texture, structuring, stability, and shelf life along with robust formulation and process flexibility.

In addition to optimizing the composition of oils, we have also developed novel methods of preparing powdered forms of triglyceride oils. Our powdered ingredients are composed of whole algal cells, including the cell wall and the oils and other cellular products held within the whole algal cell. The first examples of our powdered ingredients can be seen in our whole algal flour and whole algal protein food ingredient products. The whole algal flour and whole algal protein products have been formulated to enhance the nutritional profile and functionality of food products.

Solazyme Consumer Products.    We have also developed branded consumer products. This is driven by our view that, in certain instances, this will drive the highest returns from our unique, high performance intermediates/ingredients. Specifically, there are certain markets in which ingredient adoption timelines and value accrual to brands rather than performance ingredients create a strong incentive to sell branded products.

Skin and Personal Care.    We have developed a portfolio of innovative and branded microalgae-based products. During our algal strain screening process, we discovered and isolated key compounds that microalgae synthesize to protect themselves against environmental hazards, such as UV exposure, changes in extremes of temperature, and dehydration. Our first major ingredient is Alguronic Acid®, which we have formulated into a full range of skin care products with significant anti-aging benefits.

Within Solazyme Consumer Products, we are currently selling our Algenist® and EverDeep® lines into the skin and personal care market and we are developing additional products. Since March 2011, we have commercialized our brand Algenist®, which is an anti-aging skin care line available at Sephora S.A. and its affiliates (“Sephora”), QVC, Inc. and SpaceNK Limited. We have seen success in expanding our international distribution of Algenist® and are currently selling in 17 countries including member countries of the EU, Mexico, Canada and China.

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Summary Consolidated Financial Information

The following table sets forth summary consolidated statement of operations for the three years ended December 31, 2013, 2012 and 2011 and summary consolidated balance sheet data as of December 31, 2013 and 2012. The summary consolidated financial data presented below was derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus.

	Year ended December 31,
	2013	2012	2011
	(in thousands, except share and per share data)
Statements of operations data:
Total revenues	$39,750	$44,108	$38,966
Cost of product revenue	6,385	5,311	2,420
Research and development	66,572	66,384	45,613
Sales, general and administrative	62,933	57,516	41,426
Total costs and operating expenses(1)	135,890	129,211	89,459
Loss from operations	(96,140)	(85,103)	(50,493)
Total other income (expense)	(20,249)	1,971	(3,408)
Net loss	(116,389)	(83,132)	(53,901)
Accretion of redeemable convertible preferred stock	—	—	(60)
Net loss attributable to Solazyme, Inc. common stockholders	$(116,389)	$(83,132)	$(53,961)
Basic and diluted net loss per share attributable to Solazyme, Inc. common stockholders(2)	$(1.81)	$(1.37)	$(1.35)
Shares used in computation of basic and diluted net loss per share(2)	64,211,958	60,509,048	39,934,013

(1)	Includes stock-based compensation expense of $18.7 million, $15.4 million and $10.9 million for the years ended December 31, 2013, 2012 and 2011, respectively.
(2)	See notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for an explanation of the method used to calculate basic and diluted net loss per share of Common Stock and the weighted-average number of shares used in computation of the per share amounts.

	As of December 31,
	2013	2012
	(in thousands)
Balance sheet data:
Cash and cash equivalents	$54,977	$30,818
Marketable securities	112,544	118,187
Working capital	166,523	140,341
Total assets	258,705	217,024
Indebtedness	93,522	14,968
Total stockholders’ equity	$138,948	183,311

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The Offering

Issuer	Solazyme, Inc.

Securities Offered	5,000,000 shares of Common Stock (or 5,750,000 shares if the underwriters exercise their option to purchase additional shares in full).

Common Stock Outstanding	74,859,318 shares immediately after this offering (assuming no exercise of the underwriters’ option to purchase additional shares) based on 69,859,319 shares outstanding as of March 24, 2014.

Public Offering Price Per Share	$ .

Concurrent Convertible Notes Offering	Concurrently with this offering of the Common Stock, we are offering $100,000,000 aggregate principal amount of our % Convertible Senior Subordinated Notes due 2019 (or $115,000,000 aggregate principal amount if the underwriter of that offering exercises its over-allotment option in full) pursuant to a separate prospectus in an underwritten public offering (the “Concurrent Convertible Notes Offering”). We expect to receive net proceeds from the Concurrent Convertible Notes Offering of approximately $ million (or $ million if the underwriter of that offering exercises its option in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The Notes will be convertible into shares of Common Stock at an initial conversion price of approximately $ per share. This offering is not contingent upon the Concurrent Convertible Notes Offering and the Concurrent Convertible Notes Offering is not contingent upon this offering of the Common Stock. See “Concurrent Convertible Notes Offering.”

Use of Proceeds	We anticipate that the net proceeds of this offering will be $ million (or $ million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund capital expenditures, working capital and for general corporate purposes.

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Material United States Federal Income and Estate Tax Considerations	For a discussion of certain U.S. federal income tax consequences relating to the ownership and disposition of the shares of Common Stock. See “Material U.S. Federal Income and Estate Tax Considerations.”

You should consult your tax adviser with respect to the U.S. federal income tax consequences of owning and disposing of the Common Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Risk Factors	Investment in the Common Stock involves risk. See “Risk Factors” and all other information included in this prospectus and the documents incorporated by reference for a discussion of factors that should be considered before investing in the Common Stock.

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RISK FACTORS

Investing in the Common Stock involves a high degree of risk. In addition, our business, operations and financial condition are subject to various risks. You should carefully consider the risks described below with all of the other information included or incorporated by reference in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results, and cash flows could be materially adversely affected. In such an event, the market price of the Common Stock could decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have a limited operating history and have incurred significant losses to date, anticipate continuing to incur losses and may never achieve or sustain profitability.

We are an early stage company with a limited operating history. We only recently began commercializing our products. To date, a substantial portion of our revenues has consisted of funding from third party collaborative research agreements and government grants. We have generated only limited revenues from commercial sales, which have been principally derived from sales of our nutrition and skin and personal care products. Although we expect a significant portion of our future revenues to come from commercial sales in the food ingredients, chemicals and fuels markets, only a small portion of our revenues to date has been generated from market development activities in those markets.

We have incurred substantial net losses since our inception, including a net loss of $116.4 million during the year ended December 31, 2013. We expect these losses may continue as we expand our manufacturing capacity and build out our product pipeline. As of December 31, 2013, we had an accumulated deficit of $306.3 million. We expect to incur additional costs and expenses related to the continued development and expansion of our business, including research and development, the build-out and operation of our Peoria Facility, the construction and operation of the Solazyme Bunge JV production facility (described below), the retrofitting and operation of the Clinton/Galva Facilities (as described below) and other commercial facilities. As a result, our annual and quarterly operating losses may continue in the short term.

We, along with our development and commercialization partners, will need to develop products successfully, cost effectively produce them in large quantities, and market and sell them profitably. If we fail to become profitable, or if we are unable to fund our continuing losses, we may be unable to continue our business operations. There can be no assurance that we will ever achieve or sustain profitability.

We have generated limited revenues from the sale of our products, and our business may fail if we are not able to successfully commercialize these products.

We have had only limited product sales to date. If we are not successful in further advancing our existing commercial arrangements with strategic partners, developing new arrangements, or otherwise increasing our manufacturing capacity and securing reliable access to sufficient volumes of low-cost feedstock, we will be unable to generate meaningful revenues from our products. We are subject to the substantial risk of failure facing businesses seeking to develop products based on a new technology.

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Certain factors that could, alone or in combination, prevent us from successfully commercializing our products include:

•	our ability to secure reliable access to sufficient volumes of low-cost feedstock;

•	our ability to achieve commercial-scale production of our products on a cost effective basis and in a timely manner;

•	technical challenges with our production processes or with development of new products that we are not able to overcome;

•	our ability to consistently manufacture our products within specifications;

•	our ability to establish and maintain successful relationships with development, feedstock, manufacturing and commercialization partners;

•	our ability to gain market acceptance of our products with customers and maintain customer relationships;

•	our ability to manage our growth;

•	our ability to secure and maintain necessary regulatory approvals for the production, distribution and sale of our products and to comply with applicable laws and regulations;

•	actions of direct and indirect competitors that may seek to enter the markets in which we expect to compete or that may seek to impose barriers to one or more markets that we intend to target; and

•	public concerns about the ethical, legal, environmental and social ramifications of the use of targeted recombinant technology, land use and the potential diversion of resources from food production.

The production of our microalgae-based products requires fermentable feedstock. The inability to obtain feedstock in sufficient quantities or in a timely and cost-effective manner may limit our ability to produce our products.

A critical component of the production of our microalgae-based products is access to feedstock in sufficient quantities and at an acceptable price to enable commercial production and sale. Other than as described below, we currently purchase feedstock, such as sugarcane-based sucrose and corn-based dextrose, for the production of our products at prevailing market prices. We are currently in discussions with additional potential feedstock partners.

We do not have any long-term supply agreements or other guaranteed access to feedstock other than (i) for the supply of feedstock to Solazyme Bunge Produtos Renováveis Ltda. (“Solazyme Bunge Renewable Oils” or the “Solazyme Bunge JV”) by our partner, Bunge Global Innovation, LLC and certain of its affiliates (“Bunge”), pursuant to our joint venture arrangement that includes a feedstock supply agreement, and (ii) pursuant to our strategic collaboration with Archer-Daniels-Midland Company (“ADM”) (“Solazyme/ADM Collaboration”) at the ADM facility in Clinton, Iowa (“Clinton Facility”). As we scale our production, we anticipate that the production of our microalgae-based products will require large volumes of feedstock, and we may not be able to contract with feedstock producers to secure sufficient quantities of feedstock at reasonable costs or at all. For example, corn-based dextrose feedstock for the Clinton Facility is being provided from ADM’s adjacent wet mill and sugarcane-based sucrose for the Solazyme Bunge JV facility in Moema, Brazil will be provided by Bunge. Corn and sugar are traded as commodities and are subject to price volatility. While we may seek to manage our exposure to fluctuations in the price of sugar and corn-based dextrose by entering into hedging transactions directly or through our joint venture or collaboration arrangements, we may not be successful in doing so. If we cannot access feedstock in the quantities we need at acceptable

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prices, we may not be able to successfully commercialize our food ingredients, chemicals, fuels and other products, and our business will suffer. We are currently in discussions with additional potential feedstock partners, but we cannot be sure that we will successfully execute additional long-term feedstock contracts on terms favorable to us, or at all. If we do not succeed in entering into long-term supply contracts or successfully hedge against our exposure to fluctuations in the price of feedstock, our costs and profit margins may fluctuate from period to period as we will remain subject to prevailing market prices.

Although our plan is to enter into partnerships, such as the Solazyme Bunge JV and the Solazyme/ADM Collaboration, with feedstock providers to supply the feedstock necessary to produce our products, we cannot predict the future availability or price of such feedstock or be sure that our feedstock partners will be able to supply such feedstock in sufficient quantities or in a timely manner. The prices of feedstock depend on numerous factors outside of our or our partners’ control, including weather conditions, government programs and regulations, changes in global demand, rising or falling commodities and equities markets, and availability of credit to producers. Crop yields and sugar content depend on weather conditions such as rainfall and temperature. Variable weather conditions have historically caused volatility in feedstock crop prices due to crop failures or reduced harvests. For example, excessive rainfall can adversely affect the supply of feedstock available for the production of our products by reducing the sucrose content of feedstock and limiting growers’ ability to harvest. Crop disease and pestilence can also occur from time to time and can adversely affect feedstock crop growth, potentially rendering useless or unusable all or a substantial portion of affected harvests. The limited amount of time during which feedstock crops keep their sugar content after harvest poses a risk of spoilage. Also, the fact that many feedstock crops are not themselves traded commodities limits our ability to substitute supply in the event of such an occurrence. If our ability to obtain feedstock crops is adversely affected by these or other conditions, our ability to produce our products will be impaired, and our business will be adversely affected. In the near term we believe Brazilian sugarcane-based sucrose will be an important feedstock for us. Along with the risks described above, Brazilian sugarcane prices may also increase due to, among other things, changes in the criteria set by the Conselho dos Produtores de Cana, Açúcar e Álcool (Council of Sugarcane, Sugar and Ethanol Producers), known as Consecana. Consecana is an industry association of producers of sugarcane, sugar and ethanol that sets market terms and prices for general supply, lease and partnership agreements and may change such prices and terms from time to time. Moreover, Brazil has a developed industry for producing ethanol from sugarcane, and if we have manufacturing operations in Brazil that do not have a partner providing the sugarcane feedstock, such as Bunge as part of the Solazyme Bunge JV, we will need to compete for sugarcane feedstock with ethanol producers. Such changes and competition could result in higher sugarcane prices and/or a significant decrease in the volume of sugarcane available for the production of our products, which could adversely affect our business and results of operations.

We have entered into, and plan to enter into other, arrangements with feedstock producers to co-locate production at their existing mills, and if we are not able to complete and execute on these arrangements in a timely manner and on terms favorable to us, our business will be adversely affected.

In April 2012, we entered into a Joint Venture Agreement with Bunge, forming the Solazyme Bunge JV, which is doing business as Solazyme Bunge Renewable Oils. The Joint Venture Agreement was amended in October 2013 to expand the field and product portfolio. The Solazyme Bunge JV will produce microalgae-based products in Brazil using our proprietary technology and sugarcane feedstock provided by Bunge. The Solazyme Bunge JV’s production facility is located adjacent to a sugarcane processing mill in Brazil that is owned by Bunge. The acquisition of the facility site by the Solazyme Bunge JV from the landowners is in process, is complex, is subject to multiple approvals from governmental authorities and will take time to complete. The construction of the Solazyme Bunge

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JV’s production facility began in June 2012, and commissioning is underway. We are targeting the production of commercially saleable product by the end of the first quarter of 2014, though such production could move into the second quarter of 2014. In addition, in May 2011, we entered a joint development agreement with Bunge that, among other things, advances our work on Brazilian sugarcane feedstocks and extends through September 2014. In May 2011, we entered into a Warrant Agreement, amended in August 2011, with Bunge Limited that vests upon the successful completion of milestones that target the completion of construction of the Solazyme Bunge JV facility with a nameplate capacity of 100,000 metric tons (“MT”) of output oil. We intend to continue to expand our manufacturing capacity by entering into additional agreements with feedstock producers that require them to invest some or all of the capital needed to build new production facilities to produce our products. In return, we expect to share in profits anticipated to be realized from the sale of these products. We are currently in discussions with additional potential feedstock and manufacturing partners.

In November 2012, we and ADM entered into a Strategic Collaboration Agreement (“Collaboration Agreement”), establishing the Solazyme/ADM Collaboration for the production of microalgae-based products at the Clinton Facility. The Clinton Facility will utilize our proprietary microbe-based catalysis technology. Feedstock for the facility will be provided from ADM’s adjacent wet mill. Under the terms of the Collaboration Agreement, we agreed to pay ADM annual fees for use and operation of a portion of the Clinton Facility, a portion of which may be paid in Common Stock. In addition, we have granted to ADM a warrant covering 500,000 shares of Common Stock, which vests in equal monthly installments over five years, commencing in November 2013. The initial target nameplate capacity of the facility is expected to be 20,000 MT per year of tailored triglyceride oil, which we are targeting to attain 12-18 months after commencement of commercial production, which occurred in January 2014. We have an option to expand the capacity to 40,000 MT per year, with the potential to further expand production to 100,000 MT per year. Since the third quarter of 2013, downstream processing of products manufactured at the Clinton Facility has been performed at a finishing facility in Galva, Iowa (“Galva Facility”), which is operated by our long-term partner, a wholly owned subsidiary of American Natural Processors, Inc. (“Clinton/Galva Facilities”). There can be no assurance that we will be able to meet our capacity target of 20,000 MT per year as the Clinton Facility is ramped up or that the capacity of the facility will be expanded. We and ADM are also working together to develop markets for the products produced at the Clinton Facility.

There can be no assurance that a sufficient number of other sugar or other feedstock mill owners will accept the opportunity to partner with us for the production of our microalgae-based products. Reluctance on the part of mill owners may be caused, for example, by their failure to understand our technology or product opportunities or their belief that greater economic benefits can be achieved from partnering with others. Mill owners may also be reluctant or unable to obtain needed capital; alternatively, if mill owners are able to obtain debt financing, we may be required to provide a guarantee. Limitations in the credit markets, such as those experienced in the recent economic downturn or historically in developing nations as a result of government monetary policies designed in response to very high rates of inflation, would impede or prevent this kind of financing and could adversely affect our ability to develop the production capacity needed to allow us to grow our business. Mill owners may also be limited by existing contractual obligations with other third parties, liability, health and safety concerns and additional maintenance, training, operating and other ongoing expenses.

Even if additional feedstock partners are willing to co-locate our production at their mills, they may do so only on economic terms that place more of the cost, or confer less of the economic return, on us than we currently anticipate. If we are not successful in negotiations with mill owners, our cost of securing additional manufacturing capacity may be higher than anticipated in terms of up-front costs, capital expenditure or lost future returns, and we may not gain the manufacturing capacity that we need to grow our business.

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Our pursuit of new product opportunities may not be technologically feasible or cost effective, which would limit our ability to expand our product line and sources of revenues.

We have committed, and intend to continue to commit, substantial resources, alone or with collaboration partners, to the development and analysis of new tailored oils and other microalgae-based products by applying recombinant technology to our microalgae strains. There is no guarantee that we will be successful in creating new tailored oil profiles, or other microalgae-based products, that we, our partners or their customers desire. There are significant technological hurdles in successfully applying recombinant technology to microalgae, and if we are unsuccessful at engineering microalgae strains that produce desirable tailored oils and other microalgae-based products, the number and size of the markets we will be able to address will be limited, our expected profit margins could be reduced and the potential profitability of our business could be compromised.

The successful development of our business depends on our ability to efficiently and cost-effectively produce microalgae-based products at large commercial scale.

Two of the significant drivers of our production costs are the level of productivity and conversion yield of our microalgae strains. For example, with respect to oil, productivity is principally a function of the amount of oil that can be obtained from a given volume over a particular time period. Conversion yield refers to the amount of the desired oil that can be produced from a fixed amount of feedstock. We may not be able to meet our currently expected production cost profile as we bring large commercial manufacturing capacity online. If we cannot do so, our business could be materially and adversely affected.

Production of both current and future oils and other microalgae-based products will require that our technology and processes be scalable from laboratory, pilot and demonstration projects to large commercial-scale production. We do not have experience constructing, ramping up or managing large, commercial-scale manufacturing facilities. We may not have identified all of the factors that could affect our manufacturing processes. Our technology may not perform as expected when applied at large commercial scale, or we may encounter operational challenges for which we are unable to identify a workable solution. For example, contamination in the production process, equipment failure or accidents, problems with plant utilities, human error, issues arising from process modifications to reduce costs and adjust product specifications, and other similar challenges could decrease process efficiency, create delays and increase our costs. To date we have employed our technology using fermenters with a capacity of up to approximately 500,000 liters. However, we still need to demonstrate that we can reach our target cost structure, including the achievement of target yields and productivities at approximately 500,000 liter scale in Iowa and approximately 625,000 liter scale in Brazil. We may not be able to scale up our production in a timely manner, on commercially reasonable terms, or at all. If we are unable to manufacture products at a large commercial scale, our ability to commercialize our technology will be adversely affected, and, with respect to any products that we do bring to market, we may not be able to achieve and maintain an acceptable production cost profile, which would adversely affect our ability to reach, maintain and increase the profitability of our business.

We rely in part on third parties for the production and processing of our products. If these parties do not produce and process our products at a satisfactory quality, in a timely manner, in sufficient quantities and at an acceptable cost, our development and commercialization efforts could be delayed or otherwise negatively impacted.

Other than our Peoria Facility, we do not own facilities that can produce and process our products other than at small scale. As such, we rely, and we expect to continue to rely, at least partially, on third parties (including partners and contract manufacturers) for the production and processing of our products. Currently, we have two manufacturing arrangements for industrial fermentation: an

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agreement for the manufacture of certain products by the Solazyme Bunge JV pursuant to a joint venture arrangement and the manufacture of products at the Clinton Facility. We also have manufacturing agreements relating to other aspects of our production process. Our current and anticipated future dependence upon our partners and contract manufacturers for the production and processing of our products may adversely affect our ability to develop products on a timely and competitive basis. The failure of any of our counterparties to provide acceptable products could delay the development and commercialization of our products. We or our partners will need to enter into additional agreements for the commercial development, manufacturing and sale of our products. There can be no assurance that we or our partners can do so on favorable terms, if at all. Even if we reach agreements with manufacturing partners to produce and process our products, initially the partners will be unfamiliar with our technology and production processes. We cannot be sure that the partners will have or develop the operational expertise needed to run the equipment and processes required to manufacture our products. Further, we may have limited control over the amount or timing of resources that any partner is able or willing to devote to production and processing of our products.

To date, our products have been produced and processed in quantities sufficient for our development work and initial commercial sales. For example, we delivered more than 400,000 liters (373 MT) of microalgae-derived military marine diesel and jet fuel to the U.S. Navy in 2011. Even if there is demand for our products at a commercial scale, we or our partners may not be able to successfully increase the production capacity for any of our products in a timely or economic manner or at all. In addition, to the extent we are relying on contract manufacturers to produce and process our products, we cannot be sure that such contract manufacturers will have capacity available when we need their services, that they will be willing to dedicate a portion of their production and/or processing capacity to our products or that we will be able to reach acceptable price and other terms with them for the provision of their production and/or processing services. If we, our partners or our contract manufacturers are unable to increase the production capacity for a product when and as needed, the commercial launch of that product may be delayed, or there may be a shortage of supply, which could limit sales, cause us to lose customers and sales opportunities and impair the growth of our business.

In addition, if a facility or the equipment in a facility that produces and/or processes our products is significantly damaged, destroyed or otherwise becomes unavailable, we or our partners may be unable to replace the manufacturing capacity quickly or cost effectively. The inability to enter into manufacturing agreements, the damage or destruction of a facility upon which we or our partners rely for manufacturing or any other delays in obtaining supply would delay or prevent us and/or our partners from further developing and commercializing our products.

We may experience significant delays and/or cost overruns in financing, designing, constructing and ramping up large commercial manufacturing facilities, which could result in harm to our business and prospects.

Our business plan contemplates bringing significant commercial manufacturing capacity online over the next several years. In order to meet our capital requirements for those facilities, we may have to raise additional funds and may be unable to do so in a timely manner, in sufficient amounts and on terms that are favorable to us, if at all. If we fail to raise sufficient funds, our ability to finance and construct additional manufacturing facilities could be significantly limited. If this happens, we may be forced to delay the commercialization of our products and we will not be able to successfully execute our business plan, which would harm our business.

The Solazyme Bunge JV is currently constructing a production facility adjacent to Bunge’s Moema sugarcane mill in Brazil, and commissioning is underway. We are targeting the production of commercially saleable product by the end of the first quarter of 2014, though such production could move into the second quarter of 2014. The production facility is expected to have a name plate

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capacity of 100,000 MT of oil per year. In February 2013, the Solazyme Bunge JV entered into a loan agreement with the Brazilian Development Bank (“BNDES”) for project financing. Funds borrowed under the loan agreement have supported the production facility in Brazil, including a portion of the construction costs of the facility. We have used a portion of our $35.0 million revolving and term loan credit facility (the “HSBC facility”) with HSBC Bank, USA, National Association (“HSBC”) to support a bank guarantee of the BNDES loan. In the event the Solazyme Bunge JV draws funds under the BNDES loan in excess of the amount supported by bank guarantees, we may be required to provide a corporate guarantee with respect to such excess amount.

Negotiating the terms of the corporate guarantee documentation may take longer than anticipated and may contain terms that are not favorable to us. If we are unable to negotiate our corporate guarantee documentation on acceptable terms, the Solazyme Bunge JV may be unable to draw down the maximum amount available under the BNDES loan, it may have to seek additional financing and may not be able to raise sufficient additional funds on favorable terms, if at all. If the Solazyme Bunge JV is unable to secure additional financing, we will be required to fund our portion of the Solazyme Bunge JV’s capital requirements either from existing sources or seek additional financing. The acquisition of the facility site from the landowners is in process, is complex, is subject to multiple approvals of governmental authorities and will take time to complete. If the Solazyme Bunge JV is unable to acquire the facility site on reasonable terms, or at all, it may not be able to operate the production facility and may lose all or part of its investment in such facility.

We will need to construct, or otherwise secure access to, and fund, additional capacity significantly greater than what we are in the process of building as we continue to commercialize our products. Some of our customers may ultimately require that we acquire access to multiple production facilities in order to diversify our manufacturing base. We are targeting the production of commercially saleable product at the Solazyme Bunge JV facility by the end of the first quarter of 2014, though such production could move into the second quarter. We also expect to bring online additional facilities in the future. Although we intend to enter into arrangements with third parties to meet our capacity targets, it is possible that we will need to construct our own facility or facilities to meet a portion or all of these targets. We have limited experience in the construction of commercial production facilities and, if we decide to construct our own facility, we will need to secure necessary funding, complete design and other plans needed for the construction of such facility and secure the requisite permits, licenses and other governmental approvals, and we may not be successful in doing so. The construction of any such facility would have to be completed on a timely basis and within an acceptable budget. In addition, there may be delays related to the acquisition of facility sites, which could delay the development and commercialization of our products, as well as delays in deliveries of materials for the construction of such manufacturing facilities in more remote locations. Any facility, whether owned by a third party or by us, must perform as designed once it is operational. If we encounter significant delays, cost overruns, engineering problems, equipment damage, accidents, equipment supply constraints or other serious challenges in bringing any of these facilities online, we may be unable to meet our production goals in the time frame we have planned. In addition, we have limited experience in the management of manufacturing operations at large scale. We may not be successful in producing the amount and quality of oil or other microalgae-based products we anticipate in the facilities and our results of operations may suffer as a result. We have limited experience producing our products at commercial scale, and we will not succeed if we cannot maintain or decrease our production costs and effectively scale our technology and manufacturing processes.

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If we fail to maintain and successfully manage our existing, or enter into new, strategic collaborations, we may not be able to develop and commercialize many of our products and achieve or sustain profitability.

Our ability to enter into, maintain and manage collaborations in our target markets is fundamental to the success of our business. We currently have joint venture, collaboration, research and development, supply and/or distribution agreements with various strategic partners. We currently rely on our partners, in part, for manufacturing and sales or marketing services and intend to continue to do so for the foreseeable future, and we intend to enter into other strategic collaborations to produce, market and sell other products we develop. However, we may not be successful in entering into collaborative arrangements with third parties for the production and sale and marketing of other products. Any failure to enter into collaborative arrangements on favorable terms could delay or hinder our ability to develop and commercialize our products and could increase our costs of development and commercialization.

In the chemicals and fuels markets, we have entered into a joint venture arrangement with Bunge that will focus on the manufacture of products in Brazil and development agreements with various other partners. In addition, we have entered into a strategic collaboration with ADM for the manufacture of products to be sold primarily to the industrial and nutritionals markets in North America, and have entered into a commercial supply agreement with Unilever. In the skin and personal care market, we have entered into arrangements with Sephora S.A. and its affiliates (“Sephora”), QVC, Inc. and others. There can be no guarantee that we can successfully manage these strategic collaborations. Under our agreement with Sephora, we bear a significant portion of the costs and risk of marketing the products, but do not exercise sole control of marketing strategy. In some cases, we will need to meet certain milestones to continue our activities with these partners. Moreover, the exclusivity provisions of certain strategic arrangements limit our ability to otherwise commercialize our products.

Pursuant to the agreements listed above and similar arrangements that we may enter into in the future, we may have limited or no control over the amount or timing of resources that any partner is able or willing to devote to our products or collaborative efforts. Any of our partners may fail to perform their obligations as expected. These partners may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. Further, our partners may not develop products arising out of our arrangements or devote sufficient resources to the development, manufacture, marketing, or sale of our products. Dependence on collaborative arrangements will also subject us to other risks, including:

•	we may be required to relinquish important rights, including intellectual property, marketing and distribution rights;

•	we may disagree with our partners as to rights to intellectual property we develop, or their research programs or commercialization activities;

•	we may have lower revenues than if we were to market and distribute such products ourselves;

•	a partner could separately develop and market a competing product either independently or in collaboration with others, including our competitors;

•	a partner could divest assets that are critical to our or our joint venture’s operations to a third party that is less willing to cooperate with us or is less incentivized or able to manage such assets in a way that helps us achieve our operational and financial goals;

•	our partners could become unable or less willing to expend their resources on research and development or commercialization efforts due to general market conditions, their financial condition or other circumstances beyond our control;

•	we may be unable to manage multiple simultaneous partnerships or collaborations; and

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•	our partners may operate in countries where their operations could be adversely affected by changes in the local regulatory environment or by political unrest.

Moreover, disagreements with a partner or former partner could develop, and any conflict with a partner or former partner could reduce our ability to enter into future collaboration agreements and negatively impact our relationships with one or more existing partners. In addition, disagreements with a partner or former partner could result in disputes or litigation and could require substantial time and money to resolve. If any of these events occurs, or if we fail to maintain our agreements with our partners, we may not be able to commercialize our existing and potential products, grow our business or generate sufficient revenues to support our operations.

Additionally, our business could be negatively impacted if any of our partners undergoes a change of control or were to otherwise assign the rights or obligations under any of our agreements to a competitor of ours or to a third party who is not willing to work with us on the same terms or commit the same resources as the current partner.

Our relationship with our strategic partner ADM may not prove successful.

We have entered into the Solazyme/ADM Collaboration, which is focused on producing products at the Clinton Facility using our proprietary technology. Feedstock for the facility is being provided from ADM’s adjacent wet mill. Under the terms of the Collaboration Agreement, we will pay ADM annual fees for use and operation of a portion of the Clinton Facility, a portion of which may be paid in Common Stock.

Our ability to generate value from the Solazyme/ADM Collaboration will depend, among other things, on our ability to work cooperatively with ADM for the production of our products at the Clinton Facility. We may not be able to do so. For example, under the Solazyme/ADM Collaboration, ADM has agreed to provide feedstock and utility services to the Clinton Facility as well as operating services. ADM does not have previous experience working with our technology, and we cannot be sure that ADM will be successful in producing our products in the amounts we may require, at a satisfactory quality and/or in a cost-effective manner. Subject to limited exceptions and adjustments, we are responsible for annual fees regardless of ADM’s success in producing our products in acceptable quantities, at satisfactory quality and at acceptable costs. If production capacity is expanded at the Clinton Facility, there may be delays or cost overruns related to the retrofitting and permitting of the Clinton Facility, which would delay the increased production and commercialization of our products and could increase our costs. Furthermore, the agreements governing our Solazyme/ADM Collaboration are complex and cover a range of future activities, and disputes may arise between us and ADM that could delay the production and commercialization of our products or cause the termination of the Solazyme/ADM Collaboration. Additionally, downstream processing of products produced at the Clinton Facility is being performed at the facilities of third-party manufacturing partners. Any business or operations interruption at the facilities of such third parties could delay the production and commercialization of our products and could increase our costs.

Our relationship with our strategic partner Bunge may not prove successful.

We have entered into a joint venture with Bunge that will focus on the production of certain microalgae-based products in Brazil. In connection with the establishment of the Solazyme Bunge JV, we entered into a development agreement and other agreements with Bunge and the Solazyme Bunge JV.

Our ability to generate value from the Solazyme Bunge JV will depend, among other things, on our ability to work cooperatively with Bunge and the Solazyme Bunge JV for the commercialization of

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the Solazyme Bunge JV’s products. We may not be able to do so. For example, under the joint venture, Bunge has agreed to provide feedstock as well as utility services to the production facility. We and Bunge have both agreed to provide various administrative services to the Solazyme Bunge JV, and Bunge will also provide working capital to the Solazyme Bunge JV through a revolving loan facility, with a portion of the repayment for start-up expenses to be guaranteed by us. Bunge does not have previous experience working with our technology, and we cannot be sure that the Solazyme Bunge JV will be successful in commercializing its products. In addition, there may be delays related to the acquisition of the facility site from the landowners and delays or cost overruns in connection with the construction of the Solazyme Bunge JV production facility. There may also be delays in our negotiation of the corporate loan guarantee to be entered into as a condition of the Solazyme Bunge JV drawing down amounts in excess of amounts supported by bank guarantees under the loan agreement with BNDES. In addition, we will be required to maintain the required license, granted by the Sao Paulo State Environmental Department, to operate the production facility. Any negative event with respect to these issues would delay the development and commercialization of the Solazyme Bunge JV products. Furthermore, the agreements governing our partnership are complex and cover a range of future activities, and disputes may arise between us and Bunge that could delay completion of the Solazyme Bunge JV facility and/or the expansion of the Solazyme Bunge JV’s capacity and the development and commercialization of the Solazyme Bunge JV’s products or cause the dissolution of the Solazyme Bunge JV.

Our joint venture with Roquette has been dissolved. We are currently in arbitration with Roquette as to several issues related to the dissolution of the joint venture. We may have other disputes with Roquette related to the joint venture and its business.

In 2010, we entered into a 50/50 joint venture with Roquette Frères, S.A. (“Roquette”). As part of this relationship, we and Roquette formed Solazyme Roquette Nutritionals, LLC (“SRN”) through which both we and Roquette agreed to pursue certain opportunities in microalgae-based products for the food, nutraceuticals and animal feed markets. On June 21, 2013, we and Roquette agreed to dissolve SRN. On July 18, 2013, SRN was dissolved. As a result of the dissolution, the joint venture and operating agreement between us and Roquette, and the license agreement, whereby we licensed to SRN certain of our intellectual property, automatically terminated.

SRN, we and Roquette are in the process of winding down the affairs of SRN. We and Roquette are currently engaged in an arbitration proceeding concerning several issues associated with the dissolution of SRN and the wind-down of its affairs. We cannot be sure that other disputes will not arise between us and Roquette related to the joint venture and its business. Such disagreements and disputes are costly, time-consuming to resolve and distracting to our management.

Disputes regarding our intellectual property rights, and the rights of others (including Roquette) to manufacture and sell the products included in the SRN joint venture could delay or negatively impact our commercialization of products in the markets SRN was targeting. Any such disputes could be costly, time-consuming to resolve and distracting to our management. In addition, if our commercialization in these markets is delayed or unsuccessful, our financial results could be negatively impacted.

We cannot be sure that our products will meet necessary standards or be approved or accepted by customers in our target markets.

If we are unable to convince our potential customers or end users of our products that we are a reliable supplier, that our products are comparable or superior to the products that they currently use, or that the use of our products is otherwise beneficial to them, we will not be successful in entering our target markets and our business will be adversely affected.

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In the chemicals market, the potential customers for our or the Solazyme Bunge JV’s products are generally companies that have well-developed manufacturing processes and arrangements with suppliers for the chemical components of their products and may resist changing these processes and components. These potential customers frequently impose lengthy and complex product qualification procedures on their suppliers, influenced by consumer preference, manufacturing considerations, supplier operating history, regulatory issues, product liability and other factors, many of which are unknown to, or not well understood by, us. Satisfying these processes may take many months or years.

Although we produce products for the fuels market that comply with industry specifications, potential fuels customers may be reluctant to adopt new products. In addition, our fuels may need to satisfy product certification requirements of equipment manufacturers. For example, diesel engine manufacturers may need to certify that the use of diesel fuels produced from our oils in their equipment will not invalidate product warranties.

In the nutrition market, our food ingredients will compete with oils and other food ingredients currently in use. Potential customers may not perceive a benefit to microalgae-based ingredients as compared to existing ingredients or may be otherwise unwilling to adopt their use. If consumer packaged goods (“CPG”) companies do not accept our food ingredients as ingredients for their widely distributed finished products, or if end customers are unwilling to purchase finished products made using our products, we will not be successful in competing in the nutrition market and our business will be adversely affected.

In the skin and personal care market, our branded products are marketed directly to potential consumers, but we cannot be sure that consumers will continue to be attracted to our brands, be attracted to our new brands or products, or purchase our products on an ongoing basis. As a result, our branded products may not be successful, distribution partners may decide to discontinue marketing our products and our business will be adversely affected.

We have entered into a limited number of binding, definitive commercial supply agreements that contain minimum volume commitments. We have also entered contingent offtake agreements and non-binding letters of intent with third parties regarding purchase of our products, but these agreements do not unconditionally obligate the other party to purchase any quantities of any products at this time. There can be no assurance that our contingent offtake agreements and non-binding letters of intent will lead to unconditional definitive agreements to purchase our products.

We have limited experience in structuring arrangements with customers for the purchase of our microalgae-based products, and we may not be successful in this essential aspect of our business.

We expect that our customers will include large companies that sell skin and personal care products, food products and chemical products, as well as large users of oils for fuels. Because we began commercializing our skin and personal care products in the last few years, have only recently begun to commercialize food ingredient products on our own, and are still in the process of developing our products for the food ingredients, oils, chemicals, fuels and other markets, we have limited experience operating in our customers’ industries and interacting with the customers that we intend to target. Developing the necessary expertise may take longer than we expect and will require that we expand and improve our sales and marketing capability, which could be costly. These activities could delay our ability to capitalize on the opportunities that we believe our technology and products present, and may prevent us from successfully commercializing our products. Further, we ultimately aim to sell large amounts of our products, and this will require that we effectively negotiate and manage contracts for these purchase and sale relationships. The companies with which we aim to have arrangements are generally much larger than we are and have substantially longer operating histories and more

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experience in their industries than we have. As a result, we may not succeed in establishing relationships with these companies and, if we do, we may not be effective in negotiating or managing the terms of such relationships, which could adversely affect our future results of operations.

We may be subject to product liability claims and other claims of our customers and partners.

The design, development, production and sale of our products involve an inherent risk of product liability claims and the associated adverse publicity. Because some of our ultimate products in each of our target markets are used by consumers, and because use of those ultimate products may cause injury to those consumers and damage to property, we are subject to a risk of claims for such injuries and damages. In addition, we may be named directly in product liability suits relating to our products or third-party products integrating our products, even for defects resulting from errors of our partners, contract manufacturers or other third parties working with our products. These claims could be brought by various parties, including customers who are purchasing products directly from us or other users who purchase products from our customers or partners. We could also be named as co-parties in product liability suits that are brought against manufacturing partners that produce our products.

In addition, our customers and partners may bring suits against us alleging damages for the failure of our products to meet stated claims, specifications or other requirements. Any such suits, even if not successful, could be costly, disrupt the attention of our management and damage our negotiations with other partners and/or customers. Although we often seek to limit our product liability in our contracts, such limits may not be enforceable or may be subject to exceptions. Our current product liability and umbrella insurance for our business may be inadequate to cover all potential liability claims. Insurance coverage is expensive and may be difficult to obtain. Also, insurance coverage may not be available in the future on acceptable terms and may not be sufficient to cover potential claims. We cannot be sure that our contract manufacturers or manufacturing partners who produce our ultimate products will have adequate insurance coverage to cover against potential claims. If we experience a large insured loss, it may exceed our coverage limits, or our insurance carrier may decline to further cover us or may raise our insurance rates to unacceptable levels, any of which could impair our financial position and potentially cause us to go out of business.

We will face risks associated with our international business in developing countries and elsewhere.

For the foreseeable future, our business plan will likely subject us to risks associated with essential manufacturing, sales and operations in developing countries. We have limited experience to date manufacturing and selling internationally and such expansion will require us to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. The economies of many of the countries in which we or our joint ventures operate or will operate have been characterized by frequent and occasionally extensive government intervention and unstable economic cycles.

In addition, in Brazil, where the Solazyme Bunge JV is located, there are restrictions on the foreign ownership of land. As a result, the process for the acquisition by the Solazyme Bunge JV of the facility site from the landowners may be long, complicated and is subject to government approvals.

International business operations are subject to local legal, political, regulatory and social requirements and economic conditions and our business, financial performance and prospects may be adversely affected by, among others, the following factors:

•	political, economic, diplomatic or social instability;

•	land reform movements;

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•	tariffs, export or import restrictions, restrictions on remittances abroad or repatriation of profits, duties or taxes that limit our ability to move our products out of these countries or interfere with the import of essential materials into these countries;

•	inflation, changing interest rates and exchange controls;

•	tax burden and policies;

•	delays or failures in securing licenses, permits or other governmental approvals necessary to build and operate facilities and use our microalgae strains to produce products;

•	the imposition of limitations on products or processes and the production or sale of those products or processes;

•	uncertainties relating to foreign laws, including labor laws, regulations and restrictions, and legal proceedings;

•	foreign ownership rules and changes in regard thereto;

•	an inability, or reduced ability, to protect our intellectual property, including any effect of compulsory licensing imposed by government action;

•	successful compliance with U.S. and foreign laws that regulate the conduct of business abroad, including the Foreign Corrupt Practices Act;

•	insufficient investment in developing countries in public infrastructure, including transportation infrastructure, and disruption of transportation and logistics services; and

•	difficulties and costs of staffing and managing foreign operations.

These and other factors could have a material adverse impact on our results of operations and financial condition.

Our international operations may expose us to the risk of fluctuation in currency exchange rates and rates of foreign inflation, which could adversely affect our results of operations.

We currently incur some costs and expenses in Euros and Brazilian Reals and expect in the future to incur additional expenses in these and other foreign currencies, and also derive a portion of our revenues in the local currencies of customers throughout the world. As a result, our revenues and results of operations are subject to foreign exchange fluctuations, which we may not be able to manage successfully. During the past few decades, the Brazilian currency in particular has faced frequent and substantial exchange rate fluctuations in relation to the U.S. dollar and other foreign currencies. There can be no assurance that the Real or the Euro will not significantly appreciate or depreciate against the U.S. dollar in the future. We bear the risk that the rate of inflation in the foreign countries where we incur costs and expenses or the decline in value of the U.S. dollar compared to those foreign currencies will increase our costs as expressed in U.S. dollars. Future measures by foreign governments to control inflation, including interest rate adjustments, intervention in the foreign exchange market and changes to the fixed value of their currencies, may trigger increases in inflation. We may not be able to adjust the prices of our products to offset the effects of inflation on our cost structure, which could increase our costs and reduce our net operating margins. If we do not successfully manage these risks through hedging or other mechanisms, our revenues and results of operations could be adversely affected.

We may encounter difficulties managing our growth, and we will need to properly prioritize our efforts in three distinct target markets as our business grows. If we are unable to do so, our business, financial condition and results of operations may be adversely affected.

Our business has grown rapidly. Continued growth may place a strain on our human and capital resources. Furthermore, we intend to conduct our business internationally and anticipate business

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operations in the United States, Europe, Latin America and elsewhere. These diversified, global operations place increased demands on our limited resources and may require us to substantially expand the capabilities of our administrative and operational resources and will require us to attract, train, manage and retain qualified management, technicians, scientists and other personnel. As our operations expand domestically and internationally, we will need to continue to manage multiple locations and additional relationships with various customers, partners, suppliers and other third parties across several product categories and markets.

Our growth is taking place across three distinct target markets: chemicals and fuels, nutrition, and skin and personal care. We will be required to prioritize our limited financial and managerial resources as we pursue particular development and commercialization efforts in each target market. Any resources we expend on one or more of these efforts could be at the expense of other potentially profitable opportunities. If we focus our efforts and resources on one or more of these markets and they do not lead to commercially viable products, our revenues, financial condition and results of operations could be adversely affected. Furthermore, as our operations continue to grow, the simultaneous management of development, production and commercialization across all three target markets will become increasingly complex and may result in less than optimal allocation of management and other administrative resources, increase our operating expenses and harm our operating results.

Our ability to effectively manage our operations, growth and various projects across our target markets will require us to make additional investments in our infrastructure to continue to improve our operational, financial and management controls and our reporting systems and procedures and to attract and retain sufficient numbers of talented employees, which we may be unable to do effectively. We may be unable to successfully manage our expenses in the future, which may negatively impact our gross margins or operating margins in any particular quarter.

In addition, we may not be able to improve our management information and control systems, including our internal control over financial reporting, to a level necessary to manage our growth and we may discover deficiencies in existing systems and controls that we may not be able to remediate in an efficient or timely manner.

Our success depends in part on recruiting and retaining key personnel and, if we fail to do so, it may be more difficult for us to execute our business strategy. We are currently a small organization and will need to hire additional personnel to execute our business strategy successfully.

Our success depends on our continued ability to attract, retain and motivate highly qualified management, business development, manufacturing and scientific personnel and directors, and on our ability to develop and maintain important relationships with leading academic institutions and scientists. We are highly dependent upon a number of key members of our senior management, including manufacturing, business development and scientific personnel, and on our directors. If any of such persons left, our business could be harmed. All of our employees and directors are at-will and may resign at anytime. The loss of the services of one or more of our key employees, or directors could delay or have an impact on the successful commercialization of our products. We do not maintain any key man insurance. Competition for qualified personnel in the biotechnology field is intense, particularly in the San Francisco Bay Area. We may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel. If we are unsuccessful in our recruitment efforts, we may be unable to execute our strategy.

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We may not be able to obtain regulatory approval for the sale of our microalgae-based products and the operation of production facilities, and, even if approvals are obtained, complying on an ongoing basis with the numerous regulatory requirements applicable to our various product categories and facilities will be time-consuming and costly.

The sale and/or use of diesel and jet fuels produced from our oils are subject to regulation by various government agencies, including the Environmental Protection Agency (“EPA”) and the California Air Resources Board in the United States. To date, we have registered only our SoladieselRD® fuel in the United States. We or our refining or commercialization partners or customers may be required to register our fuel in the United States, with the European Commission and elsewhere before selling our products.

Our chemical products may be subject to government regulation in our target markets. In the United States, the EPA administers the Toxic Substances Control Act (“TSCA”), which regulates the commercial registration, distribution, and use of chemicals. TSCA will require us to comply with the Microbial Commercial Activity Notice (“MCAN”) process to manufacture and distribute products made from our recombinant microalgae strains. An MCAN is not required for non-recombinant strains. To date, we have filed MCANs for certain of our recombinant microalgae strains, some of which have been dropped from review, and expect to file additional MCANs in the future.

Before we can manufacture or distribute significant volumes of a chemical, we need to determine whether that chemical is listed in the TSCA inventory. If the substance is listed, then manufacture or distribution can commence immediately. If not, then a pre-manufacture notice (“PMN”) must be filed with the EPA for a review period of up to 90 days excluding extensions. We have filed PMNs for certain of our products and expect to file additional PMNs in the future. Some of the products we produce or plan to produce are already eligible to be placed on the TSCA inventory. Others are not yet listed. We may not be able to expediently receive approval from the EPA to list the chemicals we would like to make on the TSCA registry, resulting in delays or significant increases in testing requirements. A similar program exists in the European Union, called REACH (Registration, Evaluation, Authorization, and Restriction of Chemical Substances). We are required to register some of our products with the European Commission, and this process could cause delays or significant costs. We have determined that some of our algal oils are exempt from REACH registration requirements. To the extent that other geographies, such as Brazil, may rely on the TSCA or REACH for chemical registration in their geographies, delays with the U.S. or European authorities may subsequently delay entry into these markets as well. Furthermore, other geographies may have their own chemical inventory requirements, which may delay entry into these markets, irrespective of U.S. or European approval.

Our nutrition products are subject to regulation by various government agencies, including the U.S. Food and Drug Administration (“FDA”), state and local agencies and similar agencies outside the United States. Food ingredients are regulated either as food additives or as substances generally recognized as safe, or GRAS. A substance can be listed or affirmed as GRAS by the FDA or self-affirmed by its manufacturer upon determination that independent qualified experts would generally agree that the substance is GRAS for a particular use. A GRAS Notice of Determination for algal oil was submitted to the FDA, and notification was received from the FDA in June 2012 that it had no further questions. A GRAS Notice of Determination for whole algal flour was submitted to the FDA, and notification was received from the FDA that it had no further questions. If the FDA were to disagree with the conclusions in future GRAS Notices of Determination, they could ask that the products be voluntarily withdrawn from the market or could initiate legal action to halt their sale. Such actions by the FDA could have an adverse effect on our business, financial condition, and results of our operations. Food ingredients that are not GRAS are regulated as food additives and require FDA approval prior to commercialization. The food additive petition process is generally expensive and time consuming, with approval, if secured, taking years.

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The sale of ingredients for use in animal feed is regulated by agencies including the FDA Center for Veterinary Medicine (“CVM”). Regulatory requirements for suitability must be met by providing data from studies, which may cause delays and the incursion of additional costs.

Our skin and personal care products are subject to regulation by various government agencies both within and outside the United States. Such regulations principally relate to the ingredients, labeling, packaging and marketing of our skin and personal care products.

Changes in regulatory requirements, laws and policies, or evolving interpretations of existing regulatory requirements, laws and policies, may result in increased compliance costs, delays, capital expenditures and other financial obligations that could adversely affect our business or financial results.

We expect to encounter regulations in most if not all of the countries in which we may seek to sell our products, and we cannot be sure that we will be able to obtain necessary approvals in a timely manner or at all. If our products do not meet applicable regulatory requirements in a particular country or at all, then we may not be able to commercialize them and our business will be adversely affected. The various regulatory schemes applicable to our products will continue to apply following initial approval for sale. Monitoring regulatory changes and ensuring our ongoing compliance with applicable requirements will be time-consuming and may affect our results of operations. If we fail to comply with such requirements on an ongoing basis, we may be subject to fines or other penalties, or may be prevented from selling our products, and our business may be harmed.

The construction and operation of our, our partners’ or our joint ventures’ production facilities are likely to require government approvals. If we are not able to obtain or maintain the necessary approvals in a timely manner or at all, our business will be adversely affected. In February 2014, the Sao Paulo State Environmental Department granted a license to operate the Solazyme Bunge JV facility, which is necessary to begin commercial production.

We may incur significant costs complying with environmental, health and safety laws and regulations, and failure to comply with these laws and regulations could expose us to significant liabilities.

We use hazardous chemicals and radioactive and biological materials in our business and are subject to a variety of federal, state, local and international laws and regulations governing, among other matters, the use, generation, manufacture, transportation, storage, handling, disposal of, and human exposure to, these materials both in the U.S. and outside the U.S., including regulation by governmental regulatory agencies, such as the Occupational Safety and Health Administration and the EPA. We have incurred, and will continue to incur, capital and operating expenditures and other costs in the ordinary course of our business in complying with these laws and regulations.

Although we have implemented safety procedures for handling and disposing of these materials and waste products in an effort to comply with these laws and regulations, we cannot be sure that our safety measures will be compliant or capable of eliminating the risk of injury or contamination from the generation, manufacturing, use, storage, transportation, handling, disposal of, and human exposure to, hazardous materials. Failure to comply with environmental, health and safety laws could subject us to liability and resulting damages. There can be no assurance that violations of environmental, health and safety laws will not occur as a result of human error, accident, equipment failure or other causes. Compliance with applicable environmental laws and regulations may be expensive, and the failure to comply with past, present, or future laws could result in the imposition of fines, regulatory oversight costs, third party property damage, product liability and personal injury claims, investigation and remediation costs, the suspension of production, or a cessation of operations, and our liability may

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exceed our total assets. Liability under environmental laws, such as the Comprehensive Environmental Response Compensation and Liability Act in the United States, can impose liability for the full amount of damages, without regard to comparative fault for the investigation and cleanup of contamination and impacts to human health and for damages to natural resources. Contamination at properties we own and operate, and at properties to which we send hazardous materials, may result in liability for us under environmental laws and regulations.

Our business and operations will be affected by other new environmental, health and safety laws and regulations, which may affect our research and development and manufacturing programs, and environmental laws could become more stringent over time, requiring us to change our operations, or resulting in greater compliance costs and increasing risks and penalties associated with violations, which could impair our research, development or production efforts and harm our business. The costs of complying with environmental, health and safety laws and regulations, and any claims concerning noncompliance, or liability with respect to contamination in the future could have a material adverse effect on our financial condition or operating results.

Changes in government regulations, including subsidies and economic incentives, could have a material adverse effect on demand for our products, business or results of operations.

The market for renewable fuels is heavily influenced by foreign, federal, state and local government regulations and policies. Changes to existing, or adoption of new, domestic or foreign federal, state or local legislative initiatives that impact the production, distribution, sale or import and export of renewable fuels may harm our business. For example, in 2007, the Energy Independence and Security Act (“EISA”) of 2007 set targets for alternative sourced liquid transportation fuels (approximately 14 billion gallons in 2011, increasing to 36 billion gallons by 2022). Of the 2022 target amount, a minimum of 21 billion gallons must be advanced biofuels. In the U.S. and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. For example, in 2013, the U.S. Environmental Protection Agency proposed a reduction in the volume of total alternative fuel from the 2014 statutory target of 18.15 billion gallons to 15.21 billion gallons. Under this new proposed target, the advanced biofuel target would be reduced to 2.2 billion gallons from the 2014 statutory target of 3.75 billion gallons. The elimination of, or any additional reduction in, mandated requirements for fuel alternatives and additives to gasoline may cause demand for biofuels to decline and deter investment in the research, development or commercial adoption of renewable fuels.

In addition, the U.S. Congress has passed legislation that extends tax credits to blenders of certain renewable fuel products. However, there is no assurance that this or any other favorable legislation will remain in place. For example, the biodiesel tax credit expired in December 2009 and its extension was not approved until March 2010. The most recent biodiesel tax credit expired in December 2013 and its extension has thus far not been approved. Any reduction in, phasing out or elimination of existing tax credits, subsidies and other incentives in the U.S. and foreign markets for renewable fuels, or any inability of our customers to access such credits, subsidies and incentives, may adversely affect demand for our fuel products and increase the overall cost of commercialization of our renewable fuels, which would adversely affect our business.

In addition, market uncertainty regarding future policies may also affect our ability to develop new renewable products, license our technologies to third parties and sell products to end customers. Any inability to address these requirements and any regulatory or policy changes could have a material adverse effect on our business, financial condition and results of operations.

Conversely, government programs could increase investment and competition in the markets for our products. For example, various governments have announced a number of spending programs focused on the development of clean technology, including alternatives to petroleum-based fuels and

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the reduction of greenhouse gas (“GHG”) emissions, which could lead to increased funding for us or our competitors, or the rapid increase in the number of competitors within our markets.

Concerns associated with renewable fuels, including land usage, national security interests and food crop usage, are receiving legislative, industry and public attention. This could result in future legislation, regulation and/or administrative action that could adversely affect our business. When and how these requirements and any regulatory or policy changes are addressed could have a material adverse effect on our business, financial condition and results of operations.

Future government policies may adversely affect the supply of sugarcane, corn or cellulosic sugars, restricting our ability to use these feedstocks to produce our products, and negatively impact our revenues and results of operations.

We may face risks relating to the use of our targeted recombinant microalgae strains, and if we are not able to secure regulatory approval for the use of these strains or if we face material ethical, legal and social concerns about our use of targeted recombinant technology, our business could be adversely affected.

The use of microorganisms designed using targeted recombinant technology, such as some of our microalgae strains, is subject to laws and regulations in many states and countries, some of which are new and still evolving and interpreted by fact specific application. In the United States, the EPA regulates the commercial use of microorganisms designed using targeted recombinant technology as well as potential products derived from them.

We expect to encounter regulations of microorganisms designed using targeted recombinant technology in most if not all of the countries in which we may seek to establish manufacturing operations, and the scope and nature of these regulations will likely be different from country to country. For example, in the U.S., when used in an industrial process, our microalgae strains designed using targeted recombinant technology may be considered new chemicals under the TSCA, administered by the EPA. We will be required to comply with the EPA’s process. In Brazil, microorganisms designed using targeted recombinant technology are regulated by the National Biosafety Technical Commission, or CTNBio. In March 2013, we submitted an application for approval from CTNBio to use a specific microalgae strain designed using targeted recombinant technology in a contained environment in order to use these microalgae for research and development and commercial production purposes in any facilities we establish in Brazil. We obtained approval for this application from CTNBio in October 2013. In February 2014, CTNBio granted a CQB (Certificate of Quality in Biosafety) to the Moema plant for activities including industrial production, import and export, disposal and storage of our key production organisms. If we cannot meet the applicable requirements in Brazil and other countries in which we intend to produce microalgae-based products, or if it takes longer than anticipated to obtain such approvals, our business could be adversely affected.

The subject of organisms designed using targeted recombinant technology has received negative publicity, which has aroused public debate. Public attitudes about the safety and environmental hazards of, and ethical concerns over, genetic research and microorganisms designed using targeted recombinant technology could influence public acceptance of our technology and products. In addition, shifting public attitudes regarding, and potential changes to laws governing, ownership of genetic material could harm our intellectual property rights with respect to our genetic material and discourage collaborators from supporting, developing, or commercializing our products, processes and technologies. Governmental reaction to negative publicity concerning organisms designed using targeted recombinant technology could result in greater government regulation of or trade restrictions on imports of genetic research and derivative products. If we and/or our collaborators are not able to overcome the ethical, legal, and social concerns relating to the use of targeted recombinant

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technology, our products and processes may not be accepted or we could face increased expenses, delays or other impediments to their commercialization.

We expect to face competition for our products in the chemicals and fuels markets from providers of products based on petroleum, plant oils and animal fats and from other companies seeking to provide alternatives to these products, many of whom have greater resources and experience than we do. If we cannot compete effectively against these companies or products, we may not be successful in bringing our products to market or further growing our business.

In the chemical market, we will compete with the established providers of oils currently used in chemical products. Producers of these incumbent products include global oil companies, including those selling agricultural products such as palm oil, palm kernel oil, castor bean oil and sunflower oil, large international chemical companies and other companies specializing in specific products or essential oils. We may also compete in one or more of these markets with manufacturers of other products such as highly refined petrochemicals, synthetic polymers and other petroleum-based fluids and lubricants as well as new market entrants offering renewable products.

In the transportation fuels market, we expect to compete with independent and integrated oil refiners, large oil and gas companies and, in certain fuels markets, with other companies producing advanced biofuels. The refiners compete with us by selling conventional fuel products, and some are also pursuing hydrocarbon fuel production using non-renewable feedstocks, such as natural gas and coal, as well as production using renewable feedstocks, such as vegetable oil and biomass. We also expect to compete with companies that are developing the capacity to produce diesel and other transportation fuels from renewable resources in other ways. These include advanced biofuels companies using specific engineered enzymes that they have developed to convert cellulosic biomass, which is non-food plant material such as wood chips, corn stalks and sugarcane bagasse, into fermentable sugars and ultimately, renewable diesel and other fuels. Biodiesel companies convert vegetable oils and animal oils into diesel fuel and some are seeking to produce diesel and other transportation fuels using thermochemical methods to convert biomass into renewable fuels.

We believe the primary competitive factors in both the chemicals and fuels markets are product price, product performance, sustainability, availability of supply and compatibility of products with existing infrastructure.

The oil companies, large chemical companies and well-established agricultural products companies with whom we expect to compete are much larger than we are, have, in most cases, well-developed distribution systems and networks for their products, have valuable historical relationships with the potential customers we are seeking to serve and have much more extensive sales and marketing programs in place to promote their products. Some of our competitors may use their influence to impede the development and acceptance of our products. Our limited resources relative to many of our competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. In the nascent markets for renewable chemicals and fuels, it is difficult to predict which, if any, market entrants will be successful, and we may lose market share to competitors producing new or existing renewable products.

We expect to face competition for our nutrition and skin and personal care products from other companies in these fields, many of whom have greater resources and experience than we do. If we cannot compete effectively against these companies or their products, we may not be successful in selling our products or further growing our business.

We expect that our nutrition products will compete with providers in both the specialty and mass food ingredient markets. Many of these companies, such as Cargill, Incorporated, Monsanto Company,

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Syngenta AG and Roquette S.A., are larger than we are, have well-developed distribution systems and networks for their products and have valuable historical relationships with the potential customers and distributors we hope to serve. We may also compete with companies seeking to produce nutrition products based on renewable oils, including DSM Food Specialties and DuPont Nutrition & Health. Our success in the development of nutrition products will depend on our ability to effectively compete with established companies and successfully commercialize our products.

In the skin and personal care market, we expect to compete with established companies and brands with loyal customer followings. The market for skin and personal care products is characterized by strong established brands, loyal brand following and heavy brand marketing. We will compete with companies with well-known brands such as Kinerase®, Perricone MD®, and StriVectin®. These companies have greater sales and marketing resources than us. We will also compete in the mass consumer market. Some of our competitors in this market have well-known brands such as Meaningful Beauty® and Principal Secret® and have substantially greater sales and marketing resources than us. We have limited experience in the skin and personal care market. We will need to continue to devote substantial resources to the marketing of our products and there can be no assurance that we will be successful.

A decline in the price of petroleum and petroleum-based products, plant oils or other commodities may reduce demand for our products and may otherwise adversely affect our business.

We believe that some of the present and projected demand for renewable fuels results from relatively recent increases in the cost of petroleum and certain plant oils. We anticipate that most of our oils, and in particular those used to produce fuels, will be marketed as alternatives to corresponding products based on petroleum and plant oils. If the price of any of these oils falls, we may be unable to produce tailored oils or other products that are cost-effective alternatives to their petroleum or plant oil-based counterparts. Declining oil prices, or the perception of a future decline in oil prices, may adversely affect the prices we can obtain from our potential customers or prevent potential customers from entering into agreements with us to buy our products. During sustained periods of lower oil prices we may be unable to sell our products, which could materially and adversely affect our operating results.

Petroleum prices have been extremely volatile, and this volatility is expected to persist. Lower petroleum prices over extended periods of time may change the perceptions in government and the private sector that cheaper, more readily available energy alternatives should be developed and produced. If petroleum prices were to decline from present levels and remain at lower levels for extended periods of time, the demand for renewable fuels could be reduced, and our business and revenue may be harmed.

Prices of plant oils have also experienced significant volatility. If prices for oils such as palm kernel were to materially decrease in the future, there may be less demand for oil alternatives, which could reduce demand for our products and harm our business. The prices of commodities that serve as food ingredients have also been volatile. To the extent that the prices of these commodities decline and remain at lower levels for extended periods of time, the demand for our nutrition products may be reduced, and our ability to successfully compete in this market may be harmed.

Our information technology systems, processes and sites may suffer a significant breach or disruption that may adversely affect our ability to conduct our business.

Our information technology systems, some of which are dependent on services provided by third parties, provide critical data and services for internal and external users, including procurement and

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inventory management, transaction processing, financial, commercial and operational data, human resources management, legal and tax compliance information and other information and processes necessary to operate and manage our business. Our information technology and infrastructure may experience attacks by hackers, breaches or other failures or disruptions that could compromise our systems and the information stored there. While we have implemented security measures and disaster recovery plans designed to protect the security and continuity of our networks and critical systems, these measures may not adequately prevent adverse events such as breaches or failures from occurring or mitigate their severity if they do occur. If our information technology systems are breached, damaged or fail to function properly due to any number of causes, such as security breaches or cyber based attacks, systems implementation difficulties, catastrophic events or power outages, and our security, contingency or disaster recovery plans do not effectively mitigate these occurrences on a timely basis, we may experience a material disruption in our ability to manage our business operations. We may also be subject to legal claims or proceedings, liability under laws that protect the privacy of personal information, potential regulatory penalties and damage to our reputation. These impacts may adversely impact our business, results of operations and financial condition, as well as our competitive position.

Our facilities in California are located near an earthquake fault, and an earthquake or other natural disaster or resource shortage could disrupt our operations.

Important documents and records, such as hard copies of our laboratory books and records for our products and some of our manufacturing operations, are located in our corporate headquarters in South San Francisco, California, near active earthquake zones. In the event of a natural disaster, such as an earthquake, drought or flood, or localized extended outages of critical utilities or transportation systems, we do not have a formal business continuity or disaster recovery plan, and could therefore experience a significant business interruption. In addition, California from time to time has experienced shortages of water, electric power and natural gas. Future shortages and conservation measures could disrupt our operations and could result in additional expense. Although we maintain business interruption insurance coverage, we do not maintain earthquake or flood coverage.

Risks Related to Our Intellectual Property

Our competitive position depends on our ability to effectively obtain and enforce patents related to our products, manufacturing components and manufacturing processes. If we or our licensors fail to adequately protect this intellectual property, our ability and/or our partners’ ability to commercialize products could suffer.

Our success depends in part on our ability to obtain and maintain patent protection sufficient to prevent others from utilizing our manufacturing components, manufacturing processes or marketing our products, as well as to successfully defend and enforce our patents against infringement by others. In order to protect our products, manufacturing components and manufacturing processes from unauthorized use by third parties, we must hold patent rights that cover our products, manufacturing components and manufacturing processes.

The patent position of biotechnology and bio-industrial companies can be highly uncertain because obtaining and determining the scope of patent rights involves complex legal and factual questions. The standards applied by the U.S. Patent and Trademark Office and foreign patent offices in granting patents are not always applied uniformly or predictably. There is no uniform worldwide policy regarding patentable subject matter, the scope of claims allowable in biotechnology and bio-industrial patents, or the formal requirements to obtain such patents. Consequently, patents may not issue from our pending patent applications. Furthermore, in the process of seeking patent protection or even after a patent is granted, we could become subject to expensive and protracted proceedings,

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including patent interference, opposition, post-grant review and re-examination proceedings, which could invalidate or narrow the scope of our patent rights. As such, we do not know nor can we predict the scope and/or breadth of patent protection that we might obtain on our products and technology.

Changes either in patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property rights. In the U.S., depending on the decisions and actions taken by the U.S. Congress, the federal courts, and the U.S. Patent and Trademark Office, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future. In foreign jurisdictions, depending on the decisions and actions taken by the foreign government, the judicial system of the jurisdiction, and its patent office, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce our existing patents or patents that we might obtain in the future.

The America Invents Act (“AIA”), which was signed into law on September 16, 2011, brought a number of changes to the U.S. patent system and affects the way patents are prosecuted, challenged and litigated. Among the changes that went into effect September 16, 2012, one of the most significant involves the implementation of a reformed post-grant review system. Other changes, which went into effect on March 16, 2013, include the transition from a “first-to-invent” to “first-to-file” system that attempts to harmonize the U.S. with most of the world. Lack of precedential interpretation of the new provisions of the AIA through specific cases or through guidelines promulgated by the U.S. Patent and Trademark Office and the lack of binding precedent from the courts increase the uncertainty of the impact of the AIA. Together, these changes may increase the costs of prosecution and enforcement of U.S. patents. While it is currently unclear what impact these changes will have on the operation of our business, they may favor companies able to dedicate more resources to patent filings and challenges.

Risks associated with enforcing our intellectual property rights in the United States.

If we were to initiate legal proceedings against a third party to enforce a patent claiming one of our technologies, the defendant could counterclaim that our patent is invalid and/or unenforceable or assert that the patent does not cover its manufacturing processes, manufacturing components or products. Proving patent infringement may be difficult, especially where it is possible to manufacture a product by multiple processes or when a patented process is performed by multiple parties. Patent litigation is also costly, time-consuming and distracting to our management. Furthermore, in patent litigation in the United States or elsewhere, defendant counterclaims alleging both invalidity and unenforceability are commonplace. Although we believe that we have conducted our patent prosecution in accordance with the duty of candor and in good faith, the outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity of our patent rights, we cannot be certain, for example, that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would not be able to exclude others from practicing the inventions claimed therein. Such a loss of patent protection could have a material adverse effect on our business. Defendant counterclaims of antitrust or other anti-competitive conduct are also commonplace.

Even if our patent rights are found to be valid and enforceable, patent claims that survive litigation may not cover commercially viable products or prevent competitors from importing or marketing products similar to our own, or using manufacturing processes or manufacturing components similar to our own.

Although we believe we have obtained valid assignments of patent rights from all inventors, if an inventor did not adequately assign their patent rights to us, a third party could obtain a license to the patent from such inventor. This could preclude us from enforcing the patent against such third party.

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We may not be able to enforce our intellectual property rights throughout the world.

The laws of some foreign countries where we intend to produce and use our proprietary strains in collaboration with sugar mills or other feedstock suppliers do not protect intellectual property rights to the same extent as the laws of the United States. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, including Brazil and developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biotechnology and/or bio-industrial technologies. This could make it difficult for us to stop the infringement of our patents or misappropriation of our intellectual property rights in these countries. Proceedings to enforce our patent rights in certain foreign jurisdictions are unpredictable and could result in substantial costs and divert our efforts and attention from other aspects of our business. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate.

Third parties may misappropriate our proprietary strains, information, or trade secrets despite a contractual obligation not to do so.

Third parties (including joint venture, collaboration, development and feedstock partners and former partners, contract manufacturers, and other contractors and shipping agents) often have custody or control of our proprietary microbe strains. If our proprietary microbe strains were stolen, misappropriated or reverse engineered, they could be used by other parties who may be able to use our strains or reverse-engineered strains for their own commercial gain. It is difficult to prevent misappropriation or subsequent reverse engineering. In the event that our proprietary microbe strains are misappropriated, it could be difficult for us to challenge the misappropriation or prevent reverse engineering, especially in countries with limited legal and intellectual property protection.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of proprietary information and trade secrets.

In addition to patents, we rely on confidentiality agreements to protect our technical know-how and other proprietary information. Confidentiality agreements are used, for example, when we talk to potential strategic partners. In addition, each of our employees signed a confidentiality agreement upon joining our company. Nevertheless, there can be no guarantee that an employee or an outside party will not make an unauthorized disclosure or use of our proprietary confidential information. This might happen intentionally or inadvertently. It is possible that a competitor will make use of such information, and that our competitive position will be compromised, in spite of any legal action we might take against persons making such unauthorized disclosures.

We also keep as trade secrets certain technical and proprietary information where we do not believe patent protection is appropriate, desirable or obtainable. However, trade secrets are difficult to protect. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators, partners, former partners and other advisors may unintentionally or willfully disclose our trade secrets to competitors or otherwise use misappropriated trade secrets to compete with us. It can be expensive and time consuming to enforce a claim that a third party illegally obtained and is using our trade secrets. Furthermore, the outcome of such claims is unpredictable. In addition, courts outside the United States may be less willing to or may not protect trade secrets. Moreover, our competitors may independently design around our intellectual property or develop equivalent knowledge, methods and know-how without misappropriating or otherwise violating our trade secret rights. Where a third party independently designs around our intellectual property or develops equivalent knowledge, methods and know-how without misappropriating or otherwise violating our trade secret rights, they may be able to seek patent protection for such equivalent knowledge, methods and know-how. This could prohibit us from practicing our trade secrets.

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Claims by patent holders that our products or manufacturing processes infringe their patent rights could result in costly litigation or could require substantial time and money to resolve, whether or not we are successful, and an unfavorable outcome in these proceedings could have a material adverse effect on our business.

Our ability to commercialize our technology depends on our ability to develop, manufacture, market and sell our products without infringing the proprietary rights of patent holders or their authorized agents. An issued patent does not guarantee us the right to practice or utilize the patented inventions or commercialize the patented product. Third parties may have blocking patents that may prevent us from commercializing our patented products and utilizing our patented manufacturing components and manufacturing processes. In the event that we are made aware of blocking third party patents, we cannot be sure that licenses to the blocking third-party patents would be available or obtainable on terms favorable to us or at all.

Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, relate to (1) the production of bio-industrial products, including oils, chemicals and biofuels, and (2) the use of microalgae strains, such as microalgae strains containing genes to alter oil composition. As such, there could be existing valid patents that our manufacturing processes, manufacturing components, or products may inadvertently infringe. There could also be existing invalid or unenforceable patents that could nevertheless be asserted against us and would require expenditure of resources to defend. In addition, there are pending patent applications that are currently unpublished and therefore unknown to us that may later result in issued patents that are infringed by our products, manufacturing processes or other aspects of our business.

We may be exposed to future litigation based on claims that our products, manufacturing processes or manufacturing components infringe the intellectual property rights of others. There is inevitable uncertainty in any litigation, including patent litigation. Defending against claims of patent infringement is costly and time consuming, regardless of the outcome. Thus, even if we were to ultimately prevail, or to settle at an early stage of litigation, such litigation could burden us with substantial unanticipated costs. Some of our competitors are larger than we are and have substantially greater resources. These competitors are, therefore, likely to be able to sustain the costs of complex patent litigation longer than we could. In addition, the costs and uncertainty associated with patent litigation could have a material adverse effect on our ability to continue our internal research and development programs, in-license needed technology, or enter into strategic partnerships that would help us commercialize our technologies. In addition, litigation or threatened litigation could result in significant demands on the time and attention of our management team, distracting them from the pursuit of other company business.

If a party successfully asserts a patent or other intellectual property rights against us, we might be barred from using certain of our manufacturing processes or manufacturing components, or from developing and commercializing related products. Injunctions against using specified processes or components, or prohibitions against commercializing specified products, could be imposed by a court or by a settlement agreement between us and a third party. In addition, we may be required to pay substantial damage awards to the third party, including treble or enhanced damages if we are found to have willfully infringed the third party’s intellectual property rights. We may also be required to obtain a license from the third party in order to continue manufacturing and/or marketing the products that were found to infringe. It is possible that the necessary license will not be available to us on commercially acceptable terms, or at all. This could limit our ability to competitively commercialize some or all of our products.

During the course of any patent litigation, there could be public announcements of the results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or

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investors regard these announcements as negative, the perceived value of our products, technology or intellectual property could be diminished. Accordingly, the market price of our Common Stock may decline.

We have received government funding in connection with the development of certain of our proprietary technologies, which could negatively affect our intellectual property rights in such technologies.

Some of our proprietary technology was developed with U.S. federal government funding. When new technologies are developed with U.S. government funding, the government obtains certain rights in any resulting patents, including a nonexclusive license authorizing the government to use the invention for non-commercial purposes. These rights may permit the government to disclose our confidential information to third parties and to exercise “march-in” rights to use or allow third parties to use our patented technology. The government can exercise its march-in rights if it determines that action is necessary because we fail to achieve practical application of the U.S. government-funded technology, because action is necessary to alleviate health or safety needs, to meet requirements of federal regulations, or to give preference to U.S. industry. In addition, U.S. government-funded inventions must be reported to the government and U.S. government funding must be disclosed in any resulting patent applications. In addition, our rights in such inventions are subject to government license rights and foreign manufacturing restrictions. Any exercise by the government of such rights could harm our competitive position or impact our operating results.

In addition, some of our technology was funded by a grant from the State of California. Inventions funded by this grant may be subject to forfeiture if we do not seek to patent or practically apply them. Any such forfeiture could have a materially adverse effect on our business. For proprietary technology developed with funding from the State of California, certain confidential information may be disclosed to third parties by the State of California. Our rights in such inventions are subject to State of California license and march-in rights. Any exercise by the State of California of such rights could harm our competitive position or impact our operating results.

Risks Related to Our Finances and Capital Requirements

Our financial results could vary significantly from quarter to quarter and are difficult to predict.

Our revenues and results of operations could vary significantly from quarter to quarter because of a variety of factors, many of which are outside of our control. As a result, comparing our results of operations on a period-to-period basis may not be meaningful. Factors that could cause our quarterly results of operations to fluctuate include:

•	achievement, or failure to achieve, technology or product development milestones needed to allow us to enter target markets on a cost effective basis;

•	delays or greater than anticipated expenses associated with the completion of new manufacturing facilities, and the time to complete scale up of production following completion of a new manufacturing facility;

•	our capital requirements or capital requirements of our joint ventures;

•	our ability to effectively manage larger working capital positions as we increase commercial production and distribution of our products;

•	disruptions in the production process at any facility where we produce our products, including due to equipment failure or accidents;

•	the timing, size and mix of sales to customers for our products;

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•	increases in price or decreases in availability of feedstocks;

•	fluctuations in the price of, and demand for, products based on petroleum or other oils for which our products are alternatives;

•	the unavailability of contract manufacturing capacity altogether or at anticipated cost;

•	fluctuations in foreign currency exchange rates;

•	seasonal production and sale of our products;

•	the effects of competitive pricing pressures, including decreases in average selling prices of our products;

•	unanticipated expenses associated with changes in governmental regulations and environmental, health and safety requirements;

•	reductions or changes to existing fuel, chemical, nutrition or skin and personal care regulations and policies;

•	departure of key employees;

•	business interruptions, such as earthquakes and other natural disasters;

•	our ability to integrate businesses that we may acquire;

•	risks associated with the international aspects of our business; and

•	changes in general economic, industry and market conditions, both domestically and in foreign markets in which we operate.

Due to these factors and others the results of any quarterly or annual period may not meet our expectations or the expectations of our investors and may not be meaningful indications of our future performance.

We may require additional financing in the future and may not be able to obtain such financing on favorable terms, if at all, which could force us to delay, reduce or eliminate our research and development or commercialization activities.

To date, we have financed our operations primarily through our initial public offering, completed in June 2011, private placements of our equity and convertible debt securities, credit facilities, government grants and funding from strategic partners. In January 2013 we issued $125.0 million aggregate principal amount of convertible senior subordinated notes due 2018 (the “2018 Notes”). The 2018 Notes bear interest at a rate of 6.00% per year, payable in cash semi-annually. As of December 31, 2013, approximately $81.8 million aggregate principal amount of the 2018 Notes was outstanding. We entered into the HSBC facility that provides for a $35.0 million revolving facility for working capital and letters of credit. While we plan to enter into relationships with partners or collaborators for them to provide some portion or all of the capital needed to build production facilities, we may determine that it is more advantageous for us to provide some portion or all of the financing for new production facilities. Some of our previous funding has come from government grants; however, our future ability to obtain government grants is uncertain due to the competitive bid process and other factors.

In addition to the funds proposed to be raised through this offering of the Common Stock and the Concurrent Convertible Notes Offering, we may have to raise additional funds through public or private debt or equity financings to meet our capital requirements, including our portion of joint venture funding requirements. For example, although the Solazyme Bunge JV entered a loan agreement with BNDES for project financing funding to support the joint venture’s production facility in Brazil, including a

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portion of the construction costs of the facility, and has drawn on the funds, if we are unable to finalize the corporate guarantee documentation on acceptable terms, the Solazyme Bunge JV will be unable to draw down amounts under the loan in excess of amounts supported by bank guarantees and may have to seek additional financing. If the Solazyme Bunge JV is unable to secure additional financing, we will be required to fund our portion of the Solazyme Bunge JV’s capital requirements from existing sources or seek additional financing. In addition, our working capital requirements and the working capital requirements of the Solazyme Bunge JV are likely to increase as we and the Solazyme Bunge JV increase and begin production, respectively, due to an increase in inventory and the manufacture out-of-specification product during the ramp-up of commercial production. We may not be able to raise sufficient additional funds on terms that are favorable to us, if at all. If we fail to raise sufficient funds and continue to incur losses, our ability to fund our operations, take advantage of strategic opportunities, develop and commercialize products or technologies, or otherwise respond to competitive pressures could be significantly limited. If this happens, we may be forced to delay or terminate research and development programs or the commercialization of products resulting from our technologies, curtail or cease operations or obtain funds through collaborative and licensing arrangements that may require us to relinquish commercial rights, or grant licenses on terms that are not favorable to us. If adequate funds are not available, we will not be able to successfully execute our business plan or continue our business.

We have received government grant funding and entered contracts with government agencies, and may pursue government grant funding or contracts in the future. Our receipt of government funds through grants and contracts subjects us to additional regulatory oversight.

We have received government grants and have entered contracts with government agencies in the past. Activities funded by a government grant or pursuant to government contracts are subject to audits by government agencies. As part of an audit, these agencies may review our performance, cost structures and compliance with applicable laws, regulations and standards. Grant funds must be applied by us toward the research and development programs specified by the granting agency, rather than for all of our programs generally. If any of our grant-funded costs are found to be allocated improperly, the costs may not be reimbursed and any costs already reimbursed may have to be refunded. Accordingly, an audit could result in an adjustment to our revenues and results of operations. We are also subject to additional regulations based on our receipt of government grant funding and entry into government contracts. If we fail to comply with the requirements under our grants or contracts, we may face penalties or other negative consequences, and in such event we may not be awarded government funding or contracts in the future.

If we engage in any acquisitions, we will incur a variety of costs and may potentially face numerous risks that could adversely affect our business and operations.

If appropriate opportunities become available, we may seek to acquire additional businesses, assets, technologies or products to enhance our business. In connection with any acquisitions, we could issue additional equity or equity-linked securities such as the Notes, which would dilute our stockholders, incur substantial debt to fund the acquisitions, or assume significant liabilities.

Acquisitions involve numerous risks, including problems integrating the purchased operations, technologies or products, unanticipated costs and other liabilities, diversion of management’s attention from our core businesses, adverse effects on existing business relationships with current and/or prospective collaborators, customers and/or suppliers, risks associated with entering markets in which we have no or limited prior experience and potential loss of key employees. Acquisitions may also require us to record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges, incur amortization expenses related to certain intangible assets, and incur write offs and restructuring and other related expenses,

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any of which could harm our operating results and financial condition. If we fail in our integration efforts with respect to any of our acquisitions and are unable to efficiently operate as a combined organization, our business and financial condition may be adversely affected.

Raising additional funds may cause dilution to our stockholders or require us to relinquish valuable rights.

If we elect to raise additional funds through equity offerings or offerings of equity-linked securities, our stockholders would likely experience dilution. Debt financing, if available, may subject us to restrictive covenants that could limit our flexibility in conducting future business activities. For example, the HSBC facility contains financial covenants that, if breached, would require us to secure our obligations thereunder. To the extent that we raise additional funds through collaboration and licensing arrangements, it may be necessary for us to share a portion of the margin from the sale of our products. We may also be required to relinquish or license on unfavorable terms our rights to technologies or products that we otherwise would seek to develop or commercialize ourselves.

If we fail to maintain an effective system of internal controls, we might not be able to report our financial results accurately or prevent fraud; in that case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. In addition, Section 404 of the Sarbanes-Oxley Act of 2002 requires us and our independent registered public accounting firm to evaluate and report on our internal control over financial reporting, and have our chief executive officer and chief financial officer certify as to the accuracy and completeness of our financial reports. The process of implementing our internal controls and complying with Section 404 is expensive and time consuming, and requires significant attention from management. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future.

Our management has concluded that there are no material weaknesses in our internal controls over financial reporting as of December 31, 2013. However, there can be no assurance that our controls over financial processes and reporting will be effective in the future or that material weaknesses or significant deficiencies in our internal controls will not be discovered in the future. Because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our stock price.

Risks Relating to Securities Markets and Investment in Our Stock

The price of the Common Stock may be volatile. This volatility may affect the price of our Common Stock.

Stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our Common Stock. In addition, the average daily trading volume of the securities of small companies, particularly small technology companies, can be very low. Limited trading volume of our stock may contribute to its future volatility. Price declines in the Common Stock could result from general market and economic conditions and a variety of other factors, including any of the risk factors described in this prospectus.

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These broad market and industry factors may seriously harm the market price of the Common Stock, regardless of our operating performance. The market price of the Common Stock could also be affected by possible sales of the Common Stock by investors who view the Notes offered in our Concurrent Convertible Notes Offering as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving the Common Stock.

The sale or issuance by us of substantial amounts of our Common Stock following this offering could adversely impact the market price of the Common Stock.

As of December 31, 2013, we had 9,957,367 shares issuable upon the exercise of options outstanding under our equity incentive plans; 1,168 shares issuable upon vesting of restricted stock awards under our equity incentive plans; 1,871,907 shares issuable upon the vesting of restricted stock units under our equity incentive plans; 7,314,559 additional shares reserved for issuance under our equity incentive plans and our employee stock purchase plan; and 1,385,000 shares issuable under outstanding warrants. In addition, under our Collaboration Agreement with ADM, we have the right to deliver Common Stock for a portion of the annual amounts due under the agreement for use and operation of the Clinton Facility in lieu of cash.

In addition, our outstanding 2018 Notes are convertible at the option of the holders thereof into an aggregate of approximately 9.9 million shares of our Common Stock as of December 31, 2013 at an approximate conversion price of $8.26 per share, plus an additional cash amount equal to $83.33 per $1,000 principal amount of such notes for certain conversions occurring prior to November 1, 2016 that we may elect to settle in shares of our Common Stock. We may consider, from time to time following this offering, inducing holders to convert their notes by issuing them additional shares of our Common Stock in connection with an early conversion, in addition to the early conversion payment described above, if applicable.

We are also offering $100,000,000 aggregate principal amount of the Notes (or $115,000,000 aggregate principal amount if the underwriter in that offering exercises its over-allotment option in full) in our Concurrent Convertible Notes Offering pursuant to a separate prospectus. The Notes offered in our Concurrent Convertible Notes Offering will initially be convertible into an aggregate of                  million shares of Common Stock based on the initial conversion rate of                  shares per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $         per share), plus an additional cash amount equal to $83.33 per $1,000 principal amount of Notes for conversions occurring prior to January 1, 2018.

The sale or the availability for sale of a large number of shares of Common Stock in the public market could cause the price of the Common Stock to decline. In addition, the existence of the Notes or the 2018 Notes may encourage short selling by market participants because the conversion of the Notes or the 2018 Notes could be used to satisfy short positions, or anticipated conversion of the Notes or the 2018 Notes into shares of our Common Stock could depress the price of our Common Stock.

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Our certificate of incorporation, our bylaws and Delaware law contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of Delaware law (where we are incorporated), our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors. These provisions include:

•	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

•	requiring supermajority stockholder voting to effect certain amendments to our certificate of incorporation and bylaws;

•	eliminating the ability of stockholders to call special meetings of stockholders;

•	prohibiting stockholder action by written consent;

•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and

•	dividing our board of directors into three classes so that only one third of our directors will be up for election in any given year.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which, under certain circumstances, may make it more difficult for a person who would be an “interested stockholder,” as defined in Section 203, to effect various business combinations with us for a three-year period. Our certificate of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203. These provisions could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for the Common Stock, which, under certain circumstances, could reduce the market price of the Common Stock. See “Description of Capital Stock.”

Being a public company increases our expenses and administrative burden.

As a public company, we incur significant additional legal, accounting and other expenses. For example, as a public company, we have adopted internal and disclosure controls and procedures and bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under applicable securities laws.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the SEC and the NASDAQ-GS, create uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. We evaluate and monitor developments with respect to new and proposed rules and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws,

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regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and attract and retain qualified executive officers. If these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for the Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If securities or industry analysts do not continue coverage of our company, the market price for the Common Stock would be negatively impacted. If one or more of the analysts who cover us downgrade the Common Stock or publish inaccurate or unfavorable research about our business, the price of the Common Stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for Common Stock could decrease, which might cause the price of the Common Stock and its trading volume to decline.

We do not anticipate paying cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We do not anticipate paying cash dividends in the foreseeable future. As a result, only appreciation of the price of the Common Stock, which may never occur, would provide a return to you. Our HSBC facility also currently restricts our ability to pay cash dividends, and we may be subject to additional dividend restrictions under the terms of future indebtedness. Investors seeking cash dividends should not invest in the Common Stock.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay amounts due under our indebtedness.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We are offering $100 million aggregate principal amount of the Notes in a separate underwritten public offering (or $115 million if the underwriter of that offering exercises its over-allotment option in full). Our existing HSBC facility restricts our ability to incur additional indebtedness, including secured indebtedness, but if the facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $        million ($        million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We also expect that we will receive net proceeds from the Concurrent Convertible Notes Offering of $        (or $        if the underwriter in that offering exercises its over-allotment option in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us in that offering. Neither this offering nor the Concurrent Convertible Notes Offering are contingent on the other offering.

We intend to use the net proceeds of this offering and the Concurrent Convertible Notes Offering for capital expenditures, working capital and general corporate purposes.

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DIVIDEND POLICY

We have not declared or paid cash dividends on the Common Stock since inception, and our board of directors presently plans to use the cash generated from operations to reinvest in the business. Accordingly, it is anticipated that no cash dividends will be paid to holders of Common Stock in the foreseeable future. Our HSBC facility restricts our ability to pay cash dividends. We may also be subject to additional dividend restrictions under the terms of future indebtedness.

PRICE RANGE OF COMMON STOCK

The Common Stock is listed on the NASDAQ-GS under the symbol “SZYM.” The following table sets forth the high and low sales prices per share for the periods presented below as reported by the NASDAQ-GS. Such quotations represent inter dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2012:
First Quarter	$16.00	$10.16
Second Quarter	16.31	9.40
Third Quarter	14.34	10.92
Fourth Quarter	11.59	6.45
Year Ended December 31, 2013:
First Quarter	$9.49	$6.81
Second Quarter	$12.89	$7.15
Third Quarter	$13.09	$10.20
Fourth Quarter	$12.10	$8.00
Year Ending December 31, 2014:
First Quarter (through March 24, 2014)	$15.00	$9.32

The closing price of the Common Stock on March 24, 2014 was $13.21. We had 93 stockholders of record of the Common Stock as of March 18, 2014.

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CAPITALIZATION

The following table sets forth our cash, cash equivalents and marketable securities and capitalization as of December 31, 2013:

•	on an actual basis;

•	on an as adjusted basis to reflect the sale of the Common Stock (assuming no exercise of the underwriters’ option to purchase additional shares), after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and

•	on an as further adjusted basis to reflect the sale of $100,000,000 aggregate principal amount of the Notes in our Concurrent Convertible Notes Offering (assuming no exercise of the over-allotment option granted to the underwriter of that offering), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. See “Concurrent Convertible Notes Offering.”

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013.

	December 31, 2013
	Actual	As Adjusted	As Further Adjusted
	(in thousands, except share and per share amounts and footnotes)
Cash and cash equivalents	$54,977	$	$
Marketable securities	112,544

Total cash, cash equivalents and marketable securities	$167,521	$	$

Long-term debt and warrant liability:
% Convertible Senior Subordinated Notes due 2019(1)	$—	$	$
6.00% Convertible Senior Subordinated Notes due 2018(2)	83,083
Other long-term debt	10,374
Warrant liability	688

Total long-term debt and warrant liability	$94,145	$	$
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5,000,000 shares authorized; none issued, actual and adjusted	$—	$	$
Common Stock, par value $0.001 per share, 150,000,000 shares authorized; 68,744,534 shares issued and outstanding, actual; shares issued and outstanding, as adjusted and as further adjusted(3)	69
Additional paid-in capital	448,990
Accumulated other comprehensive loss	(3,794)
Accumulated deficit	(306,317)

Total stockholders’ equity	$138,948	$	$

Total capitalization	$233,093	$	$

(1)	Excludes the derivative liability and unamortized debt discount relating to the early conversion payment feature of the Notes.

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(2)	Includes derivative liability of $5.9 million and net unamortized debt discount of $4.6 million as of December 31, 2013. See Notes 2 and 11 of the consolidated financial statements from our Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	Excludes (i) 9,957,367 shares issuable upon the exercise of options outstanding as of December 31, 2013, having a weighted average exercise price of $8.72 per share, under our equity incentive plans, (ii) 1,168 shares of restricted stock subject to vesting under our equity incentive plans as of December 31, 2013, (iii) 1,871,507 shares issuable upon the vesting of restricted stock units under our equity incentive plans as of December 31, 2013, (iv) 7,314,559 additional shares reserved for issuance under our equity incentive plans and our employee stock purchase plan, (v) 1,385,000 shares issuable under outstanding warrants as of December 31, 2013 and (vi) the shares issuable upon conversion of the 2018 Notes (and any shares that we may determine to issue to induce holders of the 2018 Notes to convert their 2018 Notes) and the shares issuable upon conversion of the Notes offered in the Concurrent Convertible Notes Offering.

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CONCURRENT CONVERTIBLE NOTES OFFERING

Concurrently with this offering of our Common Stock, we are offering $100,000,000 aggregate principal amount of the Notes (or $115,000,000 aggregate principal amount if the underwriter in that offering exercises its over-allotment option in full) pursuant to a separate prospectus in an underwritten public offering. We expect to receive net proceeds from the Concurrent Convertible Notes Offering of approximately $        million (or $        million if the underwriter in that offering exercises its over-allotment option in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Any such sales of the Notes or any sales of our Common Stock issued upon conversion of the Notes in the public market may affect the price of our Common Stock. This offering is not contingent upon the Concurrent Convertible Notes Offering and the Concurrent Convertible Notes Offering is not contingent upon this Common Stock offering.

This description and the other information in this prospectus regarding the Concurrent Convertible Notes Offering is included in this prospectus solely for informational purposes. Nothing in this prospectus should be construed as an offer to sell, or the solicitation of an offer to buy, the Notes in such offering.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our amended and restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Certificate of Incorporation and Bylaws for the provisions that may be important to you.

Our authorized capital stock consists of 150,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share, issuable in one or more series designated by our board of directors. As of March 24, 2014, there were 69,859,318 shares of Common Stock and no shares of preferred stock outstanding.

Common Stock

Each holder of the Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Certificate of Incorporation and Bylaws, our stockholders will not have cumulative voting rights unless, at the time of an election, we are subject to Section 2115(b) of the California General Corporation Law. Accordingly, the holders of a majority of the shares of the Common Stock entitled to vote in any election of directors generally can elect all of the directors standing for election, if they so choose. We do not expect to be subject to Section 2115(b) of the California General Corporation Law unless our stock is delisted from the NASDAQ-GS.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of the Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, holders of the Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Holders of the Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions or restrictions on alienability applicable to the Common Stock, except that certain holders of the Common Stock have registration rights, as described more fully below. The rights, preferences and privileges of the holders of the Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. All of our outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Our Certificate of Incorporation provides our board of directors the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, preferences, privileges, qualifications, limitations or restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the

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Common Stock; and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of the Common Stock. There are currently no shares of preferred stock outstanding.

Warrants

We granted a warrant to purchase 1,000,000 shares of the Common Stock at an exercise price of $13.50 per share to Bunge Limited in connection with the joint venture agreement we entered into with Bunge Global Innovation, LLC in April 2012. In November 2012, we and Archer-Daniels-Midland Company (“ADM”), entered into a Strategic Collaboration Agreement, establishing a collaboration for the production of microalgae-based products at the ADM fermentation facility in Clinton, Iowa (the “Clinton Facility”). In March 2013, we issued a series of warrants to ADM for payment in stock, in lieu of cash, at our election, of future annual fees for use and operation of a portion of the Clinton Facility. In addition, we granted to ADM a warrant to purchase 500,000 shares of our Common Stock at an exercise price of $7.17 per share in January 2013, which vests in equal monthly installments over five years, commencing in November 2013.

Registration Rights

Certain holders of shares of Common Stock are entitled to rights with respect to the registration of these shares under the Securities Act. All of these rights are provided under the terms of our amended and restated investor rights agreement between us and the holders of these shares, and include demand registration rights, piggyback registration rights and Form S-3 registration rights, in each case as described below.

Demand Registration

At any time from 180 days following the effective date of our initial public offering to three years thereafter, subject to certain limitations, the holders of at least 50% of the shares having registration rights have the right to demand that we file up to two registration statements. The limitations that apply to such demand registrations include (1) the aggregate proceeds of such registration must be $5,000,000 or more, (2) the shares must not be immediately registrable on Form S-3, and (3) the demand cannot be made during the period that is 60 days prior to through 90 days after the effective date of a registration of our securities.

Piggyback Registration

At any time after the closing of our initial public offering, if we file a registration statement for a public offering of any of our securities solely for cash, other than a registration statement relating solely to our stock plans or a registration statement pursuant to a demand or Form S-3 registration, the holders of registration rights will have the right to include their shares in the registration statement. The underwriter of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, to an amount not below 25% of the total number of shares included in the registration statement.

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Form S-3 Registration

At any time that we are eligible to file a registration statement on Form S-3, the holders of at least 5% of the registrable securities may require us to file a Form S-3 registration statement. We are not obligated to file more than two Form S-3 registration statements in any twelve-month period or more than three Form S-3 registration statements in the aggregate. Furthermore, the aggregate offering proceeds of the requested Form S-3 registration, before deducting underwriting discounts and expenses, must be at least $1,000,000.

Other Obligations

These registration rights are subject to certain conditions and limitations, including the right of the underwriter of an offering to limit the number of shares of Common Stock to be included in the registration. We are generally required to bear the expenses of all registrations, except underwriting discounts and commissions. However, we will not be required to pay for any expenses of any demand or S-3 registration if the request is subsequently withdrawn by the holders who requested such registration unless the withdrawal is based on material adverse information about us different from that available at the time of the registration request or the holders of a majority of registrable securities forfeit their right to one requested demand registration (in which case the right is forfeited by all holders of the right). The investor rights agreement also contains our commitment to indemnify the holders of registration rights for losses attributable to statements, omissions or violation of the Securities Act or state securities laws incurred by us with registrations under the agreement.

Termination

The registration rights and our obligations terminate upon the earlier of either three years following the closing of our initial public offering, which closing occurred on June 2, 2011, or at such time after our initial public offering as to a given holder of registrable securities, when all such holder’s registrable securities constitute less than 1% of our outstanding Common Stock and may be sold pursuant to Rule 144 promulgated under the Securities Act.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder of our corporation unless:

•	prior to that date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by our board of directors and is authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

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Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws Provisions

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interest. Therefore, these provisions could adversely affect the market price of the Common Stock or any securities that reference the Common Stock. Among other things, our Certificate of Incorporation and Bylaws:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer, our president, our secretary or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

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•	provide that stockholders will be permitted to amend our bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of our then outstanding Common Stock, voting as a single class.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

NASDAQ Global Select Market Listing

The Common Stock is listed on the NASDAQ-GS under the symbol “SZYM.”

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DESCRIPTION OF OTHER MATERIAL INDEBTEDNESS

Revolving and Term Loan Credit Facility

Our HSBC facility provides for a $35.0 million revolving facility for working capital, letters of credit denominated in U.S. dollars or a foreign currency and other general corporate purposes. On March 26, 2013, we drew down approximately $10.4 million under the HSBC facility to repay the outstanding term loan plus accrued interest under the Silicon Valley Bank revolving and term loan facility. The HSBC facility is unsecured unless (i) we take action that could cause or permit obligations under the HSBC facility not to constitute senior debt (as defined in the indenture related to the Notes offered in our Concurrent Convertible Notes Offering to be dated as of the date of initial issuance of the Notes by and between us and Wells Fargo Bank, National Association, as trustee), (ii) we breach financial covenants that require us and our subsidiaries to maintain cash and unrestricted cash equivalents at all times of not less than $35.0 million plus one hundred ten percent of the aggregate dollar equivalent amount of outstanding advances and letters of credit under the HSBC facility, or (iii) there is a payment default under the HSBC facility or bankruptcy or insolvency events relating to us. The HSBC facility restricts our ability to pay cash dividends or redeem, retire or repurchase any shares of our capital stock, subject to limited exceptions. As of December 31, 2013, $10.4 million was outstanding under the HSBC facility and we were in compliance with all the financial covenants under the loan. A portion of the HSBC facility supports the bank guarantee issued to BNDES in May 2013. Therefore, $9.6 million of the HSBC facility remained available as of December 31, 2013.

The 2018 Notes

On January 24, 2013 we sold $125.0 million aggregate principal amount of the 2018 Notes, which amount includes the exercise in full of the over-allotment option granted to the initial purchaser of the 2018 Notes, in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The 2018 Notes bear interest at a fixed rate of 6.00% per year, payable semiannually in arrears on August 1 and February 1 of each year.

The 2018 Notes are convertible at the option of the holders at any time prior to the close of business on the scheduled trading day immediately preceding February 1, 2018 into shares of Common Stock at the then-applicable conversion rate. The conversion rate is initially 121.1240 shares of Common Stock per $1,000 principal amount of the 2018 Notes (equivalent to an initial conversion price of approximately $8.26 per share of Common Stock). With respect to any conversion prior to November 1, 2016 (other than conversions in connection with certain fundamental changes where we may be required to increase the conversion rate, as described in the 2018 Notes Indenture), in addition to the shares of Common Stock deliverable upon conversion, holders are entitled to receive an early conversion payment equal to $83.33 per $1,000 principal amount of 2018 Notes surrendered for conversion that may be settled, at the our election, in cash or in shares of Common Stock. We may consider, from time to time following this offering, inducing holders to convert their 2018 Notes by issuing them additional shares of our Common Stock in connection with an early conversion, in addition to the early conversion payment described above, if applicable.

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MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Common Stock by a beneficial owner that is a “Non-U.S. Holder,” other than a Non-U.S. Holder that owns, or has owned, actually or constructively, more than 5% of our Common Stock. A “Non-U.S. Holder” is a person or entity that, for U.S. federal income tax purposes, is a:

•	nonresident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

•	foreign corporation; or

•	foreign estate or trust.

A “Non-U.S. Holder” does not include a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of disposition of our Common Stock. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our Common Stock.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our Common Stock and partners in such partnerships are urged to consult their tax advisers as to particular U.S. federal income tax consequences to them of holding and disposing of our Common Stock.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation (including the Medicare contribution tax on net investment income) and estate taxation that may be relevant to a Non-U.S. Holder in light of its particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of our Common Stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Distributions

As discussed in the section captioned “Dividend Policy” above, we do not currently expect to make distributions on our Common Stock. In the event that we do make distributions of cash or other property, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce the Non-U.S. Holder’s basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of our Common Stock. Dividends paid to a Non-U.S. Holder of our Common Stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty (subject to the discussion below under “—Additional Withholding Rules”). In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an Internal Revenue Service Form W-8BEN certifying its entitlement to benefits under a treaty.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a U.S. person, except that the Non-U.S. Holder will generally be required to provide a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding tax. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Our Common Stock

Subject to the discussion below under “—Additional Withholding Rules,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other disposition of our Common Stock unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (subject to an applicable income tax treaty providing otherwise); or

•	we are or have been a United States real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our Common Stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale or other disposition of our Common Stock is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. person, subject to an applicable income tax treaty providing otherwise. Such Non-U.S. Holders are urged to consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of our Common Stock, including the possible imposition of a branch profits tax at a rate of 30% (or lower treaty rate).

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the Internal Revenue Service in connection with payments of dividends on our Common Stock. Pursuant to applicable income tax treaties or other agreements, the Internal Revenue Service may make these reports available to tax authorities in the Non-U.S. Holder’s country of residence. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S person, information returns may be filed with the Internal Revenue Service in connection with the proceeds from a sale or other disposition of our Common Stock and the Non-U.S. Holder may be subject to U.S. backup withholding on dividend payments on our Common Stock or on the proceeds from a sale or other disposition of our Common Stock. The Non-U.S. Holder’s provision of a properly completed Internal Revenue Service Form W-8BEN certifying its non-U.S. status will satisfy the certification requirements necessary to avoid backup withholding. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

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Additional Withholding Rules

Provisions commonly referred to as “FATCA” generally impose withholding at a rate of 30% on payments to certain foreign entities of dividends on and the gross proceeds of dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. This withholding will apply to payments of dividends on our Common Stock made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of our Common Stock made on or after January 1, 2017. Non-U.S. Holders should consult their tax advisers regarding the possible implications of FATCA on their investment in our Common Stock.

Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, our Common Stock will be treated as U.S. situs property subject to U.S. federal estate tax.

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UNDERWRITING

We and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the underwriters named below, intend to enter into an underwriting agreement with respect to the Common Stock. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, severally, the number of shares of Common Stock indicated below:

Name	Number of Shares
Goldman, Sachs & Co.
Morgan Stanley & Co. LLC

Total	5,000,000

The underwriting agreement will provide that the underwriters are committed to take and pay for all of the shares of Common Stock being offered, if any are taken, other than the Common Stock covered by the option described below unless and until this option is exercised. The initial public offering price is set forth on the cover page of this prospectus. Any shares of Common Stock sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price set forth on the cover of this prospectus. Any such securities dealers may resell any shares of Common Stock purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price set forth on the cover of this prospectus. If all the shares of Common Stock are not sold at the initial public offering price, the underwriter may change the offering price and the other selling terms. The offering of the Common Stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares described below.

Paid By Us

	No exercise	Full exercise
Per share	$	$
Total	$	$

We estimate that the expenses for this offering payable by us (other than discounts and commissions set forth in the table above) will be approximately $        .

Option to Purchase Additional Shares

The underwriters have an option to buy up to an additional 750,000 shares of Common Stock. The underwriters may exercise that option for 30 days from the date of this prospectus.

No Sale of Similar Securities

We and our directors and executive officers have agreed that, during the period beginning on the date hereof and continuing until the date 90 days after the date of this prospectus (the “restricted period”), and subject to limited exceptions, we will not (x) offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, any securities substantially similar to the Notes or the

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Common Stock or any securities convertible, exchangeable or exercisable for Common Stock or substantially similar securities or (y) in our case, file any registration statement with the SEC under the Securities Act or, in the case of our directors and executive officers, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock under the Securities Act, in each case, without the prior written consent of each of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC.

The restrictions described in the immediately preceding paragraph do not apply, with respect to our directors and executive officers, to, among other things:

•	transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of this offering and the Concurrent Convertible Notes Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

•	transfers of shares of Common Stock or any securities convertible into or exchangeable for Common Stock to an immediate family member or to a trust formed for estate planning purposes for an immediate family member, to a trust where the transferor is a beneficiary, as a bona fide gift, or to an affiliate, provided no filing under the Exchange Act is required or voluntarily made and the transferee, donee or distributee agree to similar restrictions as the transferor;

•	sales of shares of Common Stock or any securities convertible into Common Stock to cover tax withholding obligations in connection with the vesting of our restricted stock units awarded prior to the restricted period;

•	transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to us, pursuant to agreements under which we have the option to repurchase such shares, provided that such shares of Common Stock otherwise remain subject to these restrictions during the restricted period;

•	transfers of shares of Common Stock by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that such shares of Common Stock remain subject to the restricted period;

•	transfers of shares of Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction involving a change of control, provided that if the transaction is not completed, the Common Stock shall remain subject to the restricted period;

•	transfers of shares of Common Stock pursuant to a written trading plan meeting the requirements of the Exchange Act, provided that such written trading plan was adopted prior to the restricted period; and

•	the establishment of a written trading plan meeting the requirements of the Exchange Act, provided that such written trading plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such written trading plan is required or voluntarily made.

Under these restrictions, we may also issue (w) the Notes or shares of Common Stock upon conversion thereof pursuant to the Concurrent Convertible Notes Offering, (x) the shares of Common Stock to be sold in this offering, (y) securities pursuant to our existing equity incentive plans existing on, or upon the conversion, exercise or exchange of convertible or exchangeable securities, options or warrants outstanding as of the date of, this prospectus, or file registration statements on Form S-8 or (z) additional shares of Common Stock in excess of what would otherwise be deliverable upon conversion of the 2018 Notes to induce conversion by holders of such notes, provided that any such transaction is approved in advance by Goldman, Sachs & Co. and Morgan Stanley & Co. LLC. We may

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also issue or agree to issue shares (or any security convertible into or exercisable or exchangeable for shares) constituting up to 10% of the outstanding Common Stock as of December 31, 2013 in connection with joint ventures, commercial relationships or other strategic partnerships or collaborations, or mergers or acquisitions (irrespective of whether in the form of an acquisition of securities, businesses, properties, technologies or assets) or pursuant to an employee benefit plan assumed by us in connection with such merger or acquisition, provided that each such recipient of such shares agrees to be bound by restrictions on the sale of such shares in a written agreement substantially in the form approved by the underwriters. In addition, the restrictions shall not apply to the filing of any registration statement by us in connection with this offering of the Common Stock or the Concurrent Convertible Notes Offering (including any amendments or supplements thereto).

Concurrent Convertible Notes Offering

Concurrently with this offering, we are offering $100,000,000 aggregate principal amount of the Notes in a separate underwritten public offering (or $115,000,000 aggregate principal amount if the underwriter of that offering exercises its over-allotment option in full). Any such sales of the Notes or any sales of our Common Stock issued upon conversion of the Notes in the public market may affect the price of our Common Stock. The consummation of this offering of our Common Stock and the Concurrent Convertible Notes Offering are not contingent on each other.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares of Common Stock than is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the shares of Common Stock while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Foreign Jurisdictions

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of Common Stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Common Stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that they may, with effect from and including the Relevant Implementation Date, make an offer of Common Stock to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

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(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Common Stock to the public” in relation to any Common Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Stock to be offered so as to enable an investor to decide to purchase or subscribe the Common Stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriters have represented and agreed that:

(a)	they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of the Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom.

The Common Stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The Common Stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and the underwriters have agreed that they will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

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This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Common Stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Common Stock under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

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LEGAL MATTERS

Davis Polk & Wardwell LLP, Menlo Park, California will pass upon the validity of the shares of Common Stock for us. The underwriters have been represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements incorporated by reference in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Solazyme, Inc. and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings.

As permitted by SEC rules, this prospectus does not contain all the information that you can find in the registration statement of which this prospectus forms a part or the exhibits to that registration statement. The SEC allows us to “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the shares of Common Stock pursuant to this prospectus; provided, however, that nothing contained herein shall be deemed to incorporate information deemed furnished to, but not filed with, the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 14, 2014;

•	Current Report on Form 8-K filed with the SEC on January 9, 2014; and

•	The description of the Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 24, 2011, as updated by our Amended and Restated Certificate of Incorporation, filed with our Form 10-K/A filed with the SEC on April 27, 2012.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or telephoning:

Solazyme, Inc.

Attention: Investor Relations

225 Gateway Blvd.

South San Francisco, CA 94080

(650) 780-4777

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5,000,000 Shares

Common Stock

Prospectus

Goldman, Sachs & Co.	Morgan Stanley

                    , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All of such expenses are being borne by the registrant.

Amount to be Paid
Registration fee		*
FINRA Filing fee		$30,500
Printing and engraving expenses		**
Legal fees and expenses		**
Trustee’s and transfer agent’s fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Solazyme or any of its affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have an insurance policy covering our executive officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors and officers and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

		Previously Filed
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

1.1	Form of Underwriting Agreement (Common Stock)*

1.2	Form of Underwriting Agreement (Convertible Senior Subordinated Notes due 2019)*

3.1	Amended and Restated Certificate of Incorporation	10-K/A	001-35189	April 27, 2012	3.1

3.2	Amended and Restated Bylaws	10-K/A	001-35189	April 27, 2012	3.2

4.1	Third Amended and Restated Investors’ Rights Agreement dated May 19, 2010, by and among Solazyme, Inc. and certain holders of Preferred Stock	S-1	333-172790	March 11, 2011	4.2

4.2	Form of Indenture for Convertible Senior Subordinated Notes due 2019 (including Form of Note)					X

5.1	Opinion of Davis Polk & Wardwell LLP					X

Previously Filed
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

12.1	Statement of computation of Ratio of Earnings to Fixed Charges					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (found on signature page of the registration statement)					X

25.1	Statement of Eligibility on Form T-1 for Indenture for Convertible Senior Subordinated Notes due 2019 of Wells Fargo Bank, National Association					X

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 25, 2014.

SOLAZYME, INC.

By:	/s/ Tyler W. Painter
Name:	Tyler W. Painter
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan S. Wolfson, Tyler W. Painter, David C. Cole and Paul T. Quinlan, and each of them acting individually, as his attorney in fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan S. Wolfson	Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2014
Jonathan S. Wolfson

/s/ Tyler W. Painter	Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2014
Tyler W. Painter

/s/ Michael V. Arbige	Director	March 25, 2014
Michael V. Arbige

/s/ Ian T. Clark	Director	March 25, 2014
Ian T. Clark

/s/ David C. Cole	Director and President	March 25, 2014
David C. Cole

/s/ Jerry Fiddler	Chairman of the Board	March 25, 2014
Jerry Fiddler

/s/ Peter Kovacs	Director	March 25, 2014
Peter Kovacs

/s/ James R. Craigie	Director	March 25, 2014
James R. Craigie

	Director	March 25, 2014
Ann Mather

EXHIBIT INDEX

Previously Filed
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

1.1	Form of Underwriting Agreement (Common Stock)*

1.2	Form of Underwriting Agreement (Convertible Senior Subordinated Notes due 2019)*

3.1	Amended and Restated Certificate of Incorporation	10-K/A	001-35189	April 27, 2012	3.1

3.2	Amended and Restated Bylaws	10-K/A	001-35189	April 27, 2012	3.2

4.1	Third Amended and Restated Investors’ Rights Agreement dated May 19, 2010, by and among Solazyme, Inc. and certain holders of Preferred Stock	S-1	333-172790	March 11, 2011	4.2

4.2	Form of Indenture for Convertible Senior Subordinated Notes due 2019 (including Form of Note)					X

5.1	Opinion of Davis Polk & Wardwell LLP					X

12.1	Statement of computation of Ratio of Earnings to Fixed Charges					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (found on signature page of the registration statement)					X

25.1	Statement of Eligibility on Form T-1 for Indenture for Convertible Senior Subordinated Notes due 2019 of Wells Fargo Bank, National Association					X

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.